Exhibit 10.11

J.P.Morgan
CREDIT AGREEMENT
dated as of
November 4, 2011,
among
BZ INTERMEDIATE HOLDINGS LLC,
BOISE PAPER HOLDINGS, L.L.C.,
The LENDERS Party Hereto
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
___________________________
J.P. MORGAN SECURITIES LLC, COBANK, ACB, MERRILL LYNCH, PIERCE,
FENNER & SMITH, INCORPORATED and WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS
Page
ARTICLE I
Definitions
ARTICLE II
The Credits

i

ARTICLE III
Representations and Warranties
ARTICLE IV
Conditions

SECTION 4.01.	Effective Date	88
SECTION 4.02.	Each Credit Event	90
ARTICLE V
Affirmative Covenants

ARTICLE VI
Negative Covenants

ARTICLE VII
Events of Default

ARTICLE VIII
The Administrative Agent

ARTICLE IX
Miscellaneous

SCHEDULES:

Schedule 1.01	Existing Letters of Credit
Schedule 2.01	Commitments
Schedule 3.05	Mortgage Properties
Schedule 3.11	Subsidiaries and Joint Ventures
Schedule 3.12	Insurance
Schedule 6.01	Existing Indebtedness
Schedule 6.02	Existing Liens
Schedule 6.04	Existing Investments
Schedule 6.10	Existing Restrictions
Schedule 9.04(e)	Voting Participants
EXHIBITS:

Exhibit A	Form of Assignment and Assumption
Exhibit B	Form of Borrowing Request
Exhibit C	Form of Guarantee and Collateral Agreement
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Interest Election Request
Exhibit F	Form of Perfection Certificate
Exhibit G	Form of Supplemental Perfection Certificate
Exhibit H-1	Form of U.S. Tax Compliance Certificate for Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit H-2	Form of U.S. Tax Compliance Certificate for Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit H-3	Form of U.S. Tax Compliance Certificate for Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit H-4	Form of U.S. Tax Compliance Certificate for Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit I	Form of Intercompany Indebtedness Subordination Agreement

v

CREDIT AGREEMENT dated as of November 4, 2011, among BZ INTERMEDIATE HOLDINGS LLC, a Delaware limited liability company, BOISE PAPER HOLDINGS, L.L.C., a Delaware limited liability company, the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, shall bear interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus

(a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (calculated for Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP):

(i) consolidated interest expense for such period (including imputed interest expense in respect of Capital Lease Obligations, but net of total interest income);

(ii) consolidated income tax expense for such period;

(iii) all amounts attributable to depreciation and depletion for such period and amortization of intangible assets for such period;

(iv) any extraordinary losses for such period, all determined on a consolidated basis in accordance with GAAP;

(v) any noncash charges, expenses or losses for such period (including noncash compensation expense, noncash losses resulting from fluctuations in currency values and any goodwill and intangibles impairment charges, write-offs or write-downs, but excluding (A) any additions to bad debt reserves or bad debt expense, (B) any noncash charge or expense that results from the write-down or write-off of inventory, (C) any noncash charge or expense that results from the write-down or write-off of trade and other receivables or that is in respect of any other item that was included in Consolidated Net Income in a prior period and (D)

any noncash charge to the extent it represents an accrual of or a reserve for a cash expenditure in any future period);

(vi) nonrecurring fees and expenses for such period related to (A) any public or private offering of Equity Interests in Boise (to the extent reimbursed by Holdings and the Subsidiaries), (B) any issuance or incurrence of Indebtedness of Holdings or any Subsidiary or of Boise (to the extent reimbursed by Holdings or the Borrower), or any amendment or modifications to the terms of any Indebtedness of Holdings or any Subsidiary, (C) any Permitted Acquisition or other Investment or acquisition of assets by Holdings or any Subsidiary not in the ordinary course of business, in each case whether or not consummated;

(vii) any losses attributable to early extinguishment of Indebtedness or obligations under any Hedging Agreement;

(viii) any unrealized losses for such period attributable to the application of “mark to market” accounting in respect of Hedging Agreements;

(ix) the cumulative effect of any change in accounting principles; and

(x) any fees and expenses for such period (if incurred prior to September 30, 2012) relating to the Transactions, in an aggregate amount for all periods not to exceed $10,000,000; plus

(b) without duplication and to the extent not included in determining such Consolidated Net Income (or Consolidated Net Income for any prior period), the sum of (i) proceeds of business interruption insurance relating to operations of Holdings and the Subsidiaries actually received in cash by Holdings and the Subsidiaries during such period (or actually received in cash by Boise and contributed to the capital of Holdings in cash during such period) and (ii) indemnification and reimbursement payments actually received in cash by Holdings and the Subsidiaries during such period (or actually received by Boise in cash and contributed to the capital of Holdings in cash during such period) in respect of any expenses and charges covered by third-party indemnification or other reimbursement provisions in connection with any Permitted Acquisition or other Investment or any disposition of assets; minus

(c) without duplication and to the extent included in determining such Consolidated Net Income,

(i) any extraordinary gains for such period, all determined on a consolidated basis in accordance with GAAP;

(ii) any gains attributable to returned surplus assets of any pension plan;

(iii) any noncash items of income for such period (excluding any noncash items of income (A) in respect of which cash was received in a prior period or will be received in a future period or (B) that represents the reversal of any accrual made in a prior period for anticipated cash charges, but only to the extent such accrual reduced Adjusted Consolidated EBITDA for such prior period);

(iv) any gains attributable to the early extinguishment of Indebtedness or obligations under any Hedging Agreement;

(v) any noncash gains resulting from fluctuations in currency values;

(vi) any unrealized gains for such period attributable to the application of “mark to market” accounting in respect of Hedging Agreements; and

(vii) the cumulative effect of any change in accounting principles;

provided that Adjusted Consolidated EBITDA shall be calculated so as to exclude the effect of any gain or loss that represents after-tax gains or losses attributable to any sale, transfer or other disposition of assets by Holdings or any of its consolidated Subsidiaries, other than dispositions of inventory and other dispositions in the ordinary course of business. All amounts added back in computing Adjusted Consolidated EBITDA for any period pursuant to clause (a) or (b) above, and all amounts subtracted in computing Adjusted Consolidated EBITDA pursuant to clause (c) above, to the extent such amounts are, in the reasonable judgment of a Financial Officer of Holdings, attributable to any Subsidiary that is not wholly owned by Holdings shall be reduced by the portion thereof that is attributable to the noncontrolling interest in such Subsidiary. For purposes of calculating Adjusted Consolidated EBITDA for any period to determine the Senior Secured Leverage Ratio and the Total Leverage Ratio, if during such period Holdings, the Borrower or any other Subsidiary shall have consummated a Material Acquisition (other than the Tharco Acquisition) or a Material Disposition, Adjusted Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto in accordance with Section 1.04(b).

“Adjusted Consolidated Net Income” means, for any period, the Consolidated Net Income for such period, plus

(a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (calculated for Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP):

(i) any extraordinary losses for such period, all determined on a consolidated basis in accordance with GAAP;

(ii) any noncash charges, expenses or losses for such period (including noncash compensation expense, noncash losses resulting from fluctuations in currency values and any goodwill and intangibles impairment charges, write-offs or write-downs, but excluding (A) any additions to bad debt reserves or bad debt expense, (B) any noncash charge or expense that results from the write-down or write-off of inventory, (C) any noncash charge or expense that results from the write-down or write-off of trade and other receivables or that is in respect of any other item that was included in Consolidated Net Income in a prior period and (D)

any noncash charge to the extent it represents an accrual of or a reserve for a cash expenditure in any future period);

(iii) any losses attributable to early extinguishment of Indebtedness or obligations under any Hedging Agreement;

(iv) any unrealized losses for such period attributable to the application of “mark to market” accounting in respect of Hedging Agreements; and

(v) the cumulative effect of any change in accounting principles; plus

(b) without duplication and to the extent not included in determining such Consolidated Net Income (or Consolidated Net Income for any prior period), the sum of (i) proceeds of business interruption insurance relating to operations of Holdings and the Subsidiaries actually received in cash by Holdings and the Subsidiaries during such period (or actually received in cash by Boise and contributed to the capital of Holdings in cash during such period) and (ii) indemnification and reimbursement payments actually received in cash by Holdings and the Subsidiaries during such period (or actually received by Boise in cash and contributed to the capital of Holdings in cash during such period) in respect of any expenses and charges covered by third-party indemnification or other reimbursement provisions in connection with any Permitted Acquisition or other Investment or any disposition of assets; minus

(c) without duplication and to the extent included in determining such Consolidated Net Income, the sum of:

(i) any extraordinary gains for such period, all determined on a consolidated basis in accordance with GAAP;

(ii) any gains attributable to returned surplus assets of any pension plan;

(iii) any noncash items of income for such period (including noncash gains resulting from fluctuations in currency values, but excluding any noncash items of income in respect of which cash was received in a prior period or will be received in a future period);

(iv) any gains attributable to the early extinguishment of Indebtedness or obligations under any Hedging Agreement;

(v) any unrealized gains for such period attributable to the application of “mark to market” accounting in respect of Hedging Agreements; and

(vi) the cumulative effect of any change in accounting principles;

provided further that Adjusted Consolidated Net Income shall be calculated so as to exclude the effect of any gain or loss that represents after-tax gains or losses attributable to any sale, transfer or other disposition of assets by Holdings or any of its consolidated Subsidiaries, other than dispositions of inventory and other dispositions in the ordinary course of business. All amounts added back in computing Adjusted Consolidated Net Income for any period pursuant to clause (a) or (b) above, and all amounts subtracted in computing Adjusted Consolidated Net Income pursuant to clause (c) above, to the extent such amounts are, in the reasonable judgment of a Financial Officer of Holdings, attributable to any Subsidiary that is not wholly owned by Holdings shall be reduced by the portion thereof that is attributable to the noncontrolling interest in such Subsidiary.

“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Revolving Commitment” means the sum of the Revolving Commitments of all the Revolving Lenders.

“Aggregate Revolving Exposure” means the sum of the Revolving Exposures of all the Revolving Lenders.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1.00% per annum and (c) the Adjusted LIBO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in dollars with a maturity of one month plus 1.00% per annum. For purposes of clause (c) above, the Adjusted LIBO Rate on any day shall be based on the rate per annum appearing on the Reuters “LIBOR01” screen displaying British Bankers' Association Interest Settlement Rates (or on any successor or substitute screen provided by Reuters, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such screen, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, on such day for deposits in dollars with a maturity of one month. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate.

“Applicable Percentage” means, at any time, with respect to any Revolving Lender, the percentage of the Aggregate Revolving Commitment represented by such Lender's Revolving Commitment at such time. If all the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

“Applicable Rate” means, for any day, (a) with respect to any ABR Loan (including any Swingline Loan) or Eurocurrency Loan that is a Revolving Loan or a Tranche A Term Loan, or with respect to the commitment fees payable hereunder, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurocurrency Spread” or “Commitment Fee Rate”, as the case may be, based upon the Total Leverage Ratio as of the end of the fiscal quarter of Holdings for which consolidated financial statements have theretofore been most recently delivered pursuant to Section 5.01(a) or 5.01(b) and (b) with respect to any Incremental Term Loan of any Series, the rate per annum specified in the Incremental Facility Agreement establishing the Incremental Term Commitments of such Series; provided that, for purposes of clause (a), until the date of the delivery of the consolidated financial statements pursuant to Section 5.01(a) or 5.01(b) as of and for the fiscal quarter ended December 31, 2011, the Applicable Rate shall be based on the rates per annum set forth in Level II:

Level	Total Leverage Ratio	ABR Spread	Eurocurrency Spread	Commitment Fee Rate

I	Less than 2.00 to 1.00	0.75%	1.75%	0.35%
II	Greater than or equal to 2.00 to 1.00, but less than 3.00 to 1.00	1.00%	2.00%	0.35%
III	Greater than or equal to 3.00 to 1.00	1.25%	2.25%	0.50%

For purposes of the foregoing, each change in the Applicable Rate resulting from a change in the Total Leverage Ratio shall be effective during the period commencing on and including the Business Day following the date of delivery to the Administrative Agent pursuant to Section 5.01(a) or 5.01(b) of the consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change. Notwithstanding the foregoing, the Applicable Rate shall be based on the rates per annum set forth in Level III if Holdings and the Borrower fail to deliver the consolidated financial statements required to be delivered pursuant to Section 5.01(a) or 5.01(b) or any Compliance Certificate required to be delivered pursuant hereto, in each case within the time periods specified herein for such delivery, during the period commencing on and including the day of the occurrence of a Default resulting from such failure and until the delivery thereof.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means each of J.P. Morgan Securities LLC, CoBank, ACB, Merrill Lynch, Pierce, Fenner & Smith, Incorporated and Wells Fargo Securities, LLC, in its capacity as a joint lead arranger and joint bookrunner for the credit facilities provided for herein.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, with the consent of any Person whose consent is required by Section 9.04, and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Available Amount” means, as of any date:

(a) $200,000,000; plus (but only to the extent the amount in clause (b) below as of such date is positive);

(b) the sum, for each fiscal quarter commencing on and after July 1, 2011, for which the financial statements shall have been delivered in accordance with Section 5.01(a) or 5.01(b), of (i) 50% of the Adjusted Consolidated Net Income for such fiscal quarter, if the Adjusted Consolidated Net Income for such fiscal quarter is positive and (ii) 100% of the Adjusted Consolidated Net Income for such fiscal quarter, if the Adjusted Consolidated Net Income for such fiscal quarter is negative; plus

(c) 100% of the aggregate amount of contributions to the capital of Holdings made by Boise in cash after the Effective Date with the net proceeds of the issuance and sale of Equity Interests in Boise (other than (i) any issuance of Equity Interests to Holdings, the Borrower or any other Subsidiary and (ii) any issuance of Equity Interests under any employee stock option or stock purchase plan or other employee benefit plan); minus

(d) the portion of the Available Amount previously utilized pursuant to Section 6.04(q), 6.08(a)(viii) or 6.08(b)(iv); plus

(e) any portion of any Investment made in reliance on Section 6.04(q) that has been repaid to or recovered by the investor in cash as a repayment or recovery of principal or a return of capital.

“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such

Person by a Governmental Authority; provided, however, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any agreements made by such Person.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Boise” means Boise Inc., a Delaware corporation.

“Boise Collateral Condition” shall be satisfied, with respect to Boise or any of its subsidiaries (other than Holdings and the Subsidiaries), if (but only for so long as) Boise or such subsidiary shall have created a Lien on any of its assets to secure any Indebtedness for borrowed money of Holdings or any Subsidiary having a principal amount in excess of $5,000,000 individually or in the aggregate.

“Boise Guarantee Condition” shall be satisfied, with respect to Boise or any of its subsidiaries (other than Holdings and the Subsidiaries), if (but only for so long as) Boise or such subsidiary shall have Guaranteed any Indebtedness for borrowed money of Holdings or any Subsidiary having a principal amount in excess of $5,000,000 individually or in the aggregate.

“Borrower” means Boise Paper Holdings, L.L.C., a Delaware limited liability company.

“Borrowing” means (a) Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 or 2.04, as applicable, which shall be, in the case of any such written request, in the form of Exhibit B or, at the request or with the consent of the Borrower, any other form approved by the Administrative Agent.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Lease Obligations” of any Person means, subject to Section 1.04(a), the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP, and the final maturity of such obligations shall be the date of the last payment of such amounts due under such lease (or other arrangement) prior to the first date on which such lease (or other arrangement) may be terminated by the lessee without payment of a premium or a penalty. For purposes of Section 6.02, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“CFC” means (a) each Person that is a “controlled foreign corporation” within the meaning of Section 957(a) of the Code with respect to which Boise or any of its subsidiaries is a “United States shareholder” within the meaning of Section 951(b) of the Code, (b) each subsidiary of each Person described in clause (a) above, (c) each Subsidiary substantially all of the assets of which consist, directly or indirectly, of Persons described in clause (a) above, (d) each Subsidiary that (i) is disregarded as an entity separate from its owner for U.S. Federal income tax purposes and (ii) owns more than 65% of the voting Equity Interests of a Person described in clause (a) above or a Subsidiary described in clause (c) above and (e) each Subsidiary that (i) is disregarded as an entity separate from its owner for U.S. Federal income tax purposes and (ii) the assets of which are treated for U.S. Federal income tax purposes as owned directly by a Person described in clause (a) or (b) above.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person other than Boise, or a direct or indirect wholly owned subsidiary of Boise, of any Equity Interest in Holdings; (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person other than Holdings of any Equity Interests in the Borrower; (c) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder) of Equity Interests in Boise representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in Boise; (d) persons who were (i) directors of Boise on the date hereof, (ii) nominated by the board of directors of Boise or (iii) appointed by directors who were directors of Boise on the date hereof or were nominated as provided in clause (ii) above ceasing to occupy a majority of the seats (excluding vacant seats) on the board of directors of Boise; or (e) the occurrence of a “Change of Control” as defined in the definitive documentation evidencing or governing the Existing Notes or any “change in control” (or similar event, however denominated) with respect to Boise, Holdings or the Borrower under and as defined in any indenture or other agreement or instrument evidencing, governing the rights of the holders of or otherwise relating to any Material Indebtedness (other than any Material Indebtedness in the form of Capital Lease Obligations or under Hedging Agreements) of Holdings, the Borrower or any other Subsidiary. For purposes of clauses (a) and (b) above, any acquisition of ownership of Equity Interests in Boise that does not create a Change in Control under the other clauses of this definition shall not be deemed to create a Change in Control under clause (a) or (b) above so long as no Person other than Boise, or its wholly owned subsidiaries, or Holdings, respectively, shall own of record any Equity Interests in Holdings or the Borrower, respectively.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any rule, regulation, treaty or other law, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Charges” has the meaning assigned to such term in Section 9.13.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Tranche A Term Loans, Incremental Term Loans of any Series, Revolving Loans or Swingline Loans, (b) any Commitment, refers to whether such Commitment is a Tranche A Term Commitment, an Incremental Term Commitment of any Series or a Revolving Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class. Additional Classes of Loans, Borrowings, Commitments and Lenders may be established pursuant to Sections 2.22 and 2.23.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are granted pursuant to the Security Documents as security for the Secured Obligations.

“Collateral Agreement” means a Guarantee and Collateral Agreement among Holdings, the Borrower, the other Loan Parties and the Administrative Agent, substantially in the form of Exhibit C, together with all supplements thereto.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Administrative Agent shall have received from Holdings, the Borrower and each other Designated Subsidiary either (i) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Person or (ii) in the case of any Person that becomes a Designated Subsidiary after the Effective Date, a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Person, together with documents and opinions of the type referred to in paragraphs (b) and (c) of Section 4.01 with respect to such Designated Subsidiary;

(b) all Equity Interests in any Subsidiary (other than Louisiana Timber Procurement) directly owned by any Loan Party shall have been pledged pursuant to the Collateral Agreement and, in the case of Equity Interests in any Foreign Subsidiary, where the Administrative Agent so requests in connection with the pledge of such Equity Interests, a Foreign Pledge Agreement (provided that the Loan Parties shall not be required to pledge more than 65% of the outstanding voting Equity Interests in any CFC), and the Administrative Agent shall, to the extent required by the Collateral Agreement, have received certificates or other instruments representing all such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c) (i) all Indebtedness for borrowed money of Holdings, the Borrower and each other Subsidiary and (ii) all Indebtedness for borrowed money of any other Person in a principal amount of $2,000,000 or more that, in each case, is owing to any Loan Party shall be evidenced by a promissory note and shall have been pledged pursuant to the Collateral Agreement, and the Administrative Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;

(d) all documents and instruments, including Uniform Commercial Code financing statements, required by applicable law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording;

(e) the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance (or pro forma therefor) issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid and enforceable first Lien on the Mortgaged Property described therein, free of any other Liens except as permitted under Section 6.02, together with such customary lender endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request, (iii) if any Mortgaged Property is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, evidence of such flood insurance as may be required under applicable law, including Regulation H of the Board of Governors, and (iv) such surveys, abstracts, appraisals, legal opinions and other documents as the Administrative Agent may reasonably request with respect to any such Mortgage or Mortgaged Property;

(f) the Administrative Agent shall have received a counterpart, duly executed and delivered by the applicable Loan Party and the applicable depositary bank or securities intermediary, as the case may be, of a Control Agreement with respect to (i) each deposit account maintained by any Loan Party with any depositary bank, other than any Excluded Deposit Account, and (ii) each securities account maintained by any Loan Party with any securities intermediary, other than any Excluded Securities Account;

(g) each Loan Party shall have used commercially reasonable efforts to obtain all warehouseman and bailee acknowledgments required to be obtained by it pursuant to the Collateral Agreement and all other consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder;

(h) if the Boise Guarantee Condition shall have been satisfied with respect to Boise or any of its subsidiaries (other than Holdings and the Subsidiaries), (i) Boise or such subsidiary, as the case may be, shall have delivered to the Administrative Agent a guarantee agreement (or a supplement thereto), reasonably satisfactory to the Administrative Agent, pursuant to which Boise or such subsidiary shall have guaranteed the Secured Obligations until the Boise Guarantee Condition ceases to be satisfied with respect to such Person, on terms otherwise substantially identical to the terms of the guarantees provided for in the Collateral Agreement and (ii) in the event that, at any time while the guarantee referred to in clause (i) is in effect, Boise or such subsidiary, as the case may be, shall have outstanding any Subordinated Indebtedness, Boise or such subsidiary shall take all such actions as shall be necessary to cause the Loan Document Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent on behalf of the Lenders to have and exercise any payment blockage or other remedies available to holders of senior indebtedness under the terms of such Subordinated Indebtedness; and

(i) if the Boise Collateral Condition shall have been satisfied with respect to Boise or any of its subsidiaries (other than Holdings and the Subsidiaries), Boise or such subsidiary, as the case may be, shall have granted to the Administrative Agent, for the benefit of the Secured Parties, an equal and ratable lien on the assets with respect to which the Boise Collateral Condition shall have been satisfied until the Boise Collateral Condition ceases to be satisfied with respect to such assets, pursuant to documentation reasonably satisfactory to the Administrative Agent.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) the foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets of the Loan Parties (or, if applicable, Boise and its other subsidiaries), or the provision of Guarantees by any Subsidiary (or, if applicable, Boise and its other subsidiaries), or the delivery of any Foreign Pledge Agreement, if, and for so long as the Administrative Agent, in consultation with the Borrower, determines that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance, legal opinions or other deliverables in respect of such assets, or providing such Guarantees (taking into account any adverse tax consequences to Holdings and its Affiliates (including the imposition of withholding or other material taxes)), shall be excessive in view of the benefits to be obtained by the Lenders therefrom and (b) Liens required to be granted from time to time pursuant to the “Collateral and Guarantee Requirement” shall be subject to exceptions and limitations expressly set forth in the Security Documents. The Administrative Agent may grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Subsidiary (or, if applicable, Boise and its other subsidiaries) (including extensions beyond the Effective Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Effective Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents.

“Collateralized Letter of Credit” means a Letter of Credit that has been irrevocably cash collateralized by the Borrower pursuant to arrangements satisfactory to the Issuing Bank that issued such Letter of Credit.

“Commitment” means a Revolving Commitment, a Tranche A Term Commitment, an Incremental Term Commitment of any Series or any combination thereof (as the context requires).

“Commitment Letter” means the Commitment Letter dated October 11, 2011, among JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC, Boise and the Borrower.

“Compliance Certificate” means a Compliance Certificate in the form of Exhibit D or, at the request of the Borrower, any other form approved by the Administrative Agent.

“Confidential Information Memorandum” means the Confidential Information Memorandum dated October 2011, relating to the credit facilities provided for herein.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Cash Interest Expense” means, for any period the excess of (a) the sum, without duplication, of (i) the interest expense (including imputed interest expense in respect of Capital Lease Obligations), net of interest income, of Holdings and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) any interest or other financing costs becoming payable during such period in respect of Indebtedness of Holdings or its consolidated Subsidiaries to the extent such interest or other financing costs shall have been capitalized rather than included in consolidated interest expense for such period in accordance with GAAP and

(iii) any cash payments made during such period in respect of obligations referred to in clause (b)(ii) below that were amortized or accrued in a previous period, minus (b) without duplication and to the extent included in such consolidated interest expense for such period, the sum of (i) noncash amounts attributable to amortization or write-off of capitalized interest or other financing costs paid in a previous period and (ii) noncash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period.

“Consolidated Net Income” means, for any period, the net income or loss of Holdings and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication (a) the income of any Person (other than Holdings) that is not a consolidated Subsidiary except to the extent of the amount of cash dividends or similar cash distributions actually paid by such Person to Holdings, the Borrower or, subject to clauses (b) and (c) below, any other consolidated Subsidiary during such period, (b) the income of, and any amounts referred to in clause (a) above paid to, any consolidated Subsidiary (other than the Borrower or any other Subsidiary Loan Party) to the extent that, on the date of determination, the declaration or payment of cash dividends or similar cash distributions by such Subsidiary is not permitted without any prior approval of any Governmental Authority that has not been obtained or is not permitted by the operation of the terms of the organizational documents of such Subsidiary, any agreement or other instrument binding upon Holdings or any Subsidiary or any law applicable to Holdings or any Subsidiary, unless such restrictions with respect to the payment of cash dividends and other similar cash distributions has been legally and effectively waived; and (c) the income or loss of, and any amounts referred to in clause (a) above paid to, any consolidated Subsidiary that is not wholly owned by Holdings to the extent such income or loss or such amounts are attributable to the noncontrolling interest in such consolidated Subsidiary.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” means, with respect to any deposit account or securities account maintained by any Loan Party, a control agreement in form and substance reasonably satisfactory to the Administrative Agent, duly executed and delivered by such Loan Party and the depositary bank or the securities intermediary, as the case may be, with which such account is maintained.

“Credit Party” means the Administrative Agent, each Issuing Bank, the Swingline Lender and each other Lender.

“Default” means any event or condition that constitutes, or upon notice, lapse of time or both would constitute, an Event of Default.

“Defaulting Lender” means any Revolving Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans, (ii) to fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) to pay to the Administrative Agent, any Issuing Bank or the Swingline Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender's good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified Holdings, the Borrower or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender's good-faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Default) to funding a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after written request by the Administrative Agent, any Issuing Bank or the Swingline Lender made in good faith to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such receipt by the Administrative Agent, such Issuing Bank or the Swingline Lender of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.

“Designated Subsidiary” means (a) the Borrower and (b) each other Subsidiary other than (i) any Subsidiary that is a CFC, (ii) any Subsidiary that (A) does not conduct any business operations, (B) has assets with a total book value of $1,000,000 or less and (C) does not have any Indebtedness outstanding and (iii) Louisiana Timber Procurement. The term “Designated Subsidiary” shall include any Subsidiary designated as such pursuant to Section 5.03(b).

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(a) matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(b) is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or

(c) is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by Holdings or any Subsidiary, in whole or in part, at the option of the holder thereof;

in each case, on or prior to the date 180 days after the latest Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the date hereof, the date hereof); provided, however, that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale” or a “change of control” (or similar event, however denominated) shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full of all the Loans and all other Loan Document Obligations that are accrued and payable, the cancellation or expiration of all Letters of Credit and the termination or expiration of the Commitments or could, at the option of the issuer of such Equity Interest, be avoided through a repayment or prepayment of the Loans or investments in assets of Holdings and the Subsidiaries and (ii) an Equity Interest in any Person that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by such Person or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee's termination, death or disability.

“Documentation Agents” means each of CoBank, ACB and Wells Fargo Bank, National Association, in its capacity as documentation agent for the credit facilities provided for herein.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, (i) a natural person, (ii) Boise, Holdings, the Borrower, any other Subsidiary or any other Affiliate of Holdings or (iii) any competitor of Boise that is set forth on a competitor list previously delivered to the Administrative Agent (and which the Administrative Agent made available to the Lenders on or prior to the Effective Date).

“Environmental Laws” means all rules, regulations, codes, ordinances, judgments, orders, decrees, permits, injunctions and other laws issued or promulgated by any Governmental Authority and relating in any way to the environment, to preservation or reclamation of natural resources, to the protection of endangered species, to the management, Release or threatened Release of any hazardous or toxic material or, as relates to the exposure to hazardous or toxic materials, health or safety matters.

“Environmental Liability” means any liability, obligation, loss, claim, action, order, fine, penalty or cost, contingent or otherwise (including natural resource damages, costs of environmental remediation and indemnities), resulting from, arising out of or based upon (a) non-compliance with of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests, beneficial interests or other ownership interests, whether voting or nonvoting, in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing (other than, prior to the date of such conversion, Indebtedness that is convertible into any such Equity Interests).

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Holdings or any Subsidiary, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or 414(o) of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30‑day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (e) the incurrence by Holdings, any Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan, (f) the receipt by Holdings, any Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the incurrence by Holdings, any Subsidiary or any ERISA Affiliate of any Withdrawal Liability, or (h) the receipt by Holdings, any Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Holdings, any Subsidiary or any ERISA Affiliate of any notice, providing for the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or in endangered or critical status, within the meaning of Section 305 of ERISA.

“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, shall bear interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning set forth in Article VII.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Excluded Deposit Accounts” means (a) any deposit account the funds in which are used solely for the payment of salaries and wages, workers' compensation and similar expenses (including payroll taxes) in the ordinary course of business, (b) any deposit account that is a zero-balance disbursement account, (c) any deposit account the funds in which consist solely of (i) funds held by Holdings or any Subsidiary in trust for any director, officer or employee of Holdings or any Subsidiary or any employee benefit plan maintained by Holdings or any Subsidiary or (ii) funds representing deferred compensation for the directors and employees of Holdings and the Subsidiaries, (d) any deposit account the funds in which consist solely of cash earnest money deposits or funds deposited under escrow or similar arrangements in connection with any letter of intent or purchase agreement for a Permitted Acquisition or any other transaction permitted hereunder and (e) deposit accounts the aggregate daily balance in which does not at any time exceed $1,000,000 for all such accounts.

“Excluded Securities Accounts” means any securities account the securities entitlements in which consist solely of (a) securities entitlements held by Holdings or any Subsidiary in trust for any director, officer or employee of Holdings or any Subsidiary or any employee benefit plan maintained by Holdings or any Subsidiary or (b) securities entitlements representing deferred compensation for the directors and employees of Holdings and the Subsidiaries.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such

Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient's failure to comply with Section 2.17(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means the Credit and Guaranty Agreement dated as of February 22, 2008, as heretofore amended, by and among the Borrower, Holdings, certain subsidiaries of the Borrower, the lenders party thereto and Goldman Sachs Credit Partners L.P., as administrative agent.

“Existing Letter of Credit” means each letter of credit previously issued for the account of the Borrower that (a) is outstanding on the Effective Date and (b) is listed on Schedule 1.01.

“Existing Notes” means (a) 8% Senior Notes due 2020 issued by the Borrower and Boise Co-Issuer Company, a Delaware corporation, pursuant to the Indenture dated as of March 19, 2010, and (b) 9% Senior Notes due 2017 issued by the Borrower and Boise Finance Company, a Delaware corporation, pursuant to the Indenture dated as of October 26, 2009.

“Extending Lender” has the meaning set forth in Section 2.22(a).

“Extension Agreement” means an Extension Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among Holdings, the Borrower, the Administrative Agent and one or more Extending Lenders, effecting an Extension Permitted Amendment and such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.22.

“Extension Offer” has the meaning set forth in Section 2.22(a).

“Extension Permitted Amendment” means an amendment to this Agreement and the other Loan Documents, effected in connection with an Extension Offer pursuant to Section 2.22, providing for an extension of the Maturity Date applicable to the Extending Lenders' Loans and/or Commitments of the applicable Extension Request Class (such Loans or Commitments being referred to as the “Extended Loans” or “Extended Commitments”, as applicable) and, in connection therewith, (a) an increase or decrease in the rate of interest accruing on such Extended Loans, (b) in the case of Extended Loans that are Term Loans of any Class, a modification of the scheduled amortization applicable thereto, provided that the weighted average life to maturity of such Extended Loans shall be no shorter than the remaining weighted average life to maturity (determined at the time of such Extension Offer) of the Term Loans of such Class, (c) a modification of voluntary or mandatory prepayments (including prepayment premiums and other restrictions thereon) applicable thereto, provided that in the case of Extended Loans that are Term Loans, such requirements may provide that such Extended Loans may participate in any mandatory prepayments on a pro rata basis (or on a basis that is less than a pro rata basis) with the Loans of the applicable Extension Request Class, but may not provide for prepayment requirements that are more favorable than those applicable to the Loans of the applicable Extension Request Class, (d) an increase in the fees payable to, or the inclusion of new fees to be payable to, the Extending Lenders in respect of such Extension Offer or their Extended Loans or Extended Commitments and/or (e) an addition of any affirmative or negative covenants applicable to Holdings and the Subsidiaries, provided that any such additional covenant with which Holdings and the Subsidiaries shall be required to comply prior to the latest Maturity Date in effect immediately prior to such Extension Permitted Amendment for the benefit of the Extending Lenders providing such Extended Loans or Extended Commitments shall also be for the benefit of all other Lenders.

“Extension Request Class” has the meaning set forth in Section 2.22(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means the fee letter dated October 11, 2011, among JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC, Boise and the Borrower.

“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of such Person.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Pledge Agreement” means a pledge or charge agreement granting a Lien on Equity Interests in a Foreign Subsidiary to secure the Secured Obligations, governed by the law of the jurisdiction of organization of such Foreign Subsidiary and in form and substance reasonably satisfactory to the Administrative Agent.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America, applied in accordance with the consistency requirements thereof.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, Governmental Authorities.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other monetary obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other monetary obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of Indebtedness or other monetary obligation guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor or (ii) any Guarantee of an obligation that does not have a principal amount, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined, in the case of clause (i), pursuant to such terms or, in the case of clause (ii), reasonably and in good faith by the chief financial officer of Holdings)).

“Hazardous Materials” means (A) petroleum products and byproducts, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, radon gas, chlorofluorocarbons and all other ozone-depleting substances; or (B) any chemical, material, substance, waste, pollutant or contaminant that is regulated by or pursuant to any Environmental Law.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, prices of equity or debt securities or instruments, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or any similar transaction or combination of the foregoing transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings or the Subsidiaries shall be a Hedging Agreement.

“Hexacomb Acquisition” means the acquisition of the protective packaging business of Pregis Corporation pursuant to that certain Purchase Agreement dated as of October 2, 2011, between the Borrower and Pregis Corporation.

“Holdings” means BZ Intermediate Holdings LLC, a Delaware limited liability company.

“Incremental Commitment” means an Incremental Revolving Commitment or an Incremental Term Commitment.

“Incremental Facility Agreement” means an Incremental Facility Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among Holdings, the Borrower, the Administrative Agent and one or more Incremental Lenders, establishing Incremental Term Commitments of any Series or Incremental Revolving Commitments and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.21.

“Incremental Lender” means an Incremental Revolving Lender or an Incremental Term Lender.

“Incremental Revolving Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to an Incremental Facility Agreement and Section 2.21, to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender's Revolving Exposure under such Incremental Facility Agreement.

“Incremental Revolving Lender” means a Lender with an Incremental Revolving Commitment.

“Incremental Term Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant an Incremental Facility Agreement and Section 2.21, to make Incremental Term Loans of any Series hereunder, expressed as an amount representing the maximum principal amount of the Incremental Term Loans of such Series to be made by such Lender.

“Incremental Term Lender” means a Lender with an Incremental Term Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan” means a Loan made by an Incremental Term Lender to the Borrower pursuant to Section 2.21.

“Incremental Term Maturity Date” means, with respect to Incremental Term Loans of any Series, the scheduled date on which such Incremental Term Loans shall become due and payable in full hereunder, as specified in the applicable Incremental Facility Agreement.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding trade accounts payable incurred in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) accounts payable incurred in the ordinary course of business, (ii) deferred compensation payable to directors, officers or employees of Holdings, the Borrower or any other Subsidiary, (iii) any purchase price adjustment or earnout incurred in connection with an acquisition and (iv) accruals for payroll and other payables incurred in the ordinary course of business), (e) all Capital Lease Obligations of such Person, (f) the maximum aggregate amount of all letters of credit and letters of guaranty in respect of which such Person is an account party, (g) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (h) all Disqualified Equity Interests in such Person, valued, as of the date of determination, at the greater of (i) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or repurchase thereof (or of Disqualified Equity Interests or Indebtedness into which such Disqualified Equity Interests are convertible or exchangeable) and (ii) the maximum liquidation preference of such Disqualified Equity Interests, (i) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, provided that if recourse for such Indebtedness is limited to such property, the amount of Indebtedness under this clause (i) shall be limited to the lesser of (i) the stated principal amount of such Indebtedness and (ii) the fair market value of the property subject to such Lien, and (j) all Guarantees by such Person of Indebtedness of others. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 9.03(b).

“Intercompany Indebtedness Subordination Agreement” means the Intercompany Indebtedness Subordination Agreement dated as of the date hereof, among Holdings, the Borrower, the other Subsidiaries party thereto and the Administrative Agent.

“Interest Election Request” means a request by the Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.07, which shall be, in the case of any such written request, in the form of Exhibit E or, at the request or with the consent of the Borrower, any other form approved by the Administrative Agent.

“Interest Expense Coverage Ratio” means the ratio of (a) Adjusted Consolidated EBITDA to (b) Consolidated Cash Interest Expense, in each case for any period of four consecutive fiscal quarters.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, such day or days prior to the last day of such Interest Period as shall occur at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means, with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or, if agreed to by each Lender participating therein, nine or twelve months thereafter), as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” means, with respect to a specified Person, any Equity Interests, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, or any capital contribution or loans or advances (other than advances made in the ordinary course of business that would be recorded as accounts receivable on the balance sheet of the specified Person prepared in accordance with GAAP) to, Guarantees of any Indebtedness or other monetary obligations of, or any other investment (including any investment in the form of transfer of property for consideration that is less than the fair value thereof (as determined reasonably and in good faith by the chief financial officer of Holdings)) in, any other Person that are held or made by the specified Person. The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be determined in accordance with the definition of the term “Guarantee”, (c) any Investment in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any Person shall be the fair value (as determined reasonably and in good faith by the chief financial officer of Holdings) of the consideration therefor (including any Indebtedness assumed in connection therewith), plus the fair value (as so determined) of all additions, as of such date of determination, thereto, and minus the amount, as of such date of determination, of any portion of such Investment repaid to the investor in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the time of such Investment, (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) in the form of a transfer of Equity Interests or other property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair value (as determined reasonably and in good faith by the chief financial officer of Holdings) of such Equity Interests or other property as of the time of such transfer (less, in the case of any investment in the form of transfer of property for consideration that is less than the fair value thereof, the fair value (as so determined) of such consideration as of the time of the transfer), minus the amount, as of such date of determination, of any portion of such Investment repaid to the investor in cash as a return of capital, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the time of such transfer, and (e) any Investment (other than any Investment referred to in clause (a), (b), (c) or (d) above) in any Person resulting from the issuance by such Person of its Equity Interests to the investor shall be the fair value (as determined reasonably and in good faith by the chief financial officer of Holdings) of such Equity Interests at the time of the issuance thereof.

“IP Security Agreements” has the meaning set forth in the Collateral Agreement.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means (a) JPMorgan Chase Bank, N.A., (b) solely in respect of any Existing Letter of Credit, the Person that is the issuer thereof and (c) each Revolving Lender that shall have become an Issuing Bank hereunder as provided in Section 2.05(j) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.05(k)), each in its capacity as an issuer of Letters of Credit hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.05 with respect to such Letters of Credit).

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Expiration Date” has the meaning set forth in Section 2.05(c).

“LC Exposure” means, at any time, the sum of (a) the aggregate amount of all Letters of Credit remaining available for drawing at such time and (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, an Incremental Facility Agreement or a Refinancing Facility Agreement, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement and any Existing Letter of Credit, other than any such letter of credit that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 9.05.

“LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, the rate appearing on the Reuters “LIBOR01” screen displaying British Bankers' Association Interest Settlement Rates (or on any successor or substitute screen provided by Reuters, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such screen, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurocurrency Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, charge, security interest or other encumbrance on, in or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement, the Incremental Facility Agreements, the Extension Agreements, the Refinancing Facility Agreements, the Collateral Agreement, the Intercompany Indebtedness Subordination Agreement, the Post-Closing Letter Agreement, the other Security Documents, any agreement designating an additional Issuing Bank as contemplated by Section 2.05(j), any guarantee or security agreements entered into by the Administrative Agent in connection with the satisfaction of the Boise Guarantee Condition or the Boise Collateral Condition and, except for purposes of Section 9.02, any promissory notes delivered pursuant to Section 2.09(c).

“Loan Document Obligations” has the meaning set forth in the Collateral Agreement.

“Loan Parties” means Holdings, the Borrower and each other Subsidiary Loan Party.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Louisiana Timber Procurement” means Louisiana Timber Procurement, L.L.C., a Delaware limited liability company.

“Majority in Interest”, when used in reference to Lenders of any Class, means, subject to Section 9.04(e), at any time, (a) in the case of the Revolving Lenders, Lenders having Revolving Exposures and unused Revolving Commitments representing more than 50% of the sum of the Aggregate Revolving Exposures and the unused Aggregate Revolving Commitment at such time and (b) in the case of the Term Lenders of any Class, Lenders holding outstanding Term Loans of such Class representing more than 50% of all Term Loans of such Class outstanding at such time.

“Material Acquisition” means any acquisition, or a series of related acquisitions, of (a) Equity Interests in any Person if, after giving effect thereto, such Person will become a Subsidiary or (b) assets comprising all or substantially all the assets (or all or substantially all the assets constituting a business unit, division, product line or line of business) of any Person; provided that the aggregate consideration therefor (including Indebtedness assumed in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $15,000,000.

“Material Adverse Effect” means an event or condition that has had, or could reasonably be expected to have, a material adverse effect on (a) the business, assets, liabilities, operations or financial condition of Holdings, the Borrower and the other Subsidiaries, taken as a whole, (b) the ability of the Loan Parties (or, if the Boise Guarantee Condition shall have been satisfied, of Boise, its applicable subsidiaries and the Loan Parties), taken as a whole, to perform any of their respective payment obligations under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document.

“Material Disposition” means any sale, transfer or other disposition, or a series of related sales, transfers or other dispositions, of (a) all or substantially all the issued and outstanding Equity Interests in any Person that are owned by Holdings, the

Borrower or any other Subsidiary or (b) assets comprising all or substantially all the assets (or all or substantially all the assets constituting a business unit, division, product line or line of business) of any Person; provided that the aggregate consideration therefor (including Indebtedness assumed by the transferee in connection therewith, the present value of all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $15,000,000.

“Material Indebtedness” means Indebtedness (other than the Loans, Letters of Credit and Guarantees under the Loan Documents), or obligations in respect of one or more Hedging Agreements, of any one or more of Boise and its subsidiaries, including Holdings, the Borrower and the other Subsidiaries, in an aggregate principal amount of $15,000,000 or more. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of any Person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.

“Material Subsidiary” means (a) the Borrower and (b) each other Subsidiary (other than Louisiana Timber Procurement) (i) the consolidated total assets of which equal 2.00% or more of the consolidated total assets of Holdings or (ii) the consolidated revenues of which equal 2.00% or more of the consolidated revenues of Holdings, in each case as of the end of or for the most recent period of four consecutive fiscal quarters of Holdings for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the first delivery of any such financial statements, as of the end of or for the period of four consecutive fiscal quarters of Holdings most recently ended prior to the date of this Agreement); provided that if at the end of or for any such most recent period of four consecutive fiscal quarters the combined consolidated total assets or combined consolidated revenues of all Subsidiaries that under clauses (i) and (ii) above would not constitute Material Subsidiaries shall have exceeded 5.00% of the consolidated total assets of Holdings or 5.00% of the consolidated revenues of Holdings, then one or more of such excluded Subsidiaries (other than, for the avoidance of doubt, Louisiana Timber Procurement) shall for all purposes of this Agreement be deemed to be Material Subsidiaries in descending order based on the amounts of their consolidated total assets or consolidated revenues, as the case may be, until such excess shall have been eliminated.

“Maturity Date” means the Tranche A Term Maturity Date, the Incremental Term Maturity Date with respect to Incremental Term Loans of any Series or the Revolving Maturity Date, as the context requires.

“Maximum Rate” has the meaning set forth in Section 9.13.

“MNPI” means material information concerning Boise and its subsidiaries, including Holdings, the Borrower and the other Subsidiaries, and their securities for which “public disclosure”, within the meaning of Regulation FD under the Securities Act and the Exchange Act, has not been made.

“Moody's” means Moody's Investors Service, Inc., and any successor to its rating agency business.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents or similar security document granting a Lien on any Mortgaged Property to secure the Secured Obligations. Each Mortgage shall be in form and substance reasonably satisfactory to the Administrative Agent.

“Mortgaged Property” means each parcel of real property owned in fee by a Loan Party, and the improvements thereto, that (together with such improvements) has a book or fair value of $2,000,000 or more.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA that has been maintained, sponsored or contributed to Holdings, any Subsidiary or any ERISA Affiliate.

“Net Proceeds” means, with respect to any event, (a) the cash (which term, for purposes of this definition, shall include cash equivalents) proceeds (including, in the case of any casualty, condemnation or similar proceeding, insurance, condemnation or similar proceeds) received in respect of such event, including any cash received in respect of any noncash proceeds, but only as and when received, net of (b) the sum, without duplication, of (i) all fees and out‑of‑pocket expenses paid in connection with such event by Holdings and the Subsidiaries to Persons that are not Affiliates of Holdings or any Subsidiary, (ii) in the case of a sale, transfer, lease or other disposition (including pursuant to a Sale/Leaseback Transaction or a casualty or a condemnation or similar proceeding) of an asset, (A) the amount of all payments required to be made by Holdings and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset and (B) the amount of escrow of proceeds or similar contractual or legal obligations relating thereto required by the terms of such transaction to be held to satisfy indemnification claims or purchase price adjustments and (iii)  the amount of all taxes paid (or reasonably estimated to be payable) by Holdings and the Subsidiaries, and the amount of any reserves established by Holdings and the Subsidiaries in accordance with GAAP to fund purchase price adjustment, indemnification and similar contingent liabilities (other than any earnout obligations) reasonably estimated to be payable, and that are directly attributable to the occurrence of such event (as determined reasonably and in good faith by the chief financial officer of Holdings). For purposes of this definition, in the event any escrow or similar arrangement or contingent liability reserve established with respect to any event as described in clause (b)(ii)(B) or (b)(iii) above shall be released or reduced, the amount so released or the amount of such reduction shall, except to the extent such release or reduction is made as a result of a payment having been made in respect of the indemnification claims, purchase price adjustments or contingent liabilities with respect to which such escrow or similar arrangement or reserve has been established, be deemed to be receipt, on the date of such release or reduction, of cash proceeds in respect of such event.

“Non-Defaulting Lender” means, at any time, any Revolving Lender that is not a Defaulting Lender at such time.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced, any Loan Document, or sold or assigned an interest in any Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Participant Register” has the meaning set forth in Section 9.04(c)(i).

“Participants” has the meaning set forth in Section 9.04(c)(i).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” means a certificate in the form of Exhibit F or any other form approved by the Administrative Agent.

“Permitted Acquisition” means the purchase or other acquisition by the Borrower or any other Subsidiary of Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person; provided that (a) in the case of any such purchase or other acquisition of Equity Interests in any Person, upon the consummation of such purchase or other acquisition such Person and each wholly owned subsidiary of such Person will be a wholly owned Subsidiary (or, in the case of any such purchase or other acquisition structured as a two-step tender offer, such Person and each wholly owned subsidiary of such Person will be a Subsidiary and will become a wholly owned Subsidiary reasonably promptly thereafter upon the consummation of the second-step merger), in each case including as a result of a merger or consolidation between any Subsidiary and such Person, (b) such purchase or acquisition was not preceded by, or consummated pursuant to, an unsolicited tender offer or proxy contest initiated by or on behalf of Holdings, the Borrower or any other Subsidiary, (c) all transactions related thereto are consummated in accordance with applicable law in all material respects, (d) the business of such Person, or such assets, as the case may be, constitute a business permitted under Section 6.03(b), (e) with respect to each such purchase or other acquisition, all actions required to be taken with respect to each newly created or acquired Subsidiary or assets in order to satisfy the requirements set forth in clauses (a),

(b), (c), (d) and (g) of the definition of the term “Collateral and Guarantee Requirement” shall have been taken (or arrangements for the taking of such actions satisfactory to the Administrative Agent shall have been made), (f) at the time of and immediately after giving effect to any such purchase or other acquisition, and any related incurrence of Indebtedness, no Default shall have occurred and be continuing, (g) after giving effect to such purchase or other acquisition, and any related incurrence of Indebtedness, on a pro forma basis in accordance with Section 1.04(b), Holdings and the Borrower shall be in compliance with the covenants set forth in Sections 6.12, 6.13 and 6.14 (calculated as of the last day of, or for, the period of four consecutive fiscal quarters of Holdings then most recently ended for which the financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or prior to the first such delivery, as of, or for, such period ended on June 30, 2011), provided that, for purposes of determining the Senior Secured Leverage Ratio and the Total Leverage Ratio under Sections 6.13 and 6.14, Secured Total Indebtedness and Total Indebtedness, as applicable, shall be determined on a pro forma basis as of the date of the consummation of such purchase or other acquisition and the maximum Senior Secured Leverage Ratio and the maximum Total Leverage Ratio then permitted under Section 6.13 or 6.14, as applicable, shall be assumed to be 0.50 to 1.00 lower than the level actually permitted under each such Section) and (h) in connection with any Permitted Acquisition the aggregate consideration for which is at least $15,000,000, Holdings and the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer of each of Holdings and the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all the requirements set forth in this definition have been satisfied with respect to such purchase or other acquisition, together with reasonably detailed calculations demonstrating satisfaction of the requirement set forth in clause (g) above.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes that are not overdue by more than 30 days or subject to penalties for non-payment or are not yet required to be paid or are being contested in compliance with Section 5.06;

(b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code), arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.06;

(c) pledges and deposits made (i) in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations or employment laws or to secure other public, statutory or regulatory obligations and (ii) in respect of letters of credit, surety bonds, bank guarantees or similar instruments issued for the account of Holdings or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(d) pledges and deposits made (i) to secure the performance of bids, trade contracts (other than for payment of Indebtedness), leases (other than capitalized leases), public or statutory obligations, surety and appeal bonds, performance bonds, completion guarantees, government contracts and other obligations of a like nature, in each case in the ordinary course of business and (ii) in respect of letters of credit, surety bonds, bank guarantees or similar instruments issued for the account of Holdings or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

(f) minor survey exceptions, easements or rights of others for, or reservations of, licenses, ground leases, rights-of-way, servitudes, sewers, electric lines, telephone lines, gas and oil pipelines and other similar purposes, building codes and zoning or other restrictions as to the use of real property incidental to the conduct of the business of the owner of the property which were not incurred in connection with Indebtedness and do not in the aggregate materially detract from the value of the affected property or interfere in any material respect with the ordinary conduct of business of Holdings or any Subsidiary;

(g) banker's liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with a securities intermediary arising in the ordinary course of business;

(h) Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases or consignments or similar arrangements, in each case, entered into by Holdings and the Subsidiaries in the ordinary course of business;

(i) Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor (including landlord's liens), or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease, license or sublicense or concession agreement entered into in the ordinary course of business;

(j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

(k) Liens that are contractual rights of set-off;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness other than Liens referred to clauses (c) and (d) above securing letters of credit, surety bonds, bank guarantees or similar instruments.

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) direct obligations of any State of the United States of America or any political subdivision of such State (backed by the full faith and credit of such State), in each case maturing within one year from the date of acquisition thereof and having, at the date of acquisition thereof, the highest credit rating obtainable from S&P and Moody's;

(c) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at the date of acquisition thereof, the highest credit rating obtainable from S&P or Moody's;

(d) investments in certificates of deposit, banker's acceptances and demand or time deposits, in each case maturing within one year from the date of acquisition thereof, issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(e) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(f) money market funds that (i) comply with the criteria set forth in Rule 2a‑7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000; and

(g) in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes.

“Permitted Junior Indebtedness” means unsecured Indebtedness of the Borrower, and Guarantees thereof by any Loan Party, provided that (a) the stated final maturity of such Indebtedness shall not be earlier than 180 days after the latest Maturity Date in effect on the date such Indebtedness is incurred, and such stated final maturity shall not be subject to any conditions that could result in such stated final maturity occurring on a date that precedes the date that is 180 days after the latest Maturity Date in effect at the time such Indebtedness is incurred (it being understood that acceleration or mandatory repayment, prepayment, redemption or repurchase of such Indebtedness upon the occurrence of an event of default, a change in control, an event of loss or an asset disposition shall not be deemed to constitute a change in the stated final maturity thereof), (b) such Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default, a change in control, an asset disposition or an event of loss) prior to the date 180 days after the latest Maturity Date in effect on the date such Indebtedness is incurred (or, if earlier, the date 180 days after the Loans are repaid in full), (c) such Indebtedness contains terms and conditions (excluding pricing, premiums and optional prepayment or optional redemption provisions) that are market terms on the date such Indebtedness is incurred (as determined in good faith by the Borrower) or are not materially more restrictive, taken as a whole, than the covenants and events of default contained in this Agreement (as determined reasonably and in good faith by the Borrower), (d) such Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of any Person other than the Loan Parties and (e) such Indebtedness shall not be secured by any Lien on any asset of Holdings or any Subsidiary.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan”, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Holdings or any of its ERISA Affiliates is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning set forth in Section 9.01(d).

“Post-Closing Letter Agreement” means the Post-Closing Letter Agreement dated as of the date hereof, among Holdings, the Borrower and the Administrative Agent.

“Prepayment Event” means:

(a) any sale, transfer, lease or other disposition (including pursuant to a Sale/Leaseback Transaction or by way of merger or consolidation) of any asset of Holdings, the Borrower or any other Subsidiary, including any sale or issuance to a Person other than Holdings, the Borrower or any other Subsidiary of Equity Interests in any Subsidiary, other than dispositions described in clauses (a) through (i) of Section 6.05;

(b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any asset of Holdings, the Borrower or any other Subsidiary resulting in aggregate Net Proceeds of $5,000,000 or more; or

(c) the incurrence by Holdings, the Borrower or any other Subsidiary of any Indebtedness, other than any Indebtedness permitted to be incurred by Section 6.01.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Private Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that are not Public Side Lender Representatives.

“Public Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that do not wish to receive MNPI.

“Recipient” means the Administrative Agent, any Lender or any Issuing Bank, or any combination thereof (as the context requires).

“Refinancing Commitment” means a Refinancing Revolving Commitment or a Refinancing Term Loan Commitment.

“Refinancing Facility Agreement” means a Refinancing Facility Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among Holdings, the Borrower, the Administrative Agent and one or more Refinancing Lenders, establishing Refinancing Commitments and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.23.

“Refinancing Indebtedness” means, in respect of any Indebtedness (the “Original Indebtedness”), any Indebtedness that extends, renews or refinances such Original Indebtedness (or any Refinancing Indebtedness in respect thereof); provided that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of such Original Indebtedness except by an amount no greater than accrued and unpaid interest with respect to such Original Indebtedness and any fees, premium and expenses relating to such extension, renewal or refinancing; (b) the stated final maturity of such Refinancing Indebtedness shall not be earlier than that of such Original Indebtedness, and such stated final maturity shall not be subject to any conditions that could result in such stated final maturity occurring on a date that precedes the stated final maturity of such Original Indebtedness (it being understood that acceleration or mandatory repayment, prepayment, redemption or repurchase of such Indebtedness upon the occurrence of an event of default, a change in control, an event of loss or an asset disposition shall not be deemed to constitute a change in the stated final maturity thereof); (c) such Refinancing Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default, change in control, an asset sale or an event of loss, or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of such

Original Indebtedness) prior to the earlier of (i) the maturity of such Original Indebtedness and (ii) the date 180 days after the latest Maturity Date in effect on the date of such extension, renewal or refinancing (or, if earlier, the date 180 days after the Loans are repaid in full), provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated) of such Refinancing Indebtedness shall be permitted so long as the weighted average life to maturity of such Refinancing Indebtedness shall be longer than the shorter of (x) the weighted average life to maturity of such Original Indebtedness remaining as of the date of such extension, renewal or refinancing and (y) the weighted average life to maturity of each Class of the Term Loans remaining as of the date of such extension, renewal or refinancing; (d) such Refinancing Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of any Subsidiary that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become pursuant to the terms of the Original Indebtedness) an obligor in respect of such Original Indebtedness, and shall not constitute an obligation of Holdings if Holdings shall not have been an obligor in respect of such Original Indebtedness, and, in each case, shall constitute an obligation of such Subsidiary or of Holdings only to the extent of their obligations in respect of such Original Indebtedness; (e) if such Original Indebtedness shall have been subordinated to the Loan Document Obligations, such Refinancing Indebtedness shall also be subordinated to the Loan Document Obligations on terms not less favorable, taken as a whole, in any material respect to the Lenders (as determined reasonably and in good faith by the Borrower); and (f) such Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof) or, in the event Liens securing such Original Indebtedness shall have been contractually subordinated to any Lien securing the Loan Document Obligations, by any Lien that shall not have been contractually subordinated to at least the same extent.

“Refinancing Lenders” means the Refinancing Revolving Lenders and the Refinancing Term Lenders.

“Refinancing Loans” means the Refinancing Revolving Loans and the Refinancing Term Loans.

“Refinancing Revolving Commitments” has the meaning set forth in Section 2.23(a).

“Refinancing Revolving Lender” has the meaning set forth in Section 2.23(a).

“Refinancing Revolving Loans” has the meaning set forth in Section 2.23(a).

“Refinancing Term Lender” has the meaning set forth in Section 2.23(a).

“Refinancing Term Loan” has the meaning set forth in Section 2.23(a).

“Refinancing Term Loan Commitments” has the meaning set forth in Section 2.23(a).

“Register” has the meaning set forth in Section 9.04(b).

“Related Parties” means, with respect to any specified Person, such Person's Affiliates and the directors, officers, partners, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and of such Person's Affiliates.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the indoor or outdoor environment.

“Required Lenders” means, subject to Section 9.04(e), at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments representing more than 50% of the sum of the Aggregate Revolving Exposure, outstanding Term Loans and unused Commitments at such time.

“Responsible Officer” of any Person means any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings, the Borrower or any other Subsidiary, or any payment or distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, exchange, conversion, cancelation or termination of, or any other return of capital with respect to, any Equity Interests in Holdings, the Borrower or any other Subsidiary.

“Revolving Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.21 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or the Incremental Facility Agreement pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Commitments is $500,000,000.

“Revolving Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and such Lender's LC Exposure and Swingline Exposure at such time.

“Revolving Lender” means a Lender with a Revolving Commitment or Revolving Exposure.

“Revolving Lender Parent” means, with respect to any Revolving Lender, any Person in respect of which such Lender is a subsidiary.

“Revolving Loan” means a Loan made pursuant to clause (b) of Section 2.01.

“Revolving Maturity Date” means November 4, 2016.

“S&P” means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by Holdings, the Borrower or any other Subsidiary whereby Holdings, the Borrower or such Subsidiary sells or transfers such property to any Person and Holdings, the Borrower or any other Subsidiary leases such property, or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, from such Person or its Affiliates.

“SEC” means the United States Securities and Exchange Commission.

“Secured Obligations” has the meaning set forth in the Collateral Agreement.

“Secured Parties” has the meaning set forth in the Collateral Agreement.

“Secured Total Indebtedness” means, as of any date, the sum of (a) the aggregate principal amount of Loans outstanding as of such date, (b) the aggregate amount of Capitalized Lease Obligations of Holdings, the Borrower and the other Subsidiaries as of such date, and (c) the aggregate amount of all other Total Indebtedness as of such date that is secured by a Lien on any asset of Holdings or any Subsidiary.

“Securities Act” means the United States Securities Act of 1933.

“Security Documents” means the Collateral Agreement, the Foreign Pledge Agreements, the IP Security Agreements, the Mortgages, the Control Agreements and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.03 or 5.12 to secure the Secured Obligations.

“Senior Secured Leverage Ratio” means, as of any date, the ratio of (a) an amount equal to (i) the amount of the Secured Total Indebtedness as of such date minus (ii) the lesser of (A) the amount of the Unrestricted Domestic Cash as of such date and

(B) $50,000,000 to (b) Adjusted Consolidated EBITDA for the period of four consecutive fiscal quarters of Holdings ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of Holdings most recently ended prior to such date).

“Series” has the meaning set forth in Section 2.21(b).

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by the Board of Governors to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Indebtedness” of any Person means any Indebtedness of such Person that is contractually subordinated in right of payment to any other Indebtedness of such Person.

“subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any Person the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date and (b) any other Person of which Equity Interests representing more than 50% of the equity value or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of Holdings.

“Subsidiary Loan Party” means each Subsidiary that is a party to the Collateral Agreement. Unless the context requires otherwise, the term “Subsidiary Loan Party” shall include the Borrower.

“Supplemental Perfection Certificate” means a certificate in the form of Exhibit G or any other form approved by the Administrative Agent.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Syndication Agent” means Merrill Lynch, Pierce, Fenner & Smith, Incorporated, in its capacity as syndication agent for the credit facilities provided for herein.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment” means a Tranche A Term Commitment or an Incremental Term Commitment of any Series.

“Term Lender” means a Lender with a Term Commitment or an outstanding Term Loan.

“Term Loan” means a Tranche A Term Loan or an Incremental Term Loan of any Series.

“Tharco Acquisition” means the acquisition of Tharco Packaging, Inc. pursuant to that certain Stock Purchase Agreement dated as of February 21, 2011, between the Borrower, Tharco Packaging, Inc., the sellers party thereto and Tricor (Tharco) Equity Holdings, Inc., as the seller representative.

“Total Indebtedness” means, as of any date, the sum of (a) the aggregate principal amount of Indebtedness of Holdings, the Borrower and the other Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but without giving effect to any election to value any Indebtedness at “fair value”, as described in Section 1.04(a), or any other accounting principle that results in the amount of any such Indebtedness (other than zero coupon Indebtedness) as reflected on such balance sheet to be below the stated principal amount of such Indebtedness), (b) the aggregate obligations of Holdings, the Borrower and the other Subsidiaries as an account party in respect of letters of credit or letters of guarantee, other than contingent obligations in respect of any letter of credit or letter of guarantee to the extent such letter of credit or letter of guarantee does not support Indebtedness, and (c) the aggregate amount of all Guarantees by Holdings, the Borrower and the other Subsidiaries of the principal amount of Indebtedness (other than Indebtedness of the type set forth in clause (f) to the extent the applicable letter of credit or letter of guarantee does not support Indebtedness) of any other Person.

“Total Leverage Ratio” means, on any date, the ratio of (a) an amount equal to (i) the amount of the Total Indebtedness as of such date minus (ii) the lesser of (A) the amount of the Unrestricted Domestic Cash as of such date and (B) $50,000,000 to

(b) Adjusted Consolidated EBITDA for the period of four consecutive fiscal quarters of Holdings ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of Holdings most recently ended prior to such date).

“Tranche A Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche A Term Loan on the Effective Date, expressed as an amount representing the maximum principal amount of the Tranche A Term Loan to be made by such Lender, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Tranche A Term Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Tranche A Term Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche A Term Commitments is $200,000,000.

“Tranche A Term Lender” means a Lender with a Tranche A Term Commitment or an outstanding Tranche A Term Loan.

“Tranche A Term Maturity Date” means November 4, 2016.

“Tranche A Term Loan” means a Loan made pursuant to clause (a) of Section 2.01.

“Transactions” means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder and the creation of the Guarantees and Liens provided for in the Loan Documents.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“Unrestricted Cash” means, at any time, cash and cash equivalents owned at such time by Holdings or any wholly owned Subsidiary that, in each case, is not controlled by or subject to any Lien in favor of any creditor, other than Liens permitted under clause (g) or, to the extent such cash and cash equivalents subject to such Liens exceed the aggregate amount of the obligations secured by such Liens, Liens permitted under clauses (a) and (e), of the definition of the term “Permitted Encumbrances” and Liens in favor of the Administrative Agent created under the Loan Documents; provided that cash and cash equivalents owned by any Foreign Subsidiary shall be included only to the extent that, at such time, the declaration and payment of cash dividends or similar cash distributions by such Foreign Subsidiary (and, if such Foreign Subsidiary is not a “first tier” Foreign Subsidiary, by each other Foreign Subsidiary that is a parent company of such Foreign Subsidiary) are permitted by the operation of the terms of the organizational documents of such Foreign Subsidiary (and each such other Foreign Subsidiary), the agreements and other instruments binding upon, and the law applicable to, such Foreign Subsidiary (and each such other Foreign Subsidiary) and do not require any prior approval of any Governmental Authority that has not been obtained.

“Unrestricted Domestic Cash” means, at any time, cash and cash equivalents owned at such time by Holdings, the Borrower and the other Loan Parties that, in each case, is not controlled by or subject to any Lien in favor of any creditor, other than Liens permitted under clause (g) or, to the extent such cash and cash equivalents subject to such Liens exceed the aggregate amount of the obligations secured by such Liens, Liens permitted under clauses (a) and (e), of the definition of the term “Permitted Encumbrances” and Liens in favor of the Administrative Agent created under the Loan Documents.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.17(f)(ii)(B)(3).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Voting Participant” has the meaning set forth in Section 9.04(e)

“Voting Participant Notification” has the meaning set forth in Section 9.04(e).

“wholly-owned”, when used in reference to a subsidiary of any Person, means that all the Equity Interests in such subsidiary (other than directors' qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law) are owned, beneficially and of record, by such Person, another wholly-owned subsidiary of such Person or any combination thereof.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Class (e.g., a “Revolving Loan” or “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Loan” or “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan” or “Eurocurrency Revolving Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property”

shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all Governmental Authorities. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including this Agreement and the other Loan Documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person's successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

SECTION 1.04. Accounting Terms; GAAP; Pro Forma Calculations. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be construed in accordance with GAAP as in effect from time to time; provided that (i) if the Borrower, by notice to the Administrative Agent, shall request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent or the Required Lenders, by notice to the Borrower, shall request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith, (ii) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of Holdings or any Subsidiary at “fair value”, as defined therein, and (iii) notwithstanding any other provision contained herein, the determination of whether a lease is to be treated as an operating lease or capital lease shall be made without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of proposed Accounting Standards Update (ASU) Leases (Topic 840) issued August 17, 2010, or any successor proposal.

(b) All pro forma computations required to be made hereunder giving effect to any Material Acquisition, Material Disposition, Permitted Acquisition or other transaction (i) shall be calculated after giving pro forma effect thereto (and, in the case of any pro forma computations made hereunder to determine whether such Material Acquisition, Material Disposition, Permitted Acquisition or other transaction is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if such transaction had occurred on the first day of the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, ending with the last fiscal quarter included in the pro forma financial statements referred to in Section 3.04(b)) and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of and any related incurrence or reduction of Indebtedness, all in accordance with Article 11 of Regulation S-X under the Securities Act, and (ii) in the case of any acquisition (including pursuant to a merger or consolidation), may reflect pro forma adjustments for cost savings (net of continuing associated expenses, and without duplication of any amounts that are otherwise included or added back in computing Adjusted Consolidated EBITDA in accordance with the definition of such term) that Holdings reasonably determines are probable based upon specifically identified actions to be taken within six months of the date of consummation of such acquisition, provided that (A) Holdings shall have delivered to the Administrative Agent a certificate of the chief financial officer of Holdings, certifying the specific actions to be taken, the cost savings to be achieved from each such action, that such cost savings have been determined to be probable and the amount, if any, of any continuing associated expenses in connection therewith), together with reasonably detailed evidence in support thereof, (B) if any cost savings included in any pro forma calculations shall at any time cease to be determined to be probable, or shall not have been realized within 365 days of the consummation of such acquisition, then on and after such time pro forma calculations required to be made hereunder shall not reflect such cost savings and (C) the amount of such cost savings may not exceed, for any period, 10% of the Adjusted Consolidated EBITDA of the Person acquired in such acquisition for such period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Agreement applicable to such Indebtedness if such Hedging Agreement has a remaining term in excess of 12 months).

(c) If the last day for delivery of any certificate, agreement, document, notice or report due hereunder is not a Business Day, then the last day to deliver such writing shall be extended to the next Business Day.

(d) All certifications to be made pursuant to the Loan Documents by an officer or representative of Holdings or the Borrower shall be made by such person in his or her capacity solely as an officer or a representative of such entity, on such entity's behalf and not in such person's individual capacity.

SECTION 1.05. Status of Obligations. In the event that Holdings, the Borrower or any other Loan Party shall at any time issue or have outstanding any Subordinated Indebtedness, Holdings and the Borrower shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Loan Document Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent on behalf of the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Loan Document Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.

ARTICLE II

The Credits

SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees (a) to make a Tranche A Term Loan to the Borrower on the Effective Date in a principal amount not exceeding its Tranche A Term Commitment and (b) to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Exposure exceeding such Lender's Revolving Commitment or the Aggregate Revolving Exposure exceeding the Aggregate Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

SECTION 2.02. Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

(b) Subject to Section 2.14, each Revolving Borrowing and Term Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrower may request in accordance herewith; provided that all Borrowings made on the Effective Date must be made as ABR Borrowings unless the Borrower shall have given the notice required for a Eurocurrency Borrowing under Section 2.03 and provided an indemnity letter, in form and substance reasonably satisfactory to the Administrative

Agent, extending the benefits of Section 2.16 to Lenders in respect of such Borrowings. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement but, such Lender shall not exercise such option in a manner inconsistent with Section 2.19(a).

(c) At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that a Eurocurrency Borrowing that results from a continuation of an outstanding Eurocurrency Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Revolving Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $500,000; provided that a Swingline Loan may be in an aggregate amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 (or such greater number as may be agreed to by the Administrative Agent) Eurocurrency Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert to or continue, any Eurocurrency Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable thereto.

SECTION 2.03. Requests for Borrowings. To request a Revolving Borrowing or Term Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing (or, in the case of any Eurocurrency Borrowing to be made on the Effective Date, such shorter period of time as may be agreed to by the Administrative Agent) or (b) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, on the day of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of an executed written Borrowing Request. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) whether the requested Borrowing is to be a Tranche A Term Borrowing, an Incremental Term Borrowing of a particular Series or a Revolving Borrowing;

(ii) the aggregate amount of such Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(v) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi) the location and number of the account of the Borrower to which funds are to be disbursed or, in the case of any ABR Revolving Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), the identity of the Issuing Bank that made such LC Disbursement.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of the outstanding Swingline Loans exceeding $25,000,000 or (ii) the Aggregate Revolving Exposure exceeding the Aggregate Revolving Commitment; provided that the Swingline Lender shall not be required to make any Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone not later than 2:00 p.m., New York City time, on the day of the proposed Swingline Loan. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of an executed written Borrowing Request. Each such telephonic and written Borrowing Request shall specify the requested date (which shall be a Business Day) and the amount of the requested Swingline Loan and the location and number of the account of the Borrower to which funds are to be disbursed or, in the case of any Swingline Loan requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), the identity of the Issuing Bank that has made such LC Disbursement. Promptly following the receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise the Swingline Lender of the details thereof. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a wire transfer to the account specified in such Borrowing Request or to the applicable Issuing Bank, as the case may be, by 4:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of the Swingline Loans in which the Revolving Lenders will be required to participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees to pay, upon receipt of notice as provided above, to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that, in making any Swingline Loan, the Swingline Lender shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of Holdings and the Borrower deemed made pursuant to Section 4.02, unless, at least one Business Day prior to the time such Swingline Loan was made, the Majority in Interest of the Revolving Lenders shall have notified the Swingline Lender (with a copy to the Administrative Agent and the Borrower) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 4.02(a) or 4.02(b) would not be satisfied if such Swingline Loan were then made (it being understood and agreed that, in the event the Swingline Lender shall have received any such notice, it shall have no obligation to make (and shall not make) any Swingline Loan until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist). Each Revolving Lender further acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other Person on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the

Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not constitute a Loan and shall not relieve the Borrower of its obligation to repay such Swingline Loan.

SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account or, so long as the Borrower is a joint and several co-applicant with respect thereto, the account of Holdings or any Subsidiary, denominated in dollars and in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Revolving Availability Period. The Borrower unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the account of Holdings or any Subsidiary as provided in the first sentence of this paragraph, it will be fully responsible for the reimbursement of LC Disbursements, the payment of interest thereon and the payment of fees due under Section 2.12(b) to the same extent as if it were the sole account party in respect of such Letter of Credit. Each Existing Letter of Credit shall be deemed, for all purposes of this Agreement (including paragraphs (d) and (f) of this Section), to be a Letter of Credit issued hereunder for the account of the Borrower. Notwithstanding anything contained in any letter of credit application furnished to any Issuing Bank in connection with the issuance of any Letter of Credit, (i) all provisions of such letter of credit application purporting to grant liens in favor of the Issuing Bank to secure obligations in respect of such Letter of Credit shall be disregarded, it being agreed that such obligations shall be secured to the extent provided in this Agreement and in the Security Documents, and (ii) in the event of any inconsistency between the terms and conditions of such letter of credit application and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit (other than an automatic renewal permitted pursuant to paragraph (c) of this Section), the Borrower shall hand deliver or fax (or transmit by electronic communication, if arrangements for doing so have been approved by the recipient) to the applicable Issuing Bank and the Administrative Agent, reasonably in advance of the requested date of issuance, amendment, renewal or extension, a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the requested date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to enable the applicable Issuing Bank to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank's standard form in connection with any such request. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon each issuance, amendment, renewal or extension of any Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure will not exceed $75,000,000 and (ii) the Aggregate Revolving Exposure will not exceed the Aggregate Revolving Commitment. Each Issuing Bank agrees that it shall not permit any issuance, amendment, renewal or extension of a Letter of Credit to occur unless it shall have given to the Administrative Agent written notice thereof required under paragraph (l) of this Section.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) except as set forth below in respect of Collateralized Letters of Credit, the date that is five Business Days prior to the Revolving Maturity Date (the “LC Expiration Date”); provided that any Letter of Credit may contain customary automatic renewal provisions agreed upon by the Borrower and the applicable Issuing Bank pursuant to which the expiration date of such Letter of Credit shall automatically be extended for a period of up to 12 months (but not to a date later than the date set forth in clause (ii) above unless such Letter of Credit is renewed as a Collateralized Letter of Credit as provided below), subject to a right on the part of such Issuing Bank to prevent any such renewal from occurring by giving notice to the beneficiary in advance of any such renewal. Any Letter of Credit may, with the consent of the Issuing Bank that issued such Letter of Credit (such consent to be in the sole discretion of such Issuing Bank), be a Collateralized Letter of Credit, and any Collateralized Letter of Credit may expire on any date following the LC Expiration Date. Any Letter of Credit that contains a customary automatic renewal provisions may, with the consent of the Issuing Bank that issued such Letter of Credit (such consent to be in the sole discretion of such Issuing Bank), provide for an extension of the expiration date thereof to a date following the LC Expiration Date if such Letter of Credit becomes a Collateralized Letter of Credit at least 15 Business Days (or such longer period as may be required by such Issuing Bank) prior to the latest date upon which such Issuing Bank would be entitled to terminate such Letter of Credit prior to its automatic renewal pursuant to such automatic renewal provision.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or any Revolving Lender, the Issuing Bank that is the issuer thereof hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Revolving Lender's Applicable Percentage of each LC Disbursement made by such Issuing Bank under such Letter of Credit and not reimbursed by the Borrower on the date due as provided in paragraph (f) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that, subject to paragraph (n) of this Section in the case of Collateralized Letters of Credit, its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender further acknowledges and agrees that, in issuing, amending, renewing or extending any Letter of Credit, the applicable Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of Holdings and the Borrower deemed made pursuant to Section 4.02, unless, at least one Business Day prior to the time such Letter of Credit is issued, amended, renewed or extended (or, in the case of an automatic renewal permitted pursuant to paragraph (c) of this Section, at least one Business Day prior to the time by which the election not to extend must be made by the applicable Issuing Bank), the Majority in Interest of the Revolving Lenders shall have notified the applicable Issuing Bank (with a copy to the Administrative Agent and the Borrower) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 4.02(a) or 4.02(b) would not be satisfied if such Letter of Credit were then issued, amended, renewed or extended (it being understood and agreed that, in the event any Issuing Bank shall have received any such notice, it shall have no obligation to issue, amend, renew or extend any Letter of Credit until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist).

(e) Disbursements. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by it and shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by hand delivery or facsimile) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f) Reimbursements. If an Issuing Bank shall make an LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than (i) if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on any Business Day, then 3:00 p.m., New York City time, on such Business Day or (ii) otherwise, 3:00 p.m., New York City time, on the Business Day immediately following the day that the Borrower receives such notice; provided that, if the amount of such LC Disbursement is $1,000,000 or more, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or a Swingline Loan and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to reimburse any LC Disbursement by the time specified above, the Administrative Agent shall notify each Revolving Lender of such failure, the payment then due from the Borrower in respect of the applicable LC Disbursement and such Revolving Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall, except as provided in paragraph (n) of this Section, pay to the Administrative Agent its Applicable Percentage of the amount then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for an LC Disbursement (other than the funding of an ABR Revolving Borrowing or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(g) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section is absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision thereof or hereof, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. None of the Administrative Agent, the Lenders, the Issuing Banks or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit, any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any other act, failure to act or other event or circumstance; provided that nothing in this paragraph shall be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank's failure to exercise the standards of care specified in the Uniform Customs and Practices for Documentary Credits and, to the extent not inconsistent therewith, the Uniform Commercial Code of the State of New York, when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, wilful misconduct or the breach in bad faith of its agreements hereunder on the part of an Issuing Bank (with such absence to be presumed unless otherwise determined by a court of competent jurisdiction in a final and nonappealable judgment), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement in full, at the rate per annum then applicable to ABR Revolving Loans; provided that if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (f) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the Borrower reimburses the applicable LC Disbursement in full.

(i) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, a Majority in Interest of the Revolving Lenders) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. The Borrower also shall deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.11(b) or 2.20. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall, notwithstanding anything to the contrary in the Security Documents (except Section 7.12 of the Collateral Agreement), be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to (i) the consent of a Majority in Interest of the Revolving Lenders and (ii) in the case of any such application at a time when any Revolving Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining cash collateral shall be less than the aggregate LC Exposure of all the Defaulting Lenders), the consent of each Issuing Bank), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower to the extent that, after giving effect to such return, the Aggregate Revolving Exposure would not exceed the Aggregate Revolving Commitment and no Default shall have occurred and be continuing. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.20, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as promptly as practicable to the extent that, after giving effect to such return, no Issuing Bank shall have any exposure in respect of any outstanding Letter of Credit that is not fully covered by the Revolving Commitments of the Non-Defaulting Lenders and/or the remaining cash collateral and no Default shall have occurred and be continuing.

(j) Designation of Additional Issuing Banks. The Borrower may, at any time and from time to time, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld, delayed or conditioned), designate as additional Issuing Banks one or more Revolving Lenders that agree to serve in such capacity as provided below. The acceptance by a Revolving Lender of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent, executed by the Borrower, the Administrative Agent and such designated Revolving Lender and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein to the term “Issuing Bank” shall be deemed to include such Revolving Lender in its capacity as an issuer of Letters of Credit hereunder.

(k) Termination of an Issuing Bank. The Borrower may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Issuing Bank acknowledging receipt of such notice and (ii) the 10th Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero. At the time any such termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 2.12(b). Notwithstanding the effectiveness of any such termination, the terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not issue any additional Letters of Credit.

(l) Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancelation and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the stated amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which the Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

(m) LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.

(n) Collateralized Letters of Credit. Notwithstanding anything to the contrary in this Section, the obligations of the Lenders to acquire participations in Letters of Credit and to reimburse any Issuing Bank for LC Disbursements (other than unreimbursed amounts arising from LC Disbursements made prior to the Revolving Maturity Date) shall terminate with respect to any Collateralized Letter of Credit on the Revolving Maturity Date (it being understood that the Lenders shall continue to participate in, and shall be required to reimburse in accordance with this Section, any LC Disbursement made prior to the Revolving Maturity Date). Any participation held by any Lender in a Collateralized Letter of Credit on the Revolving Maturity Date (other than in respect of any unreimbursed amounts arising from LC Disbursements made prior to the Revolving Maturity Date) shall be deemed to have been assigned on the Revolving Maturity Date to the Issuing Bank that issued such Collateralized Letter of Credit.

SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m. (or, 3:00 p.m. if the applicable Notice of Borrowing for an ABR Borrowing is delivered after 11:00 a.m., New York City time, on the date of such Borrowing), New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly remitting the amounts so received, in like funds, to an account of the Borrower or, in the case of ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), to the Issuing Bank specified by the Borrower in the applicable Borrowing Request.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance on such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to ABR Revolving Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such same or overlapping period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing. Nothing in this paragraph shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights that the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

SECTION 2.07. Interest Elections. (a) Each Revolving Borrowing and Term Borrowing initially shall be of the Type and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in the applicable Borrowing Request or as otherwise provided in Section 2.03. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate

Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of an executed written Interest Election Request. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv) if the resulting Borrowing is to be a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

(c) Promptly following receipt of an Interest Election Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender's portion of each resulting Borrowing.

(d) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall (i) in the case of a Term Borrowing, be continued as a Eurocurrency Borrowing for an additional Interest Period of one month or (ii) in the case of a Revolving Borrowing, be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing with respect to Holdings or the Borrower, or if any other Event of Default has occurred and is continuing and the Administrative Agent, at the request of a Majority in Interest of Lenders of any Class, has notified the Borrower of the election to give effect to this sentence on account of such other Event of Default, then, in each such case, so long as such Event of Default is continuing, (i) no outstanding Borrowing of such Class may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Borrowing of such Class shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.08. Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the Tranche A Term Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Effective Date and (ii) the Revolving Commitments shall automatically terminate on the Revolving Maturity Date.

(b) The Borrower may at any time terminate, or from time to time permanently reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans or Swingline Loans in accordance with Section 2.11, the Aggregate Revolving Exposure would exceed the Aggregate Revolving Commitment.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination or reduction of the Revolving Commitments under paragraph (b) of this Section may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10 and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested.

(b) The records maintained by the Administrative Agent and the Lenders shall be prima facie evidence of the existence and amounts of the obligations of the Borrower in respect of the Loans, LC Disbursements, interest and fees due or accrued hereunder; provided that the failure of the Administrative Agent or any Lender to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement.

(c) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.10. Amortization of Term Loans. (a) The Borrower shall repay Tranche A Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date (as such amounts may be adjusted pursuant to paragraph (d) of this Section):

Date	Amount
March 31, 2012	$2,500,000
June 30, 2012	$2,500,000
September 30, 2012	$2,500,000
December 31, 2012	$2,500,000
March 31, 2013	$5,000,000
June 30, 2013	$5,000,000
September 30, 2013	$5,000,000
December 31, 2013	$5,000,000
March 31, 2014	$5,000,000
June 30, 2014	$5,000,000
September 30, 2014	$5,000,000
December 31, 2014	$5,000,000
March 31, 2015	$7,500,000
June 30, 2015	$7,500,000
September 30, 2015	$7,500,000
December 31, 2015	$7,500,000
March 31, 2016	$30,000,000
June 30, 2016	$30,000,000
September 30, 2016	$30,000,000

(b) The Borrower shall repay Incremental Term Loans of any Series in such amounts and on such date or dates as shall be specified therefor in the Incremental

Facility Agreement establishing the Incremental Term Commitments of such Series (as such amounts may be adjusted pursuant to paragraph (d) of this Section or pursuant to such Incremental Facility Agreement).

(c) To the extent not previously paid, (i) all Tranche A Term Loans shall be due and payable on the Tranche A Term Maturity Date and (ii) all Incremental Term Loans of any Series shall be due and payable on the Incremental Term Maturity Date applicable thereto.

(d) Any prepayment of Tranche A Term Borrowings shall be applied to reduce the subsequent scheduled repayments of the Tranche A Term Borrowings to be made pursuant to this Section (i) in the case of any prepayment made pursuant to Section 2.11(a), as directed by the Borrower and (ii) in the case of any other prepayment, (x) first, in direct order of maturity to the next four scheduled repayments occurring following the date of such prepayment and (y) second, to the extent of any remainder thereof, ratably to the remaining scheduled repayments based on the amount of such scheduled repayments; provided that any prepayment of Tranche A Term Borrowings contemplated by Section 2.23 shall be applied to subsequent scheduled repayments as set forth in such Section. Any prepayment of an Incremental Term Borrowing of any Series shall be applied to reduce the subsequent scheduled repayments of Incremental Term Borrowers of such Series to be made pursuant to this Section as shall be specified therefor in the Incremental Facility Agreement establishing the Incremental Term Commitments of such Series.

(e) Prior to any repayment of any Term Borrowings of any Class under this Section, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by hand delivery or facsimile) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment. Each repayment of a Term Borrowing shall be applied ratably to the Loans included in the repaid Term Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amounts repaid.

SECTION 2.11. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

(b) In the event and on each occasion that the Aggregate Revolving Exposure exceeds the Aggregate Revolving Commitment, the Borrower shall prepay Revolving Borrowings or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent in accordance with Section 2.05(i)) in an aggregate amount equal to such excess.

(c) In the event and on each occasion that any Net Proceeds are received by or on behalf of Holdings, the Borrower or any other Subsidiary in respect of any Prepayment Event, the Borrower shall, on the day such Net Proceeds are received (or, in the case of a Prepayment Event described in clause (a) or (b) of the definition of the term

“Prepayment Event”, within three Business Days after such Net Proceeds are received), prepay Term Borrowings in an amount equal to such Net Proceeds; provided that, in the case of any event described in clause (a) or (b) of the definition of the term “Prepayment Event”, if the Borrower shall, prior to the date of the required prepayment, deliver to the Administrative Agent a certificate of a Financial Officer of the Borrower to the effect that the Borrower intends to cause the Net Proceeds from such event (or a portion thereof specified in such certificate) to be applied within 365 days after receipt of such Net Proceeds to acquire (or, in the case of a Prepayment Event referred to in clause (b) of the definition of the term “Prepayment Event”, acquire, repair or restore) real property, equipment or other tangible assets to be used in the business of the Borrower or the other Subsidiaries, or to consummate any Permitted Acquisition (or any other acquisition of all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of, or a manufacturing facility or distribution facility of) any Person) permitted hereunder, and certifying that no Event of Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds from such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds that have not been so applied by the end of such 365‑day period (or within a period of 90 days thereafter if by the end of such 365-day period the Borrower or one or more other Subsidiaries shall have entered into any agreement with a third party to acquire, repair or restore such assets, or to consummate such Permitted Acquisition or other acquisition, with such Net Proceeds), at which time a prepayment shall be required in an amount equal to the Net Proceeds that have not been so applied; provided further that (A) to the extent any such Net Proceeds shall be received in respect of assets owned by a Loan Party, such Net Proceeds may be reinvested only in assets owned by a Loan Party or, in the case of a Permitted Acquisition, by any Person that shall become a Subsidiary Loan Party upon the consummation thereof (other than, in each case, Equity Interests in Foreign Subsidiaries, except to the extent such Net Proceeds shall have resulted from the sale of Equity Interests in one or more Foreign Subsidiaries) and (B) to the extent any such Net Proceeds shall be received in respect of assets owned by a Subsidiary that is not a Loan Party but the Equity Interests in which constitute Collateral, such Net Proceeds may be reinvested only in assets owned by a Loan Party (including Equity Interests in Foreign Subsidiaries) or assets owned by a Subsidiary the Equity Interests in which constitute Collateral.

(d) In the event and on each occasion that, as a result of the receipt of any cash proceeds by Holdings, the Borrower or any other Subsidiary in connection with any sale, transfer, lease or other disposition of any asset or any other event, Holdings, the Borrower or any other Loan Party would be required by the terms of any Indebtedness permitted under Section 6.01(a)(iii) or 6.01(a)(xiii) to repay, prepay, redeem, repurchase or defease, or make an offer to repay, prepay, redeem, repurchase or defease any such Indebtedness, then, prior to the time at which it would be required to make such repayment, prepayment, redemption, repurchase or defeasance or to make such offer, the Borrower shall (i) prepay Term Borrowings or (ii) acquire assets in one or more transactions permitted hereby (whether through Permitted Acquisitions or other acquisitions), in each case in an amount that would be needed to eliminate such requirement.

(e) Prior to any optional or mandatory prepayment of Borrowings under this Section, the Borrower shall, subject the next sentence, specify the Borrowing or Borrowings to be prepaid in the notice of such prepayment delivered pursuant to paragraph (g) of this Section. In the event of any optional or mandatory prepayment of Term Borrowings made at a time when Term Borrowings of more than one Class remain outstanding, the Borrower shall select Term Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated among the Term Borrowings pro rata based on the aggregate principal amounts of outstanding Borrowings of each such Class; provided that the amounts so allocable to Incremental Term Loans of any Series may be applied to other Term Borrowings as provided in the applicable Incremental Facility Agreement.

(f) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by hand delivery or facsimile) of any optional prepayment and, to the extent practicable, any mandatory prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 12:00 p.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 p.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that (A) if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08 and (B) a notice of prepayment of Term Borrowings pursuant to paragraph (a) of this Section may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

SECTION 2.12. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the rate per annum equal to the Applicable Rate on the daily unused amount of the Revolving Commitment of such Lender during the period from and including the date hereof to but excluding the date on which such Revolving Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

(b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans on the daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any such LC Exposure, as well as such Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to an Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Revolving Lenders entitled thereto. Fees paid shall not be refundable under any circumstances absent manifest error.

SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% per annum plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of a Revolving Loan, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of a Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing of any Class:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(b) the Administrative Agent is advised by a Majority in Interest of the Lenders of such Class that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Eurocurrency Borrowing for such Interest Period;

then the Administrative Agent shall give notice (which may be telephonic) thereof to the Borrower and the Lenders of such Class as promptly as practicable and, until the

Administrative Agent notifies the Borrower and the Lenders of such Class that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing of such Class to, or continuation of any Borrowing of such Class as, a Eurocurrency Borrowing shall be ineffective, and such Borrowing shall be continued as an ABR Borrowing, and (ii) any Borrowing Request for a Eurocurrency Borrowing of such Class shall be treated as a request for an ABR Borrowing.

SECTION 2.15. Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or (subject to Section 9.04(c)) participated in by, any Lender or any Issuing Bank (except any such reserve requirement reflected in the Adjusted LIBO Rate);

(ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of the term “Excluded Taxes” and (C) Connection Income Taxes), or that are franchise Taxes or branch profits Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then, from time to time upon request of such Lender, Issuing Bank or other Recipient, the Borrower will pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as the case may be, for such additional costs or expenses incurred or reduction suffered.

(b) If any Lender or any Issuing Bank determines that any Change in Law affecting such Lender or such Issuing Bank or any lending office of such Lender or such Lender's or such Issuing Bank's holding company, if any, regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender's or such Issuing Bank's capital or on the capital of such Lender's or Issuing Bank's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or Issuing Bank's policies and the policies of such Lender's or Issuing Bank's holding company with respect to capital adequacy or liquidity), then, from time to time upon request of such Lender or Issuing Bank, the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company for any such reduction suffered.

(c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and setting forth in reasonable detail the basis for calculation of such amount or amounts delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.

(d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or such Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or such Issuing Bank pursuant to this Section for any increased costs or expenses incurred or reductions suffered more than 180 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or expenses or reductions and of such Lender's or such Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert or continue any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto, (d) the failure to prepay any Eurocurrency Loan on a date specified therefor in any notice of prepayment given by the Borrower (whether or not such notice may be revoked in accordance with the terms hereof) or (e) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense (excluding anticipated profit or margin) attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan (but not including the Applicable Rate applicable thereto), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate such Lender would bid if it were to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the London interbank market. The Borrower shall also compensate each Term Lender for the loss, cost and expense attributable to any failure by the Borrower to deliver a timely Interest Election Request with respect to a Eurocurrency Term Loan. A certificate of any Lender delivered to the Borrower and setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, and setting forth in reasonable detail the calculations used by such Lender to determine such amount or amounts, shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

SECTION 2.17. Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Evidence of Payment. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such

Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender severally agrees to indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph.

(f) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower (or, in the case where the Borrower is disregarded as an entity separate from its owner within the meaning of Treasury Regulations Section 301.7701-3(b)(1)(ii), the Borrower's owner for U.S. tax purposes) within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations (including any applicable reporting requirements) under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Issuing Bank. For purposes of this Section, the term “Lender” shall include any Issuing Bank.

SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without any defense, setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account as may be specified by the Administrative Agent, except that payments required to be made directly to any Issuing Bank or the Swingline Lender shall be so made, payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied towards payment of the amounts then due hereunder ratably among the parties entitled thereto, in accordance with the amounts then due to such parties.

(c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall notify the Administrative Agent of such fact and shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the amount of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amounts of principal of and accrued interest on their Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as in effect from time to time) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any Person that is an Eligible Assignee (as such term is defined from time to time). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it hereunder to or for the account of the Administrative Agent, any Issuing Bank or the Swingline Lender, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations in respect of such payment until all such unsatisfied obligations have been discharged or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender pursuant to Sections 2.04(c), 2.05(d), 2.05(e), 2.06(b), 2.18(d) and 9.03(c), in each case in such order as shall be determined by the Administrative Agent in its discretion.

(f) In the event that any financial statements delivered under Section 5.01(a) or 5.01(b), or any Compliance Certificate delivered under Section 5.01(c), shall prove to have been materially inaccurate, and such inaccuracy shall have resulted in the payment of any interest or fees at rates lower than those that were in fact applicable for any period (based on the actual Total Leverage Ratio), then, if such inaccuracy is discovered prior to the termination of the Commitments and the repayment in full of the principal of all Loans and the reduction of the LC Exposure to zero, the Borrower shall pay to the Administrative Agent, for distribution to the Lenders (or former Lenders) as their interests may appear, the accrued interest or fees that should have been paid but were not paid as a result of such misstatement.

SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall (at the request of the Borrower) use commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any respect considered by such Lender to be material. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.

(b) If (i) any Lender requests compensation under Section 2.15, (ii) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender has become a Defaulting Lender or (iv) any Lender has failed to consent to a proposed amendment, waiver, discharge or termination that under Section 9.02 requires the consent of all the Lenders (or all the affected Lenders or all the Lenders of the affected Class) and with respect to which the Required Lenders (or, in circumstances where Section 9.02 does not require the consent of the Required Lenders, a Majority in Interest of the Lenders of the affected Class) shall have granted their consent, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04 (except that the Borrower or replacement Lender shall pay any applicable processing and recordation fee)), all its interests, rights and obligations under this Agreement and the other Loan Documents (or, in the case of any such assignment and delegation resulting from a failure to provide a consent, all its interests, rights and obligations under this Agreement and the other Loan Documents as a Lender of a particular Class) to an Eligible Assignee that shall assume such obligations (which may be another Lender, if a Lender accepts such assignment and delegation); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent (and, in circumstances where its consent would be required under Section 9.04, each Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld conditioned or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and, if applicable, participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (if applicable, in each case only to the extent such amounts relate to its interest as a Lender of a particular Class) from the assignee (in the case of such principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (C) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments, (D) such assignment does not conflict with applicable law and (E) in the case of any such assignment and delegation resulting from the failure to provide a consent, the assignee shall have given such consent and, as a result of such assignment and delegation and any contemporaneous assignments and delegations and consents, the applicable amendment, waiver, discharge or termination can be effected. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver or consent by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation have ceased to apply. Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.

SECTION 2.20. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Revolving Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Revolving Lender is a Defaulting Lender:

(a) commitment fees shall cease to accrue on the unused amount of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b) the Revolving Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 9.02, require the consent of such Defaulting Lender in accordance with the terms hereof;

(c) if any Swingline Exposure or LC Exposure exists at the time such Revolving Lender becomes a Defaulting Lender then:

(i) the Swingline Exposure (other than any portion thereof with respect to which such Defaulting Lender shall have funded its participation as contemplated by Section 2.04(c)) and LC Exposure of such Defaulting Lender (other than any portion thereof attributable to unreimbursed LC Disbursements with respect to which such Defaulting Lender shall have funded its participation as contemplated by Sections 2.05(e) and 2.05(f)) shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that the sum of all Non-Defaulting Lenders' Revolving Exposures plus such Defaulting Lender's Swingline Exposure and LC Exposure does not exceed the sum of all Non-Defaulting Lenders' Revolving Commitments;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (A) first, prepay the portion of such Defaulting Lender's Swingline Exposure that has not been reallocated and (B) second, cash collateralize for the benefit of the Issuing Banks the portion of such Defaulting Lender's LC Exposure that has not been reallocated in accordance with the procedures set forth in Section 2.05(i) for so long as such LC Exposure is outstanding;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender's LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay participation fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such portion of such Defaulting Lender's LC Exposure for so long as such Defaulting Lender's LC Exposure is cash collateralized;

(iv) if any portion of the LC Exposure of such Defaulting Lender is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.12(a) and 2.12(b) shall be adjusted to give effect to such reallocation; and

(v) if all or any portion of such Defaulting Lender's LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all participation fees payable under Section 2.12(b) with respect to such Defaulting Lender's LC Exposure shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such Defaulting Lender's LC Exposure attributable to Letters of Credit issued by each Issuing Bank) until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d) so long as such Revolving Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend, renew or extend any Letter of Credit, unless, in each case, it is satisfied that the related exposure and the Defaulting Lender's then outstanding Swingline Exposure or LC Exposure, as applicable, will be fully covered by the Revolving Commitments of the Non-Defaulting Lenders and/or cash collateral provided by the Borrower in accordance with Section 2.20(c), and participating interests in any such funded Swingline Loan or in any such issued, amended, renewed or extended Letter of Credit will be allocated among the Non-Defaulting Lenders in a manner consistent with Section 2.20(c)(i) (and such Defaulting Lender shall not participate therein).

In the event that (x) a Bankruptcy Event with respect to a Revolving Lender Parent shall have occurred following the date hereof and for so long as such Bankruptcy Event shall continue or (y) the Swingline Lender or any Issuing Bank has a good faith belief that any Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan, and such Issuing Bank shall not be required to issue, amend, renew or extend any Letter of Credit, unless the Swingline Lender or such Issuing Bank, as the case may be, shall have entered into arrangements with the Borrower or the applicable Revolving Lender satisfactory to the Swingline Lender or such Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower, the Swingline Lender and each Issuing Bank each agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Lender's Revolving Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of the other Revolving Lenders as the Administrative Agent shall determine may be necessary in order for such Revolving Lender to hold such Loans in accordance with its Applicable Percentage.

SECTION 2.21. Incremental Facilities. (a) The Borrower may on one or more occasions, by written notice to the Administrative Agent, request (i) during the Revolving Availability Period, the establishment of Incremental Revolving Commitments and/or (ii) the establishment of Incremental Term Commitments, provided that the aggregate amount of all the Incremental Commitments established hereunder shall not exceed $100,000,000 during the term of this Agreement. Each such notice shall specify (A) the date on which the Borrower proposes that the Incremental Revolving Commitments or the Incremental Term Commitments, as applicable, shall be effective, which shall be a date not less than 10 Business Days (or such shorter period as may be agreed to by the Administrative Agent) after the date on which such notice is delivered to the Administrative Agent and (B) the amount of the Incremental Revolving Commitments or Incremental Term Commitments, as applicable, being requested (it being agreed that (x) any Lender approached to provide any Incremental Revolving Commitment or Incremental Term Commitment may elect or decline, in its sole discretion, to provide such Incremental Revolving Commitment or Incremental Term Commitment and (y) any Person that the Borrower proposes to become an Incremental Lender, if such Person is not then a Lender, must be an Eligible Assignee and must be acceptable to the Administrative Agent and, in the case of any proposed Incremental Revolving Lender, each Issuing Bank and the Swingline Lender (such consent, in each case, not to be unreasonably withheld, conditioned or delayed)).

(b) The terms and conditions of any Incremental Revolving Commitment and Revolving Loans and other extensions of credit to be made thereunder shall be identical to those of the Revolving Commitments and Revolving Loans and other extensions of credit made thereunder, and shall be treated as a single Class with such Revolving Commitments and Revolving Loans; provided that, if the Borrower determines to increase the interest rate or fees payable hereunder in respect of Incremental Revolving Commitments or Revolving Loans and other extensions of credit made thereunder, such increase shall be permitted if the interest rate or fees payable hereunder in respect of the other Revolving Commitments or Revolving Loans and other extensions of credit made thereunder, as applicable, shall be increased to equal such interest rate or fees payable in respect of such Incremental Revolving Commitments or Revolving Loans and other extensions of credit made thereunder, as the case may be; provided further that the Borrower at its election may pay upfront or closing fees with respect to Incremental Revolving Commitments without paying such fees with respect to the other Revolving Commitments. The terms and conditions of any Incremental Term Commitments and the Incremental Term Loans to be made thereunder shall be, except as otherwise set forth herein or in the applicable Incremental Facility Agreement, identical to those of the Tranche A Term Commitments and the Tranche A Term Loans; provided that (i) the weighted average life to maturity of any Incremental Term Loans shall be no shorter than the remaining weighted average life to maturity of the Tranche A Terms Loans and (ii) no Incremental Term Loan Maturity Date shall be earlier than the Tranche A Term Maturity Date. Any Incremental Term Commitments established pursuant to an Incremental Facility Agreement that have identical terms and conditions, and any Incremental Term Loans made thereunder, shall be designated as a separate series (each a “Series”) of Incremental Term Commitments and Incremental Term Loans for all purposes of this Agreement.

(c) The Incremental Commitments shall be effected pursuant to one or more Incremental Facility Agreements executed and delivered by Holdings, the Borrower, each Incremental Lender providing such Incremental Commitments and the Administrative Agent; provided that no Incremental Commitments shall become effective unless (i) on the date of effectiveness thereof, both immediately prior to and immediately after giving effect to such Incremental Commitments (and assuming that the full amount of such Incremental Commitments shall have been funded as Loans on such date), no Default shall have occurred and be continuing, (ii) on the date of effectiveness thereof and the making of Loans and issuance of Letters of Credit thereunder to be made on such date, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date, (iii) after giving effect to such Incremental Commitments (and assuming that the full amount of such Incremental Commitments shall have been funded as Loans on such date), and any related transaction, on a pro forma basis in accordance with Section 1.04(b), Holdings and the Borrower shall be in compliance with the covenants set forth in Sections 6.12, 6.13 and 6.14 (calculated as of the last day of, or for, the period of four consecutive fiscal quarters of Holdings then most recently ended for which the financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or prior to the first such delivery, as of, or for. such period ended on June 30, 2011), provided that, for purposes of determining the Senior Secured Leverage Ratio and the Total Leverage Ratio under Sections 6.13 and 6.14, Secured Total Indebtedness and Total Indebtedness shall be determined on a pro forma basis as of the date of the effectiveness thereof and the maximum Senior Secured Leverage Ratio then permitted under Section 6.13 shall be assumed to be 2.25 to 1.00), (iv) the Borrower shall make any payments required to be made pursuant to Section 2.16 in connection with such Incremental Commitments and the related transactions under this Section and (v) Holdings and the Borrower shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary's certificates, officer's certificates and other documents as shall reasonably be requested by the Administrative Agent in connection with any such transaction. Each Incremental Facility Agreement may, without the consent of any Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section.

(d) Upon the effectiveness of an Incremental Commitment of any Incremental Lender, (i) such Incremental Lender shall be deemed to be a “Lender” (and a Lender in respect of Commitments and Loans of the applicable Class) hereunder, and henceforth shall be entitled to all the rights of, and benefits accruing to, Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and shall be bound by all agreements, acknowledgements and other obligations of Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and under the other Loan Documents, and (ii) in the case of any Incremental Revolving Commitment, (A) such Incremental Revolving Commitment shall constitute (or, in the event such Incremental Lender already has a Revolving Commitment, shall increase) the Revolving Commitment of such Incremental Lender and (B) the Aggregate Revolving Commitment shall be increased by the amount of such Incremental Revolving Commitment, in each case, subject to further increase or reduction from time to time as set forth in the definition of the term “Revolving Commitment”. For the avoidance of doubt, upon the effectiveness of any Incremental Revolving Commitment, the Revolving Exposure of the Incremental Revolving Lender holding such Commitment, and the Applicable Percentage of all the Revolving Lenders, shall automatically be adjusted to give effect thereto.

(e) On the date of effectiveness of any Incremental Revolving Commitments, each Revolving Lender shall assign to each Incremental Revolving Lender holding such Incremental Revolving Commitment, and each such Incremental Revolving Lender shall purchase from each Revolving Lender, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans and participations in Letters of Credit outstanding on such date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans and participations in Letters of Credit will be held by all the Revolving Lenders (including such Incremental Revolving Lenders) ratably in accordance with their Applicable Percentages after giving effect to the effectiveness of such Incremental Revolving Commitments.

(f) Subject to the terms and conditions set forth herein and in the applicable Incremental Facility Agreement, each Lender holding an Incremental Term Commitment of any Series shall make a loan to the Borrower in an amount equal to such Incremental Term Commitment on the date specified in such Incremental Facility Agreement.

(g) The Administrative Agent shall notify the Lenders promptly upon receipt by the Administrative Agent of any notice from the Borrower referred to in Section 2.21(a) and of the effectiveness of any Incremental Commitments, in each case advising the Lenders of the details thereof and, in the case of effectiveness of any Incremental Revolving Commitments, of the Applicable Percentages of the Revolving Lenders after giving effect thereto and of the assignments required to be made pursuant to Section 2.21(e).

SECTION 2.22. Extension Offers. (a) The Borrower may on one or more occasions, by written notice to the Administrative Agent, make one or more offers (each, an “Extension Offer”) to all the Lenders of one or more Classes (each Class subject to such an Extension Offer, an “Extension Request Class”) to make one or more Extension Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower. Such notice shall set forth (i) the terms and conditions of the requested Extension Permitted Amendment and (ii) the date on which such Extension Permitted Amendment is requested to become effective (which shall not be less than 10 Business Days nor more than 30 Business Days after the date of such notice, unless otherwise agreed to by the Administrative Agent). Extension Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Extension Request Class that accept the applicable Extension Offer (such Lenders, the “Extending Lenders”) and, in the case of any Extending Lender, only with respect to such Lender's Loans and Commitments of such Extension Request Class as to which such Lender's acceptance has been made. Any Lender that has not advised the Borrower or the Administrative Agent that it wishes to accept the applicable Extension Offer shall be deemed to have declined to participate in the applicable Extension Offer.

(b) An Extension Permitted Amendment shall be effected pursuant to an Extension Agreement executed and delivered by Holdings, the Borrower, each applicable Extending Lender and the Administrative Agent; provided that no Extension Permitted Amendment shall become effective unless (i) no Event of Default shall have occurred and be continuing on the date of effectiveness thereof, (ii) on the date of effectiveness thereof, the representations and warranties of each Loan Party set forth in the Loan

Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that specifically relates to an earlier date, in which case such representation and warranty shall be so true and correct on and as of such earlier date, and (iii) Holdings and the Borrower shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary's certificates, officer's certificates and other documents as shall reasonably be requested by the Administrative Agent in connection therewith. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Agreement. Each Extension Agreement may, without the consent of any Lender other than the applicable Extending Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section, including any amendments necessary to treat the applicable Loans and/or Commitments of the Accepting Lenders as a new “Class” of loans and/or commitments hereunder; provided that, in the case of any Extension Offer relating to Revolving Commitments or Revolving Loans, except as otherwise agreed to by each Issuing Bank and the Swingline Lender, (i) the allocation of the participation exposure with respect to any then-existing or subsequently issued or made Letter of Credit or Swingline Loan as between the commitments of such new “Class” and the remaining Revolving Commitments shall be made on a ratable basis as between the commitments of such new “Class” and the remaining Revolving Commitments and (ii) the Revolving Availability Period and the Revolving Maturity Date, as such terms are used in reference to Letters of Credit or Swingline Loans, may not be extended without the prior written consent of each Issuing Bank and the Swingline Lender, as applicable.

SECTION 2.23. Refinancing Facilities. (a) The Borrower may, on one or more occasions, by written notice to the Administrative Agent, request the establishment hereunder of (i) a new Class of revolving commitments (the “Refinancing Revolving Commitments”) pursuant to which each Person providing such a commitment (a “Refinancing Revolving Lender”) will make revolving loans to the Borrower (“Refinancing Revolving Loans”) and acquire participations in the Letters of Credit and (ii) one or more additional Classes of term loan commitments (the “Refinancing Term Loan Commitments”) pursuant to which each Person providing such a commitment (a “Refinancing Term Lender”) will make term loans to the Borrower (the “Refinancing Term Loans”); provided that (A) each Refinancing Revolving Lender and each Refinancing Term Loan Lender shall be an Eligible Assignee and, if not already a Lender, shall otherwise be reasonably acceptable to the Administrative Agent and (B) each Refinancing Revolving Lender shall be approved by each Issuing Bank and the Swingline Lender (such approval not to be unreasonably withheld, conditioned or delayed).

(b) The Refinancing Commitments shall be effected pursuant to one or more Refinancing Facility Agreements executed and delivered by Holdings, the Borrower, each Refinancing Lender providing such Refinancing Commitment, the Administrative Agent and, in the case of Refinancing Revolving Commitments, each Issuing Bank and the Swingline Lender; provided that no Refinancing Commitments shall become effective unless (i) no Default shall have occurred and be continuing on the date of effectiveness thereof, (ii) on the date of effectiveness thereof, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that specifically relates to an earlier date, in which case such representation and warranty shall be so true and correct on and as of such earlier date, (iii) Holdings and the Borrower shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary's certificates, officer's certificates and other documents as shall reasonably be requested by the Administrative Agent in connection with any such transaction, (iv) in the case of any Refinancing Revolving Commitments, substantially concurrently with the effectiveness thereof, all the Revolving Commitments then in effect shall be terminated, and all the Revolving Loans then outstanding, together with all interest thereon, and all other amounts accrued for the benefit of the Revolving Lenders, shall be repaid or paid (it being understood, however, that any Letters of Credit may continue to be outstanding hereunder), and the aggregate amount of such Refinancing Revolving Commitments does not exceeded the aggregate amount of the Revolving Commitments so terminated, and (v) in the case of any Refinancing Term Loan Commitments, substantially concurrently with the effectiveness thereof, the Borrower shall obtain Refinancing Term Loans thereunder and shall repay or prepay then outstanding Term Borrowings of any Class in an aggregate principal amount equal to the aggregate amount of such Refinancing Term Loan Commitments (less the aggregate amount of accrued and unpaid interest with respect to such outstanding Term Borrowings and any reasonable fees, premium and expenses relating to such refinancing) (and any such prepayment of Term Borrowings of any Class shall be applied to reduce the subsequent scheduled repayments of Term Borrowings of such Class to be made pursuant to Section 2.11(a) in the inverse order of maturity and, in the case of a prepayment of Eurocurrency Term Borrowings, shall be subject to Section 2.16).

(c) The Refinancing Facility Agreement shall set forth, with respect to the Refinancing Commitments established thereby and the Refinancing Loans and other extensions of credit to be made thereunder, to the extent applicable, the following terms thereof: (i) the designation of such Refinancing Commitments and Refinancing Loans as a new “Class” for all purposes hereof, (ii) the stated termination and maturity dates applicable to the Refinancing Commitments or Refinancing Loans of such Class, provided that (A) such stated termination and maturity dates shall not be earlier than the Revolving Maturity Date (in the case of Refinancing Revolving Commitments and Refinancing Revolving Loans) or the Tranche A Term Maturity Date (in the case of Refinancing Term Loan Commitments and Refinancing Term Loans), (iii) in the case of any Refinancing Term Loans, any amortization applicable thereto and the effect thereon of any prepayment of such Refinancing Term Loans, (iv) the interest rate or rates applicable to the Refinancing Loans of such Class, (v) the fees applicable to the Refinancing Commitment or Refinancing Loans of such Class, (vi) in the case of any Refinancing Term Loans, any original issue discount applicable thereto, (vii) the initial Interest Period or Interest Periods applicable to Refinancing Loans of such Class, (viii) any voluntary or mandatory commitment reduction or prepayment requirements applicable to Refinancing Commitments or Refinancing Loans of such Class (which prepayment requirements, in the case of any Refinancing Term Loans, may provide that such Refinancing Term Loans may participate in any mandatory prepayment on a pro rata basis with the Tranche A Term Loans, but may not provide for prepayment requirements that are more favorable to the Lenders holding such Refinancing Term Loans than to the Lenders holding Tranche A Term Loans) and any restrictions on the voluntary or mandatory reductions or prepayments of Refinancing Commitments or Refinancing Loans of such Class and (ix) any financial covenant with which Holdings and the Borrower shall be required to comply (provided that any such financial covenant for the benefit of any Class of Refinancing Lenders shall also be for the benefit of all other Lenders). Except as contemplated by the preceding sentence, the terms of the Refinancing Revolving Commitments and Refinancing Revolving Loans and other extensions of credit thereunder shall be substantially the same as the Revolving Commitments and Revolving Loans and other extensions of credit thereunder, and the terms of the Refinancing Term Loan Commitments and Refinancing Term Loans shall be substantially the same as the terms of the Tranche A Term Commitments and the Tranche A Term Loans. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Facility Agreement. Each Refinancing Facility Agreement may, without the consent of any Lender other than the applicable Refinancing Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section, including any amendments necessary to treat the applicable Refinancing Commitments and Refinancing Loans as a new “Class” of loans and/or commitments hereunder.

ARTICLE III

Representations and Warranties

Each of Holdings and the Borrower represents and warrants to the Lenders that (it being understood and agreed that all representations and warranties made herein on behalf of Boise and its subsidiaries (other than Holdings and the Subsidiaries) are made by Holdings and the Borrower, with the intent of the parties being that such representations and warranties have the same force and effect for purposes of this Agreement and the other Loan Documents as if made by Boise itself):

SECTION 3.01. Organization; Powers. Holdings, the Borrower and each other Subsidiary is duly organized, validly existing and (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of the jurisdiction of its organization and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect has all requisite power and authority to carry on its business as now conducted and is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required.

SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Person's corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder or other equityholder action of such Person. This Agreement has been duly executed and delivered by each of Holdings and the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdings, the Borrower or such Loan Party, as the case may be, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03. Governmental Approvals; Absence of Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect or as to which the failure to be made or obtained and to be in full force and effect could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) filings necessary to perfect Liens created under the Loan Documents and (iii) filings with the SEC, (b) will not violate any applicable law, including any order of any Governmental Authority, except to the extent any such violations, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (c) will not violate the charter, by-laws or other organizational documents of Boise or any of its subsidiaries, including Holdings, the Borrower or any other Subsidiary, (d) will not violate or result (alone or with notice or lapse of time, or both) in a default under any indenture or other agreement or instrument binding upon Boise or any of its subsidiaries, including Holdings, the Borrower or any other Subsidiary, or any of their assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by Holdings, the Borrower or any other Subsidiary, or give rise to a right of, or result in, any termination, cancellation, acceleration or right of renegotiation of any obligation thereunder, except to the extent any such violations, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (e) except for Liens created under the Loan Documents, will not result in the creation or imposition of any Lien on any asset of Holdings, the Borrower or any other Subsidiary.

SECTION 3.04. Financial Condition; No Material Adverse Change. (a) Holdings has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders' equity and cash flows (i) as of and for the fiscal year ended December 31, 2010, audited by and accompanied by the opinion of KPMG LLP, independent registered public accounting firm, and (ii) as of and for the fiscal quarters and the portion of the fiscal year ended March 31 and June 30, 2011, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of Holdings and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to normal year‑end audit adjustments and the absence of certain footnotes in the case of the statements referred to in clause (ii) above.

(b) Except as disclosed in the financial statements referred to above or the notes thereto or in the Confidential Information Memorandum, after giving effect to the Transactions, none of Holdings, the Borrower or any other Subsidiary has, as of the Effective Date, any material contingent liabilities, unusual long‑term commitments or unrealized losses.

(c) Since December 31, 2010, there has been no event or condition that has resulted, or would reasonably be expected to result, in a material adverse change in the business, assets, liabilities, operations or financial condition of Holdings, the Borrower and the other Subsidiaries, taken as a whole.

SECTION 3.05. Properties. (a) Holdings, the Borrower and each other Subsidiary has good title to, or valid leasehold interests in, all its tangible and real property used in its business (including its Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and Liens permitted by Section 6.02 and except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Holdings, the Borrower and each other Subsidiary owns, or is licensed to use, all patents, trademarks, copyrights, licenses, technology, software, domain names and other intellectual property that is reasonably necessary for the conduct of its business as currently conducted, except to the extent any such failure to own or possess a license to use, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No patents, trademarks, copyrights, licenses, technology, software, domain names or other intellectual property used by Holdings, the Borrower or any other Subsidiary in the operation of its business infringes upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c) Schedule 3.05 sets forth the address of each real property that constitutes a Mortgaged Property as of the Effective Date and the proper jurisdiction for the filing of Mortgages in respect thereof. As of the Effective Date, none of Boise, Holdings, the Borrower or any other Subsidiary (i) has received notice, or has knowledge, of any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation or (ii) is obligated under any right of first refusal, option or other contractual right to sell, transfer or otherwise dispose of any Mortgaged Property or any interest therein.

SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Holdings, the Borrower or any other Subsidiary, threatened against or affecting Boise or any of its subsidiaries, including Holdings, the Borrower or any other Subsidiary, that (i) could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) involve any of the Loan Documents or the Transactions.

(b) Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of Boise or any of its subsidiaries, including Holdings, the Borrower or any other Subsidiary, (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

SECTION 3.07. Compliance with Laws and Agreements. Boise and its subsidiaries, including Holdings, the Borrower and each other Subsidiary, is in compliance with all laws, including all orders of Governmental Authorities, applicable to it or its property and all agreements and other instruments binding upon it or its property (other than indentures or other agreements or instruments governing or evidencing Indebtedness), except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

SECTION 3.08. Investment Company Status. None of Holdings, the Borrower or any other Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09. Taxes. Boise and its subsidiaries, including Holdings, the Borrower and each other Subsidiary, has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except where (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, and (ii) Boise or such subsidiary, as applicable, has set aside on its books reserves with respect thereto to the extent required by GAAP or (b) the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. ERISA; Labor Matters. (a) No ERISA Events have occurred or are reasonably expected to occur that, in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair value of the assets of such Plan by an amount that could reasonably be expected to have a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, as of the date or dates of the most recent financial statements reflecting such amounts, exceed the fair value of the assets of all such underfunded Plans by an amount that could reasonably be expected to have a Material Adverse Effect.

(b) As of the Effective Date, there are no strikes or lockouts against Boise, Holdings, the Borrower or any other Subsidiary pending or, to their knowledge, threatened in writing that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. All payments due from Holdings, the Borrower or any other Subsidiary, or for which any claim may be made against Holdings, the Borrower or any other Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as liabilities on the books of Holdings, the Borrower or such Subsidiary, except where such failure to pay or accrue such liability could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.11. Subsidiaries and Joint Ventures. Schedule 3.11 sets forth, as of the Effective Date, the name and jurisdiction of organization of, and the percentage of each class of Equity Interests owned (a) by Boise in Holdings and (b) by Holdings, the Borrower or any other Subsidiary in (i) each Subsidiary and (ii) each joint venture in which Holdings, the Borrower or any other Subsidiary owns any Equity Interests, and identifies each Designated Subsidiary and each Material Subsidiary. As of the Effective Date, Boise directly owns 100% of the issued and outstanding Equity Interests in Holdings. The Equity Interests in each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on Schedule 3.11, as of the Effective Date, there is no existing option, warrant, call, right, commitment or other agreement to which Holdings or any Subsidiary is a party requiring, and there are no Equity Interests in any Subsidiary outstanding that upon exercise, conversion or exchange would require, the issuance by any Subsidiary of any additional Equity Interests or other securities exercisable for, convertible into, exchangeable for or evidencing the right to subscribe for or purchase any Equity Interests in any Subsidiary.

SECTION 3.12. Insurance. Schedule 3.12 sets forth a description of all insurance maintained by or on behalf of Holdings, the Borrower and the other Subsidiaries as of the Effective Date.

SECTION 3.13. Solvency. Immediately after the making of each Loan on the occasion of each Borrowing and the application of the proceeds thereof, and giving effect to the rights of subrogation and contribution under the Collateral Agreement, (a) the fair value of the assets of the Loan Parties will exceed their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the assets of the Loan Parties will be greater than the amount that will be required to pay the probable liability on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) the Loan Parties will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (d) the Loan Parties will not have unreasonably small capital with which to conduct the business in which they are engaged, as such business is conducted at the time of and is proposed to be conducted following the making of such Loan.

SECTION 3.14. Disclosure. Neither the Confidential Information Memorandum nor any other written or formally presented information furnished by or on behalf of Holdings, the Borrower or any other Subsidiary to the Administrative Agent, any Arranger or any Lender (other than information of a general economic or industry specific nature) in connection with the negotiation of this Agreement or any other Loan

Document, included herein or therein or furnished hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to forecasts or projected financial information, each of Holdings and the Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time made and at the time so furnished and, if furnished prior to the Effective Date, as of the Effective Date (it being understood that such forecasts and projections may vary from actual results and that such variances may be material).

SECTION 3.15. Collateral Matters. (a) The Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral (as defined therein) and (i) when the Collateral (as defined therein) constituting certificated securities (as defined in the Uniform Commercial Code) is delivered to the Administrative Agent, together with instruments of transfer duly endorsed in blank, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the pledgors thereunder in such Collateral, prior and superior in right to any other Person, and (ii) when financing statements in appropriate form are filed in the applicable filing offices, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the remaining Collateral (as defined therein) to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, prior and superior to the rights of any other Person, except for rights secured by Liens permitted under Section 6.02.

(b) Each Mortgage, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in all the applicable mortgagor's right, title and interest in and to the Mortgaged Properties subject thereto, and when the Mortgages have been filed in the jurisdictions specified therein, the Mortgages will constitute constructive notice to third parties of the lien of the Administrative Agent in all right, title and interest of the mortgagors in the Mortgaged Properties, prior and superior in right to any other Person, but subject to Liens permitted under Section 6.02.

(c) Upon the recordation of the IP Security Agreements with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and the filing of the financing statements referred to in paragraph (a) of this Section, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Collateral Agreement) in which a security interest may be perfected by filing in the United States of America, in each case prior and superior in right to any other Person, but subject to Liens permitted under Section 6.02 (it being understood that subsequent recordings in the United States Patent and Trademark Office or the United States Copyright Office may be necessary to perfect a security interest in such Intellectual Property acquired by the Loan Parties after the Effective Date).

SECTION 3.16. Federal Reserve Regulations. None of Holdings, the Borrower or any other Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Loans will be used, directly or indirectly, for any purpose that entails a violation (including on the part of any Lender) of any of the regulations of the Board of Governors, including Regulations U and X. Not more than 25% of the value of the assets of Holdings, the Borrower and the other Subsidiaries are subject to any restrictions on the sale, pledge or other disposition of assets under this Agreement, any other Loan Document or any other agreement to which any Lender or Affiliate of a Lender is party will at any time be represented by margin stock.

SECTION 3.17. Concerning Boise. As of the date hereof, Boise does not own any asset (including any contract right, but excluding rights under insurance policies) that is material to the business or operations of Holdings and the Subsidiaries.

ARTICLE IV

Conditions

SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions shall be satisfied (or waived in accordance with Section 9.02):

(a) The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) evidence satisfactory to the Administrative Agent (which may include a facsimile transmission) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Lenders and the Issuing Banks and dated the Effective Date) of each of (i) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for Holdings and the Borrower, (ii) the Senior Vice President and General Counsel of the Borrower, and (iii) local counsel for Holdings and the Borrower in each jurisdiction in which any Subsidiary Loan Party is organized or where a Mortgaged Property is located, and the laws of which are not covered by the opinion letter referred to in clause (i) above, in each case in form and substance reasonably satisfactory to the Administrative Agent.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan

Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent.

(d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the chief executive officer or the chief financial officer of each of Holdings and the Borrower, confirming compliance with the conditions set forth in the first sentence of paragraph (f) of this Section, in paragraph (i) of this Section and in paragraphs (a) and (b) of Section 4.02.

(e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced at least two Business Days prior to the Effective Date, payment or reimbursement of all fees and expenses (including fees, charges and disbursements of counsel) required to be paid or reimbursed by any Loan Party under the Commitment Letter, the Fee Letter or any Loan Document.

(f) The Collateral and Guarantee Requirement shall have been satisfied (subject to the last paragraph of this Section). The Administrative Agent shall have received a completed Perfection Certificate, dated the Effective Date and signed by an executive officer or a Financial Officer of each of Holdings and the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted under Section 6.02 or have been, or substantially contemporaneously with the initial funding of Loans on the Effective Date will be, released.

(g) The Administrative Agent shall have received evidence that the insurance required by Section 5.08 is in effect, together with endorsements naming the Administrative Agent, for the benefit of the Secured Parties, as additional insured and loss payee thereunder to the extent required under Section 5.08.

(h) The Lenders shall have received the financial statements, opinions and certificates referred to in Section 3.04.

(i) Prior to or substantially contemporaneously with the initial funding of Loans on the Effective Date, all principal, premium, if any, interest, fees and other amounts due or outstanding under the Existing Credit Agreement shall have been or shall be paid in full, the commitments thereunder shall have been or shall be terminated and all guarantees and Liens existing in connection therewith shall have been or shall be discharged and released, and the Administrative Agent shall have received reasonably satisfactory evidence thereof (with each Person party hereto that is a lender under the Existing Credit Agreement hereby waiving the requirement set forth therein that notice by the Borrower of termination of the commitments under, and prepayment of loans outstanding under, the Existing Credit Agreement be irrevocable and be delivered in advance of the day of effectiveness of such termination and prepayment). Immediately after giving effect to the Transactions, none of Holdings, the Borrower or any other Subsidiary shall have outstanding any shares of preferred stock or other preferred Equity Interests or any Indebtedness, other than (i) Indebtedness incurred under the Loan Documents, (ii) the Existing Notes and (iii) Indebtedness permitted to exist pursuant to Section 6.01.

(j) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the chief financial officer of Holdings, as to the solvency of the Loan Parties on a consolidated basis after giving effect to the Transactions, in form and substance reasonably satisfactory to the Administrative Agent.

(k) The Administrative Agent shall have received from each party thereto either (i) a counterpart of (A) the Intercompany Indebtedness Subordination Agreement and (B) the Post-Closing Letter Agreement, in each case, signed on behalf of such party or (ii) evidence satisfactory to the Administrative Agent (which may include a facsimile transmission) that such party has signed a counterpart of such Agreement.

(l) The Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

The Administrative Agent shall notify the other parties hereto of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions shall have been satisfied (or waived in accordance with Section 9.02) at or prior to 5:00 p.m., New York City time, on November 4, 2011 (and, in the event such conditions shall not have been so satisfied or waived, the Commitments shall terminate at such time); provided that, solely with respect to the matters expressly identified in the Post-Closing Letter Agreement, the satisfaction by the Loan Parties of the foregoing conditions shall not be required on the Effective Date, and shall not be a condition to the obligation of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder, but shall be required to be accomplished in accordance with Section 5.14.

SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than any conversion or continuation of any Loan), and of each Issuing Bank to issue, amend to increase the amount thereof, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date.

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

On the date of any Borrowing (other than any conversion or continuation of any Loan) or the issuance, amendment to increase the amount thereof, renewal or extension of any Letter of Credit, Holdings and the Borrower shall be deemed to have represented and warranted that the conditions specified in paragraphs (a) and (b) of this Section have been satisfied and that, after giving effect to such Borrowing, or such issuance, amendment, renewal or extension of a Letter of Credit, the Aggregate Revolving Exposure (or any component thereof) shall not exceed the maximum amount thereof (or the maximum amount of any such component) specified in Section 2.01, 2.04(a) or 2.05(b).

ARTICLE V

Affirmative Covenants

Until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all Letters of Credit (other than Collateralized Letters of Credit) shall have expired or been terminated and all LC Disbursements shall have been reimbursed, each of Holdings and the Borrower covenants and agrees with the Lenders that:

SECTION 5.01. Financial Statements and Other Information. Holdings and the Borrower will furnish to the Administrative Agent, on behalf of each Lender:

(a) within 90 days after the end of each fiscal year of Holdings, its audited consolidated balance sheet and related consolidated statements of income, stockholders' equity and cash flows as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the prior fiscal year, all audited by and accompanied by the opinion of KPMG LLP or another independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of Holdings and its consolidated Subsidiaries on a consolidated basis as of the end of and for such year in accordance with GAAP, and accompanied by a narrative report describing the financial position, results of operations and cash flows of Holdings and its consolidated Subsidiaries in a form reasonably satisfactory to the Administrative Agent (provided that such narrative report shall not be required so long as either Boise or Holdings is subject to periodic reporting obligations under the Exchange Act and the periodic reports filed by such Person with the SEC contain such information and, in the event Boise shall have any subsidiary other than Holdings and the Subsidiaries, such information is presented separately for Holdings and its consolidated Subsidiaries);

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings, its consolidated balance sheet as of the end of such fiscal quarter, the related consolidated statements of income for such fiscal quarter and the then elapsed portion of the fiscal year and the related statements of cash flows for the then elapsed portion of the fiscal year, in each case setting forth in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the prior fiscal year, all certified by a Financial Officer of Holdings as presenting fairly, in all material respects, the financial position, results of operations and cash flows of Holdings and its consolidated Subsidiaries on a consolidated basis as of the end of and for such fiscal quarter and such portion of the fiscal year in accordance with GAAP, subject to normal year-end audit adjustments and the absence of certain footnotes, and accompanied by a narrative report describing the financial position, results of operations and cash flows of Holdings and its consolidated Subsidiaries in a form reasonably satisfactory to the Administrative Agent (provided that such narrative report shall not be required so long as either Boise or Holdings is subject to periodic reporting obligations under the Exchange Act and the periodic reports filed by such Person with the SEC contain such information and, in the event Boise shall have any subsidiary other than Holdings and the Subsidiaries, such information is presented separately for Holdings and its consolidated Subsidiaries);

(c) concurrently with, or within five Business Days following, each delivery of financial statements under clause (a) or (b) above, a completed Compliance Certificate signed by a Financial Officer of each of Holdings and the Borrower, (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.12, 6.13 and 6.14, (iii) if any change in GAAP or in the application thereof has occurred since the date of the consolidated balance sheet of Holdings most recently theretofore delivered under clause (a) or (b) above (or, prior to the first such delivery, referred to in Section 3.04) that has had, or could have, a significant effect on the calculations of the Interest Expense Coverage Ratio, the Senior Secured Leverage Ratio or the Total Leverage Ratio, specifying the nature of such change and the effect thereof on such calculations and (iv) certifying that all notices required to be provided under Sections 5.03 and 5.04 have been provided;

(d) within 90 days after the end of each fiscal year of Holdings, a completed Supplemental Perfection Certificate, signed by a Financial Officer of each of Holdings and the Borrower, (i) setting forth the information required pursuant to the Supplemental Perfection Certificate and indicating in a manner reasonably satisfactory to the Administrative Agent any changes in such information from the most recent Supplemental Perfection Certificate delivered pursuant to this clause (f) (or, prior to the first delivery of any such Supplemental Perfection Certificate, from the Perfection Certificate delivered on the Effective Date) or (ii) certifying that there has been no change in such information from the most recent Supplemental Perfection Certificate delivered pursuant to this clause (f) (or, prior to the first delivery of any such Supplemental Perfection Certificate, from the Perfection Certificate delivered on the Effective Date);

(e) no later than February 28th of each fiscal year of Holdings, a consolidated plan and financial forecast for such fiscal year, including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Holdings and its consolidated Subsidiaries for such fiscal year and (ii) forecasted statements of income and cash flows of Holdings and its consolidated Subsidiaries for each quarter of such fiscal year;

(f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Boise, Holdings, the Borrower or any other Subsidiary with the SEC or with any national securities exchange, or distributed by Boise to its shareholders generally, as the case may be;

(g) promptly after any reasonable request therefor by the Administrative Agent, copies of (i) any documents described in Section 101(k)(1) of ERISA that Holdings or any of its ERISA Affiliates may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that Holdings or any of its ERISA Affiliates may request with respect to any Multiemployer Plan; provided that if Holdings or any of its ERISA Affiliates has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, Holdings or the applicable ERISA Affiliate shall promptly make a request for such documents and notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof; and

(h) promptly after any request therefor, such other information regarding the operations, business affairs, assets, liabilities (including contingent liabilities) and financial condition of Holdings, the Borrower or any other Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent (including at the request of any Lender) may reasonably request.

Information required to be delivered pursuant to clause (a), (b) or (f) of this Section shall be deemed to have been delivered if such information, or one or more annual or quarterly reports or other reports containing such information, shall have been posted by the

Administrative Agent on an IntraLinks or similar site to which the Lenders have been granted access, shall be available on the website of the SEC at http://www.sec.gov, or shall have been posted, or a link provided thereto, on Boise's website at http://www.boiseinc.com. Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent. In the event any financial statements delivered under paragraph (a) or (b) above shall be restated, Holdings and the Borrower shall deliver, promptly after such restated financial statements become available, revised Compliance Certificates with respect to the periods covered thereby that give effect to such restatements, signed by a Financial Officer of each of Holdings and the Borrower.

SECTION 5.02. Notices of Material Events. Holdings and the Borrower will furnish to the Administrative Agent written notice of any of the following promptly upon any Responsible Officer thereof obtaining knowledge thereof:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Boise or any of its subsidiaries, including Holdings, the Borrower or any other Subsidiary, or any material adverse development in any such pending action, suit or proceeding not previously disclosed in writing by Holdings or the Borrower to the Administrative Agent and the Lenders, that in each case could reasonably be expected to result in a Material Adverse Effect or that in any manner questions the validity of any Loan Document;

(c) the occurrence of any ERISA Event that alone, or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

(d) any other event or condition that has resulted, or would reasonably be expected to result, in a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of each of Holdings and the Borrower setting forth the details of the event or condition requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Additional Subsidiaries. (a) If any Subsidiary is formed or acquired after the Effective Date, Holdings and the Borrower will, as promptly as practicable, and in any event within 30 days (or such longer period as the Administrative Agent may agree to in writing), notify the Administrative Agent thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary (if it is a Designated Subsidiary) and with respect to any Equity Interests in or Indebtedness of such Subsidiary owned by any Loan Party.

(b) Holdings may designate a Domestic Subsidiary meeting the criteria set forth in clause (b)(ii) of the definition of the term “Designated Subsidiary” as a

Designated Subsidiary; provided that (i) such Subsidiary shall have delivered to the Administrative Agent a supplement to the Collateral Agreement, in the form specified therein, duly executed by such Subsidiary, (ii) Holdings shall have delivered a certificate of a Financial Officer or other executive officer of each of Holdings and the Borrower to the effect that, after giving effect to any such designation and such Subsidiary becoming a Subsidiary Loan Party hereunder, the representations and warranties set forth in this Agreement and the other Loan Documents as to such Subsidiary shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that specifically relates to an earlier date, in which case such representation and warranty shall be so true and correct on and as of such earlier date, and no Default shall have occurred and be continuing, and (iii) such Subsidiary shall have delivered to the Administrative Agent documents and opinions of the type referred to in Sections 4.01(b) and 4.01(c).

SECTION 5.04. Information Regarding Collateral; Deposit and Securities Accounts. (a) Holdings and the Borrower will furnish to the Administrative Agent prompt written notice of any change in (i) the legal name of any Loan Party, as set forth in its organizational documents, (ii) the jurisdiction of organization or the form of organization of any Loan Party (including as a result of any merger or consolidation), (iii) the location of the chief executive office of any Loan Party or (iv) the organizational identification number, if any, or, with respect to any Loan Party organized under the laws of a jurisdiction that requires such information to be set forth on the face of a Uniform Commercial Code financing statement, the Federal Taxpayer Identification Number of such Loan Party. Holdings and the Borrower agree not to effect or permit any change referred to in the preceding sentence unless within 30 days after effecting such change (or such longer period as shall have been agreed to by the Administrative Agent) all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

(b) Holdings and the Borrower will furnish to the Administrative Agent prompt written notice of (i) the acquisition by any Loan Party of, or any real property otherwise becoming, a Mortgaged Property after the Effective Date and (ii) the acquisition by any Loan Party of any other material assets after the Effective Date, other than any assets constituting Collateral under the Security Documents in which the Administrative Agent shall have a valid, legal and perfected security interest (with the priority contemplated by the applicable Security Document) upon the acquisition thereof.

(c) Holdings and the Borrower will, in each case as promptly as practicable, notify the Administrative Agent of the existence of any deposit account or securities account maintained by a Loan Party in respect of which a Control Agreement is required to be in effect pursuant to clause (f) of the definition of the term “Collateral and Guarantee Requirement” but is not yet in effect.

SECTION 5.05. Existence; Conduct of Business. Holdings, the Borrower and each other Subsidiary will do or cause to be done all things necessary to preserve,

renew and keep in full force and effect (a) its legal existence and (b) the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, except in the case of clause (b), where the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any transaction permitted under Section 6.03 or 6.05.

SECTION 5.06. Payment of Taxes. Boise and its subsidiaries, including Holdings, the Borrower and each other Subsidiary, will pay its Tax liabilities before the same shall become delinquent or in default, except where (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) Boise or such subsidiary has set aside on its books reserves with respect thereto to the extent required by GAAP or (b) the failure to make payment could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 5.07. Maintenance of Properties. Holdings, the Borrower and each other Subsidiary will keep and maintain all its tangible and real property in good working order and condition, ordinary wear and tear, casualty and condemnation excepted, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 5.08. Insurance. Holdings, the Borrower and each other Subsidiary will maintain, with financially sound and reputable insurance companies, insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations (it being agreed that the foregoing requirement shall be satisfied if Holdings and the Borrower shall have caused Boise to maintain such policies on behalf of Holdings, the Borrower and each other Subsidiary, provided that, in the event Boise forms or acquires any subsidiary other than Holdings and the Subsidiaries, any such insurance maintained by Boise on behalf of Holdings, the Borrower and each other Subsidiary shall be under separate policies (and without shared liability limits) from those covering any such other subsidiary). Each such policy of liability or casualty insurance maintained by or on behalf of Loan Parties shall (a) in the case of each liability insurance policy (other than workers' compensation, director and officer liability or other policies in which such endorsements are not customary), name the Administrative Agent, on behalf of the Secured Parties, as an additional insured thereunder, (b) in the case of each casualty insurance policy, contain a loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties, as the loss payee thereunder and (c) provide for at least 30 days' (or such shorter number of days as may be agreed to by the Administrative Agent or as may be commercially reasonable to obtain) prior written notice to the Administrative Agent of any cancellation of such policy. With respect to each Mortgaged Property that is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, the applicable Loan Party has obtained, and will maintain, with financially sound and reputable insurance companies, such flood insurance as is required under applicable law, including Regulation H of the Board of Governors.

SECTION 5.09. Books and Records; Inspection and Audit Rights. Holdings, the Borrower and each other Subsidiary will keep proper books of record and account in which full, true and correct entries in accordance with GAAP and applicable law are made of all dealings and transactions in relation to its business and activities. Holdings, the Borrower and each other Subsidiary will permit the Administrative Agent and, if an Event of Default has occurred and is continuing, any Lender, and any agent designated by the Administrative Agent or, if applicable, any Lender, upon reasonable prior notice, (a) to visit and inspect its properties, (b) to examine and make extracts from its books and records and (c) to discuss its operations, business affairs, assets, liabilities (including contingent liabilities) and financial condition with its officers and independent accountants (so long as a representative of Holdings or the Borrower has been afforded a reasonable opportunity to be present at such discussions), all at such reasonable times and as often as reasonably requested; provided that unless an Event of Default shall have occurred and be continuing, and notwithstanding anything to the contrary in Section 9.03(a), (i) the exercise by any Lender of its rights under this Section shall be at its own expense and (ii) Holdings and the Borrower shall only be required to pay the expense for two such visits by a representative of the Administrative Agent during any fiscal year. Notwithstanding anything to the contrary in this Section, none of Holdings, the Borrower or any other Subsidiary will be required to disclose, permit the inspection, examination or making of extracts, or discussion of, any documents, information or other matter that (A) constitutes non-financial trade secrets or non-financial proprietary information, (B) in respect of which disclosure to the Administrative Agent or any such Lender (or any designated representative) is then prohibited by law or (C) is subject to attorney-client or similar privilege, or constitutes attorney work-product.

SECTION 5.10. Compliance with Laws. Boise and its subsidiaries, including Holdings, the Borrower and each other Subsidiary, will comply with all laws, including all orders of any Governmental Authority, applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.11. Use of Proceeds and Letters of Credit. The proceeds of the Term Loans will be used solely for (a) the repayment and payment of all amounts due or outstanding under the Existing Credit Agreement and of fees and expenses payable in connection with the Transactions and (b) working capital and other general corporate purposes of Holdings, the Borrower and the other Subsidiaries (including payment of the purchase price of Permitted Acquisitions). The proceeds of the Revolving Loans and Swingline Loans will be used solely for working capital and other general corporate purposes of Holdings, the Borrower and the other Subsidiaries (including payment of the purchase price of Permitted Acquisitions). Letters of Credit will be issued only to support obligations of Holdings, the Borrower and its subsidiaries incurred in the ordinary course of business.

SECTION 5.12. Further Assurances. Holdings and the Borrower will, and will cause other Loan Parties (and, if applicable, Boise and its other subsidiaries) to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law, or that the Administrative Agent may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied at all times or otherwise to effectuate the provisions of the Loan Documents, all at the expense of the Loan Parties. Holdings and the Borrower will provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

SECTION 5.13. Maintenance of Ratings. The Borrower will use commercially reasonable efforts to maintain continuously in effect a corporate rating (with no specific minimum) from S&P and a corporate family rating (with no specific minimum) from Moody's, in each case in respect of the Borrower, and a rating (with no specific minimum) of the credit facilities hereunder by each of S&P and Moody's.

SECTION 5.14. Certain Post-Closing Collateral Obligations. The Loan Parties shall satisfy each of the requirements set forth in the Post-Closing Letter Agreement on or before the date specified in the Post-Closing Letter Agreement for each such requirement, or such later date as may be permitted with respect thereto pursuant to the terms of the Post-Closing Letter Agreement.

ARTICLE VI

Negative Covenants

Until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all Letters of Credit (other than Collateralized Letters of Credit) shall have expired or been terminated and all LC Disbursements shall have been reimbursed, each of Holdings and the Borrower covenants and agrees with the Lenders that:

SECTION 6.01. Indebtedness; Certain Equity Securities. (a) None of Holdings, the Borrower or any other Subsidiary will create, incur, assume or permit to exist any Indebtedness, except:

(i) Indebtedness created under the Loan Documents;

(ii) Indebtedness existing on the date hereof and set forth on Schedule 6.01 and Refinancing Indebtedness in respect thereof;

(iii) the Existing Notes and Refinancing Indebtedness in respect thereof;

(iv) Indebtedness of Holdings, the Borrower or any other Subsidiary to Holdings, the Borrower or any other Subsidiary; provided that (A) such Indebtedness shall not have been transferred to any Person other than Holdings, the Borrower or any other Subsidiary, (B) any such Indebtedness owing by any Loan Party shall be unsecured and subordinated in right of payment to the Loan

Document Obligations pursuant to the Intercompany Indebtedness Subordination Agreement substantially in the form of Exhibit I, (C) any such Indebtedness owing to any Loan Party shall be evidenced by a promissory note that shall have been pledged pursuant to the Collateral Agreement and (D) any such Indebtedness owing by any Subsidiary that is not a Loan Party to any Loan Party shall be incurred in compliance with Section 6.04;

(v) Guarantees incurred in compliance with Section 6.04;

(vi) Indebtedness of the Borrower or any other Subsidiary (A) incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, provided that such Indebtedness is incurred prior to or within 270 days after such acquisition or the completion of such construction or improvement and the principal amount of such Indebtedness does not exceed the cost of acquiring, constructing or improving such fixed or capital assets or (B) assumed in connection with the acquisition of any fixed or capital assets, and Refinancing Indebtedness in respect of any of the foregoing; provided that the aggregate principal amount of Indebtedness permitted by this clause (vi) shall not exceed $50,000,000 at any time outstanding;

(vii) Indebtedness of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the date hereof, or Indebtedness of any Person that is assumed by any Subsidiary in connection with an acquisition of assets by such Subsidiary in a Permitted Acquisition, provided that (A) such Indebtedness exists at the time such Person becomes a Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation) or such assets being acquired and (B) neither Holdings nor any Subsidiary (other than such Person or the Subsidiary with which such Person is merged or consolidated or the Person that so assumes such Person's Indebtedness) shall Guarantee or otherwise become liable for the payment of such Indebtedness, and Refinancing Indebtedness in respect of any of the foregoing; provided that the aggregate principal amount of Indebtedness permitted by this clause (vii) shall not exceed $75,000,000 at any time outstanding;

(viii) Indebtedness owed in respect of any overdrafts, netting services and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing-house transfers of funds;

(ix) (A) Indebtedness in respect of letters of credit, bank guarantees and similar instruments issued for the account of Holdings, the Borrower or any other Subsidiary in the ordinary course of business supporting obligations under workers' compensation, unemployment insurance and other social security laws and (B) Indebtedness in respect of, or in respect of letters of credit, bank guarantees and similar instruments issued for the account of Holdings, the

Borrower or any other Subsidiary supporting obligations under, bids, trade contracts (other than for payment of Indebtedness or “timber under contract” agreements), leases (other than Capital Lease Obligations), completion guarantees, environmental bonds, reclamation bonds, statutory obligations, surety and appeal bonds, performance bonds and obligations of a like nature, in each case incurred in the ordinary course of business;

(x) Indebtedness of the Borrower or any other Subsidiary in the form of purchase price adjustments or deferred purchase price arrangements, indemnities, earn-outs, non-competition agreements or other arrangements representing acquisition consideration or deferred payments of a similar nature, incurred in connection with any Permitted Acquisition or other Investment permitted by Section 6.04 or any permitted disposition of any business, assets or subsidiary of Holdings or any of the Subsidiaries;

(xi) Indebtedness owed to any Person providing insurance to Holdings, the Borrower or any other Subsidiary, so long as such Indebtedness shall not be in excess of the amount of the unpaid cost of (including customary finance charges in respect thereof), and shall be incurred only to defer the cost of, such insurance for the policy year in which such Indebtedness is incurred and such Indebtedness shall be outstanding only during such year;

(xii) commercial letter of credit facilities in an aggregate amount not to exceed $100,000 at any time outstanding;

(xiii) (A) Permitted Junior Indebtedness, provided that (1) at the time of and immediately after giving effect to the incurrence of such Indebtedness and the application of the proceeds thereof, no Default shall have occurred and be continuing, and (2) after giving effect to the incurrence of such Indebtedness and the application of the proceeds thereof on a pro forma basis in accordance with Section 1.04(b), Holdings and the Borrower shall be in compliance with the covenants set forth in Sections 6.12, 6.13 and 6.14 (calculated as of the last day of, or for, the period of four consecutive fiscal quarters of Holdings then most recently ended for which the financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or prior to the first such delivery, as of, or for, such period ended on June 30, 2011), provided that, for purposes of determining the Senior Secured Leverage Ratio and the Total Leverage Ratio under Sections 6.13 and 6.14, Secured Total Indebtedness and Total Indebtedness, as applicable, shall be determined on a pro forma basis as of such date and the maximum Senior Secured Leverage Ratio and the maximum Total Leverage Ratio then permitted under Section 6.13 or 6.14, as applicable, shall be assumed to be 0.50 to 1.00 lower than the level actually permitted by each such Section); and (B) Refinancing Indebtedness in respect thereof;

(xiv) Indebtedness of Louisiana Timber Procurement, provided that neither Holdings nor any Subsidiary (other than Louisiana Timber Procurement)

has Guaranteed or is otherwise liable (whether or not on a contingent basis) therefor; and

(xv) other Indebtedness in an aggregate principal amount not exceeding $75,000,000 at any time outstanding.

(b) Notwithstanding anything herein to the contrary, Holdings will not create, incur, assume or permit to exist any Indebtedness of Holdings except (i) Indebtedness created under the Loan Documents, (ii) the Guarantees of any Indebtedness permitted under Section 6.01(a)(iii) and 6.01(a)(xiii), and (iii) Indebtedness permitted under Section 6.01(a)(ii), 6.01(a)(iv), 6.01(a)(viii) or 6.01(a)(xi). Neither the Borrower nor any other Subsidiary will issue or permit to exist any Disqualified Equity Interests.

SECTION 6.02. Liens. (a) None of Holdings, the Borrower or any other Subsidiary will create, incur, assume or permit to exist any Lien on any asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable and royalties) or rights in respect of any thereof, except:

(i) Liens created under the Loan Documents, and Liens on cash collateral provided by the Borrower to an Issuing Bank in respect of (A) any Defaulting Lender's participation in Letters of Credit as contemplated by Section 2.20(c) or (B) Collateralized Letters of Credit as contemplated by Section 2.05;

(ii) Permitted Encumbrances;

(iii) any Lien on any asset of Holdings, the Borrower or any other Subsidiary existing on the date hereof and set forth on Schedule 6.02 and any Lien granted as a modification, renewal, extension, replacement or substitute thereof; provided that (A) such Lien shall not apply to any other asset of Holdings, the Borrower or any other Subsidiary and (B) such Lien shall secure only those obligations that it secures on the date hereof and any extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof and, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01 as Refinancing Indebtedness in respect thereof;

(iv) any Lien existing on any asset prior to the acquisition thereof by the Borrower or any other Subsidiary or existing on any asset of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the date hereof prior to the time such Person becomes a Subsidiary (or is so merged or consolidated), and any Lien granted as a modification, renewal, extension, replacement or substitute therefor; provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary (or such merger or consolidation), (B) such Lien shall not apply to any other asset of Holdings, the Borrower or any other Subsidiary (other than, in the case of any such merger or consolidation, the assets of any special purpose merger Subsidiary that is a party thereto) and (C) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary (or is so merged or consolidated), and any extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof and, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01 as Refinancing Indebtedness in respect thereof;

(v) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any other Subsidiary; provided that (A) such Liens secure only Indebtedness permitted by Section 6.01(a)(vi) and obligations relating thereto not constituting Indebtedness and (B) such Liens shall not apply to any other asset of Holdings, the Borrower or any other Subsidiary (other than the proceeds and products thereof); provided further that in the event purchase money obligations are owed to any Person with respect to financing of more than one purchase of any fixed or capital assets, such Liens may secure all such purchase money obligations and may apply to all such fixed or capital assets financed by such Person;

(vi) in connection with the sale or transfer of any Equity Interests or other assets in a transaction permitted under Section 6.05, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(vii) in the case of (A) any Subsidiary that is not a wholly-owned Subsidiary or (B) the Equity Interests in any Person that is not a Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such Subsidiary or such other Person set forth in the organizational documents of such Subsidiary or such other Person or any related joint venture, shareholders' or similar agreement;

(viii) any Lien on assets of any Foreign Subsidiary; provided that (A) such Lien shall not apply to any Collateral (including any Equity Interests in any Subsidiary that constitute Collateral) or any other assets of Holdings, the Borrower or any other Domestic Subsidiary and (B) such Lien shall secure only Indebtedness or other obligations of such Foreign Subsidiary permitted hereunder;

(ix) Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by Holdings, the Borrower or any other Subsidiary in connection with any letter of intent or purchase agreement for a Permitted Acquisition or other transaction permitted hereunder;

(x) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(xi) obligations with respect to repurchase agreements of the type described in clause (d) of the definition of the term “Permitted Investments”;

(xii) Liens arising solely under Article 4 of the UCC relating to collection on items in connection and documents and proceeds related thereto;

(xiii) Liens on the goods and assets being shipped in reliance on commercial letters of credit issued under commercial letter of credit facilities permitted under Section 6.1(a)(xii);

(xiv) Liens on trusts, cash or Permitted Investments or other funds provided in connection with the defeasance (whether covenant or legal defeasance), discharge or redemption of Indebtedness to the extent such defeasance, discharge or redemption is otherwise permitted hereunder;

(xv) Liens on assets of Louisiana Timber Procurement securing Indebtedness or other obligations of Louisiana Timber Procurement, provided that such Liens shall not apply to any assets of Holdings or any Subsidiary (other than Louisiana Timber Procurement);

(xvi) Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding accounts receivable filed in connection with dispositions thereof in connection with the collection thereof in the ordinary course of business (and not as part of any factoring or securitization transaction) permitted by Section 6.05(d); and

(xvii) other Liens securing Indebtedness or other obligations in an aggregate principal amount not to exceed $75,000,000 at any time outstanding.

(b) Notwithstanding anything herein to the contrary, Holdings will not create, incur, assume or permit to exist any Lien on any asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect thereof, except Liens referred to in Section 6.02(a)(i), 6.02(a)(ii), 6.02(a)(iii), 6.01(a)(ix), 6.01(a)(x), 6.01(a)(xi) and 6.01(a)(xii).

(c) Holdings and the Borrower will not permit Boise to create, incur, assume or permit to exist any Lien on any Equity Interests in Holdings, other than Liens created under the Loan Documents.

SECTION 6.03. Fundamental Changes; Business Activities. (a) None of Holdings, the Borrower or any other Subsidiary will merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Person (other than the Borrower) may merge into Holdings in a transaction in which Holdings is the surviving entity, (ii) any Person (other than Holdings) may merge into the Borrower in a transaction in which the Borrower is the surviving entity, (iii) any Person (other than Holdings) may merge or consolidate with any Subsidiary (other than the Borrower) in a transaction in which the surviving entity is a Subsidiary (and, if any party to such merger or consolidation is a Subsidiary Loan Party, is or becomes a Subsidiary Loan Party), (iv) any Subsidiary (other than the Borrower) may merge into or consolidate with any Person

(other than Holdings or the Borrower) in a transaction permitted under Section 6.05 in which, after giving effect to such transaction, the surviving entity is not a Subsidiary and (v) any Subsidiary (other than the Borrower) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger or consolidation involving a Person that is not a wholly-owned Subsidiary immediately prior thereto shall not be permitted unless it is also permitted under Section 6.04.

(b) None of Holdings, the Borrower or any other Subsidiary will engage to any material extent in any business other than businesses of the type conducted by Holdings, the Borrower and the other Subsidiaries on the date hereof, similar or related businesses and supportive, complementary, or ancillary business thereto; provided that such supportive, complementary or ancillary businesses will not fundamentally and substantively alter the character of the businesses of Holdings, the Borrower and the other Subsidiaries, taken as a whole, from the business conducted by Holdings, the Borrower and the other Subsidiaries on the date hereof.

(c) Notwithstanding anything herein to the contrary, Holdings (i) will not engage in any business or activity other than the ownership of all the outstanding Equity Interests in the Borrower and activities incidental thereto or to its existence (including filing tax reports and paying taxes, preparing reports for Governmental Authorities and for its shareholders, holding director and shareholder meetings, preparing corporate records, and other corporate activities required to maintain its separate corporate structure or to comply with applicable law, issuance of its Equity Interests, holding the proceeds of Restricted Payments permitted to be paid to it, and capital contributions and other Investments made in or to it to the extent not prohibited hereunder, making Restricted Payments and Investments and taking other actions permitted to be made by it by the terms hereof) and (ii) will not own or acquire any assets (other than Equity Interests in the Borrower, cash, Permitted Investments and Investments referred to in Sections 6.04(b), 6.04(d), 6.04(e), 6.04(k) and 6.04(l)) or incur any liabilities (other than Indebtedness permitted to be incurred by it under Section 6.01, liabilities imposed by law, including liabilities in respect of Taxes, and other liabilities incidental to its existence and permitted business and activities).

(d) Holdings and the Borrower will not permit any subsidiary that is a CFC to own any Equity Interests in any Domestic Subsidiary (other than any Domestic Subsidiary that is a CFC as a result of clause (c) of the definition of such term).

SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. None of Holdings, the Borrower or any other Subsidiary will purchase, hold, acquire (including pursuant to any merger or consolidation with any Person that was not a wholly-owned Subsidiary prior thereto), make or otherwise permit to exist any Investment in any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) all or substantially all the assets of any other Person or of a business unit, division, product line or line of business of, any other Person, except:

(a) cash and Permitted Investments;

(b) Investments existing on the date hereof and set forth on Schedule 6.04 (but not any additions thereto (including any capital contributions) made after the date hereof);

(c) investments by Holdings, the Borrower and the other Subsidiaries in Equity Interests in their subsidiaries; provided that (i) such subsidiaries are Subsidiaries prior to such investments, (ii) any such Equity Interests held by a Loan Party shall be pledged in accordance with the requirements of the definition of the term “Collateral and Guarantee Requirement” and (iii) the aggregate amount of such investments by the Loan Parties in, and loans and advances by the Loan Parties to, and Guarantees by the Loan Parties of Indebtedness and other obligations of, Subsidiaries that are not Loan Parties (excluding all such investments, loans, advances and Guarantees existing on the date hereof and permitted by clause (b) above) shall not exceed $25,000,000 at any time outstanding;

(d) loans or advances made by Holdings, the Borrower or any other Subsidiary to any Subsidiary; provided that (i) the Indebtedness resulting therefrom is permitted by Section 6.01(a)(iv) and (ii) the amount of such loans and advances made by the Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (c) above;

(e) Guarantees by Holdings, the Borrower or any other Subsidiary of Indebtedness or other obligations of Holdings, the Borrower or any other Subsidiary (including any such Guarantees arising as a result of any such Person being a joint and several co-applicant with respect to any Letter of Credit or any other letter of credit or letter of guaranty); provided that (i) a Subsidiary that has not Guaranteed the Secured Obligations pursuant to the Collateral Agreement shall not Guarantee any Indebtedness or other obligations of any Loan Party and (ii) the aggregate amount of Indebtedness and other monetary obligations of Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party shall be subject to the limitation set forth in clause (c) above;

(f) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(g) deposits, prepayments and other credits to suppliers, and other extensions of trade credit, made in the ordinary course of business consistent with the past practices of Holdings and the Subsidiaries;

(h) Investments made as a result of the receipt of noncash consideration from a sale, transfer, lease or other disposition of any asset in compliance with Section 6.05;

(i) Investments by Holdings, the Borrower or any other Subsidiary that result solely from the receipt by Holdings, the Borrower or such Subsidiary from any of its subsidiaries of a dividend or other Restricted Payment in the form of Equity Interests, evidences of Indebtedness or other securities (but not any additions thereto made after the date of the receipt thereof);

(j) Investments in the form of Hedging Agreements permitted under Section 6.07;

(k) payroll, travel and similar advances to directors and employees of Holdings or any Subsidiary to cover matters that are expected at the time of such advances to be treated as expenses of Holdings or such Subsidiary for accounting purposes and that are made in the ordinary course of business;

(l) loans or advances to directors and employees of Holdings or any Subsidiary made in the ordinary course of business; provided that the aggregate amount of such loans and advances outstanding at any time shall not exceed $5,000,000;

(m) Permitted Acquisitions;

(n) minority Investments made in cooperatives required to obtain goods or services in the ordinary course of business, not to exceed $5,000,000 at any time outstanding;

(o) Investments of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the date hereof, provided that such Investment exists at the time such Person becomes a Subsidiary (or is so merged or consolidated) and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation);

(p) the Hexacomb Acquisition;

(q) capital contributions made to Louisiana Timber Procurement not to exceed $5,000,000 since the Effective Date; and

(r) other Investments and other acquisitions; provided that (i) at the time of and immediately after giving effect to any such Investment or other acquisition, and any related incurrence of Indebtedness, no Default shall have occurred and be continuing, (ii) after giving effect to such Investment or other acquisition, and any related incurrence of Indebtedness, on a pro forma basis in accordance with Section 1.04(b), Holdings and the Borrower shall be in compliance with the covenants set forth in Sections 6.12, 6.13 and 6.14 (calculated as of the last day of, or for, the period of four consecutive fiscal quarters of Holdings then most recently ended for which the financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or prior to the first such delivery, as of, or for, such period ended on June 30, 2011), provided that for purposes of determining the

Senior Secured Leverage Ratio and the Total Leverage Ratio under Sections 6.13 and 6.14, Secured Total Indebtedness and Total Indebtedness, as applicable, shall be determined on a pro forma basis as of the date of the consummation of such Investment or other acquisition), (iii) the aggregate amount of all Investments made in reliance on this clause (r) outstanding at any time, together with the aggregate amount of all consideration paid in connection with all other acquisitions made in reliance on this clause (r) (including in such consideration any Indebtedness assumed in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)), shall not in the aggregate at any time exceed an amount equal to the Available Amount at the time of making of such Investment or acquisition and (iv) in connection with any Investment or other acquisition in an amount of at least $15,000,000, Holdings shall have delivered to the Administrative Agent a certificate of a Financial Officer of Holdings, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all the requirements set forth in this clause (r) have been satisfied with respect to such Investment or other acquisition, together with reasonably detailed calculations demonstrating satisfaction of the requirements set forth in clauses (r)(ii) and (r)(iii) above.

SECTION 6.05. Asset Sales. None of Holdings, the Borrower or any other Subsidiary will sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will any Subsidiary issue any additional Equity Interest in such Subsidiary (other than to Holdings, the Borrower or any other Subsidiary in compliance with Section 6.04, and other than directors' qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law), except:

(a) sales, transfers, leases and other dispositions of inventory or used or obsolete or worn out or surplus equipment in the ordinary course of business or of cash and Permitted Investments;

(b) sales, transfers, leases and other dispositions to Holdings, the Borrower or any other Subsidiary; provided that any such sales, transfers, leases or other dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Sections 6.04 and 6.09;

(c) dispositions in the form of Liens permitted by Section 6.02, Investments permitted by Section 6.04 and Restricted Payments permitted by Section 6.08(a) (provided that, in the case of any such Restricted Payment by Holdings, the assets disposed thereby shall be solely in the form of cash or Permitted Investments);

(d) sales, transfers or other dispositions of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business and not as part of any factoring or securitization transaction;

(e) dispositions of assets subject to any casualty or condemnation proceeding (including in lieu thereof);

(f) dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property;

(g) leases or subleases of real or personal property, or licenses or sublicenses of intellectual property, entered into in the ordinary course of business, or not interfering in any material respect with the ordinary conduct of, or not materially detracting from the value of, the business of Holdings, the Borrower and the other Subsidiaries taken as a whole (taking into account the value of the lease or license, as applicable, as well);

(h) termination of leases in the ordinary course of business;

(i) voluntary terminations of Hedging Agreements;

(j) sales of non-core assets acquired in connection with Permitted Acquisitions;

(k) dispositions of Investments in joint ventures to the extent required by or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(l) other sales, transfers, leases and other dispositions of assets, provided that the aggregate fair value of all assets sold, transferred, leased or otherwise disposed of in reliance on this clause (l) shall not exceed (i) $1,000,000 in the aggregate with respect to any transaction or series of related transactions or (ii) $5,000,000 in the aggregate during any fiscal year; and

(m) other sales, transfers, leases and other dispositions of assets, provided that (i) the aggregate fair value of all assets sold, transferred, leased or otherwise disposed of in reliance on this clause (m) shall not exceed $50,000,000 during any fiscal year and (ii) all sales, transfers, leases and other dispositions made in reliance on this clause shall be made for fair value (as determined reasonably and in good faith by the chief financial officer of Holdings) and at least 80% of the consideration therefor is in the form of cash and cash equivalents.

Notwithstanding the foregoing, other than dispositions to the Borrower or a Subsidiary in compliance with Section 6.04, and other than directors' qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable requirements of law, no such sale, transfer or other disposition of any Equity

Interests in any Subsidiary shall be permitted unless (i) such Equity Interests constitute all the Equity Interests in such Subsidiary held by Holdings and the Subsidiaries and (ii) immediately after giving effect to such transaction, Holdings and the Subsidiaries shall otherwise be in compliance with Section 6.04.

SECTION 6.06. Sale/Leaseback Transactions. None of Holdings, the Borrower or any other Subsidiary will enter into any Sale/Leaseback Transaction unless (a) the sale or transfer of the property thereunder is permitted under Section 6.05, (b) any Capital Lease Obligations arising in connection therewith are permitted under Section 6.01 and (c) any Liens arising in connection therewith (including Liens deemed to arise in connection with any such Capital Lease Obligations) are permitted under Section 6.02.

SECTION 6.07. Hedging Agreements. None of Holdings, the Borrower or any other Subsidiary will enter into any Hedging Agreement, except (a) Hedging Agreements entered into to hedge or mitigate risks to which Holdings, the Borrower or any other Subsidiary has actual exposure and (b) Hedging Agreements entered into in the ordinary course of business for bona fide hedging purposes to hedge or mitigate risks to which Holdings, the Borrower or any other Subsidiary is exposed in the conduct of their business or the management of their liabilities and not for speculative purposes (as determined by Holdings or such Subsidiary in the exercise of its good faith business judgment).

SECTION 6.08. Restricted Payments; Payments of Certain Indebtedness. (a) None of Holdings, the Borrower or any other Subsidiary will declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(i) Each of Holdings and the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional Equity Interests permitted hereunder;

(ii) any Subsidiary may declare and pay dividends or make other distributions with respect to its capital stock (including dividends with respect to its Equity Interests payable solely in additional Equity Interests permitted hereunder), partnership or membership interests or other similar Equity Interests, or make other Restricted Payments in respect of its Equity Interests, in each case ratably to the holders of such Equity Interests (or, if not ratably, on a basis more favorable to Holdings and the Subsidiaries), provided that any such Restricted Payments made to Holdings may only be paid at such times and in such amounts as shall be necessary to permit Holdings (A) to make Restricted Payments permitted to be made by it under this Section 6.08(a) or (B) to discharge its other permitted liabilities as and when due;

(iii) Holdings may declare and pay dividends with respect to its Equity Interests to Boise (A) at such time and in such amounts as shall be required by Boise to pay franchise taxes and other fees, taxes and expenses required to maintain Boise's corporate existence and (B) at such time and in such amounts as shall be required by Boise to discharge its income tax liabilities, if any, associated solely with the consolidated taxable income of Holdings and the Subsidiaries that Boise must take into account in calculating its own tax liability, provided that the amount of such dividends made pursuant to this clause (B) with respect to income tax liabilities of Boise for any fiscal year shall not exceed the amount that Holdings and the Subsidiaries would be required to pay in respect of Federal, state, provincial and local income taxes for such fiscal year if Holdings and the Subsidiaries were to pay such income taxes (on a consolidated basis) separately from Boise;

(iv) Holdings may declare and pay dividends with respect to its Equity Interests to Boise at such time and in such amounts as shall be required by Boise to pay (A) general corporate operating and overhead costs and expenses of Boise to the extent such costs and expenses are reasonably attributable to the ownership or operation of Holdings and the Subsidiaries, (B) reasonable and customary salary, bonus and other benefits payable to officers and employees of Boise to the extent such salaries, bonuses and other benefits are reasonably attributable to the ownership or operation of Holdings and the Subsidiaries and (C) fees and expenses (other than to Affiliates of Holdings) related to any secondary equity or debt offering or any unsuccessful primary equity or debt offering of Boise to the extent the offering memorandum with respect to such equity or debt offering provided that the proceeds of such equity or debt offering were to be contributed to Holdings or the Subsidiaries, provided that the aggregate amount of any such dividends paid in any fiscal year may not exceed $5,000,000, provided further that commencing with the fiscal year ending on December 31, 2012, any portion of such amount for any fiscal year that has not been utilized during such fiscal year may be carried over for utilization in any subsequent fiscal year;

(v) Holdings may declare and pay dividends with respect to its Equity Interests to Boise at such time and in such amounts as shall be required by Boise (A) to pay (1) reasonable and customary fees payable to any directors of Boise and reimbursement of reasonable out-of-pocket costs of the directors of Boise in the ordinary course of business, to the extent reasonably attributable to the ownership or operation of Holdings and the Subsidiaries, and (2) reasonable and customary indemnities to directors, officers and employees of Boise in the ordinary course of business, to the extent reasonably attributable to the ownership or operation of Holdings and the Subsidiaries, (B) to pay cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests in Boise, provided that the aggregate amount of any such dividends paid in reliance on this clause (v)(B) shall not exceed $50,000 in any fiscal year, and (C) to discharge other permitted liabilities of Boise, provided that the aggregate amount of dividends paid in reliance on this clause (v)(C) shall not exceed $1,500,000;

(vi) Holdings may declare and pay dividends with respect to its Equity Interests to Boise at such time and in such amounts as shall be required by Boise to make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of Holdings and the Subsidiaries (including in connection with purchases, redemptions or other acquisitions or retirements of Equity Interests occurring or deemed to occur upon the exercise of stock options, warrants or other equity-based awards or the vesting or issuance of shares of restricted stock or other Equity Interests to the extent such Equity Interests represent a portion of the tax liability of the holder thereof with respect thereto) and to fund any repurchase or redemption by Boise of its Equity Interests from former members of management, former employees, former consultants, or former directors of Holdings and the Subsidiaries or their respective estates, spouses, former spouses, family members or other permitted transferees; provided that the aggregate amount of dividends paid in reliance on this clause (vi) shall not exceed $15,000,000 in any fiscal year;

(vii) Holdings may declare and pay dividends with respect to its Equity Interests to Boise at such time and in such amounts as shall be required by Boise to repurchase shares of its common stock pursuant to the stock repurchase program authorized by the Board of Directors of Boise on September 11, 2011; provided that (A) at the time of and immediately after giving effect thereto, no Default shall have occurred and be continuing and (B) the aggregate amount of dividends paid in reliance on this clause (vii) shall not exceed $75,000,000;

(viii) Holdings may make additional Restricted Payments, provided that (A) at the time of and immediately after giving effect to any such Restricted Payment, and any related incurrence of Indebtedness, no Default shall have occurred and be continuing, (B) after giving effect to such Restricted Payment, and any related incurrence of Indebtedness, on a pro forma basis in accordance with Section 1.04(b), Holdings and the Borrower shall be in compliance with the covenants set forth in Sections 6.12, 6.13 and 6.14 (calculated as of the last day of, or for, the period of four consecutive fiscal quarters of Holdings then most recently ended for which the financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or prior to the first such delivery, as of, or for, such period ended on June 30, 2011), provided that for purposes of determining the Senior Secured Leverage Ratio and the Total Leverage Ratio under Sections 6.13 and 6.14, Secured Total Indebtedness and Total Indebtedness, as applicable, shall be determined on a pro forma basis as of the date of the making thereof), (C) at the time of the making thereof, the aggregate amount of each Restricted Payment made in reliance on this clause (viii) shall not exceed the Available Amount at such time and (D) in connection with any Restricted Payment (or a series of related Restricted Payment) in an amount equal to or greater than $15,000,000, Holdings shall have delivered to the Administrative Agent a certificate of a Financial Officer of Holdings, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all the requirements set forth in this clause (viii) have been satisfied with respect to such Restricted Payment, together with reasonably detailed calculations demonstrating satisfaction of the requirements set forth in clauses (viii)(B) and (viii)(C) above; and

(ix) Holdings and the Subsidiaries may make repurchases of Equity Interests of Boise deemed to occur upon “cashless” exercise of stock options, warrants or other convertible securities.

(b) None of Holdings, the Borrower or any other Subsidiary will make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on Indebtedness permitted under Section 6.01(a)(iii) or 6.01(a)(xiii), or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, defeasance, cancelation or termination of any such Indebtedness, except:

(i) regularly scheduled interest payments as and when due in respect of any such Indebtedness and, subject to compliance with Section 2.11(d), payments, purchases and redemptions of any such Indebtedness required to be made solely on account of any voluntary sale, transfer or other disposition of any asset, in each case other than payments in respect of Subordinated Indebtedness prohibited by the subordination provisions thereof;

(ii) refinancings of any such Indebtedness with the proceeds of other Indebtedness permitted under Section 6.01;

(iii) payments of or in respect of any such Indebtedness made solely with Equity Interests in Holdings (other than Disqualified Equity Interests);

(iv) other payments of or in respect of any such Indebtedness, provided that (A) at the time of and immediately after giving effect to any such payment, and any related incurrence of Indebtedness, no Default shall have occurred and be continuing, (B) after giving effect to such payment, and any related incurrence of Indebtedness, on a pro forma basis in accordance with Section 1.04(b), Holdings and the Borrower shall be in compliance with the covenants set forth in Sections 6.12, 6.13 and 6.14 (calculated as of the last day of, or for, the period of four consecutive fiscal quarters of Holdings then most recently ended for which the financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or prior to the first such delivery, as of, or for, such period ended on June 30, 2011), provided that for purposes of determining the Senior Secured Leverage Ratio and the Total Leverage Ratio under Sections 6.13 and 6.14, Secured Total Indebtedness and Total Indebtedness, as applicable, shall be determined on a pro forma basis as of the date of such payment), (C) at the time of the making thereof, the aggregate amount of each payment made in reliance on this clause (iv) shall not exceed the Available Amount at such time and (D) in connection with payments in an amount equal to at least $15,000,000, Holdings shall have delivered to the Administrative Agent a certificate of a Financial Officer of Holdings, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all the requirements set forth in this clause (iv) have been satisfied with respect to such payment, together with reasonably detailed calculations demonstrating satisfaction of the requirements set forth in clauses (iv)(B) and (iv)(C) above; and

(v) other payments of or in respect of any such Indebtedness, provided that (A) at the time of and immediately after giving effect to any such payment, and any related incurrence of Indebtedness, no Default shall have occurred and be continuing, (B) after giving effect to such payment, and any related incurrence of Indebtedness, on a pro forma basis in accordance with Section 1.04(b), (1) Holdings and the Borrower shall be in compliance with the covenants set forth in Sections 6.12, 6.13 and 6.14 (calculated as of the last day of, or for, the period of four consecutive fiscal quarters of Holdings then most recently ended for which the financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or prior to the first such delivery, as of or for such period ended on June 30, 2011), provided that for purposes of determining the Senior Secured Leverage Ratio and the Total Leverage Ratio under Sections 6.13 and 6.14, Secured Total Indebtedness and Total Indebtedness, as applicable, shall be determined on a pro forma basis as of the date of such payment and the maximum Senior Secured Leverage Ratio then permitted under Section 6.13 shall be assumed to be 2.00 to 1.00) and (2) the aggregate amount of the Unrestricted Cash, together with the aggregate unused amount of the Revolving Commitments, as of the date of such payment shall be at least $250,000,000, and (C) in connection with payments in an amount equal to at least $15,000,000, Holdings shall have delivered to the Administrative Agent a certificate of a Financial Officer of Holdings, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all the requirements set forth in this clause (v) have been satisfied with respect to such payment, together with reasonably detailed calculations demonstrating satisfaction of the requirements set forth in clauses (v)(B) above.

SECTION 6.09. Transactions with Affiliates. None of Holdings, the Borrower or any other Subsidiary will sell, lease, license or otherwise transfer any assets to, or purchase, lease, license or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates (including Boise), except (a) transactions that are at prices and on terms and conditions not less favorable to Holdings, the Borrower or such Subsidiary than those that would prevail in arm's-length transactions with unrelated third parties, (b) transactions between or among the Loan Parties not involving any other Affiliate, (c) any Restricted Payment permitted under Section 6.08, (d) issuances by Holdings of Equity Interests (other than Disqualified Equity Interests), and receipt by Holdings of capital contributions, (e) compensation, expense reimbursement and indemnification of, and other employment arrangements with, directors, officers and employees of Holdings, the Borrower or any other Subsidiary entered in the ordinary course of business and (f) Investments and other transactions expressly permitted under Section 6.04 between or among Holdings and the Subsidiaries and loans and advances permitted under Sections 6.04(k) and 6.04(l).

SECTION 6.10. Restrictive Agreements. None of Holdings, the Borrower or any other Subsidiary will, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that restricts or imposes any condition upon

(a) the ability of Holdings, the Borrower or any other Subsidiary to create, incur or permit to exist any Lien upon any of its assets to secure any Secured Obligations or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to its Equity Interests or to make or repay loans or advances to Holdings, the Borrower or any other Subsidiary or to Guarantee Indebtedness of Holdings, the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by law or by any Loan Document, (B) restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any amendment or modification expanding the scope of, any such restriction or condition), (C) in the case of any Subsidiary that is not a wholly-owned Subsidiary, restrictions and conditions imposed by its organizational documents or any related joint venture or similar agreement, provided that such restrictions and conditions apply only to such Subsidiary and to any Equity Interests in such Subsidiary, and (D) restrictions and conditions imposed by any definitive documents governing any Indebtedness permitted by Section 6.01(a)(iii) or 6.01(a)(xiii), provided that such restrictions and conditions are not more restricted than those set forth in the definitive documentation evidencing or governing the Existing Notes as in effect on the date hereof, (ii) clause (a) of the foregoing shall not apply to (A) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 6.01(a)(v) or 6.01(vi) if such restrictions or conditions apply only to the assets securing such Indebtedness, (B) customary provisions in leases and other agreements restricting the assignment thereof, (C) restrictions on cash deposits imposed by vendors under contracts entered into in the ordinary course of business and (D) restrictions on cash deposits made by customers in the ordinary course of business that are subject to return to such customers and (iii) clause (b) of the foregoing shall not apply to (A) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary, or a business unit, division, product line or line of business or other assets in a transaction permitted by Section 6.05, that are applicable solely pending such sale, provided that such restrictions and conditions apply only to the Subsidiary, or the business unit, division, product line or line of business or other asset, that is to be sold and such sale is permitted hereunder, (B) restrictions and conditions imposed by agreements relating to Indebtedness of any Subsidiary in existence at the time such Subsidiary became a Subsidiary and otherwise permitted by Section 6.01(a)(vi) (but shall apply to any amendment or modification expanding the scope of, any such restriction or condition), provided that such restrictions and conditions apply only to such Subsidiary, and (C) restrictions and conditions imposed by agreements relating to Indebtedness of Foreign Subsidiaries permitted under Section 6.01(a), provided that such restrictions and conditions apply only to Foreign Subsidiaries. Nothing in this paragraph shall be deemed to modify the requirements set forth in the definition of the term “Guarantee and Collateral Requirement” or the obligations of the Loan Parties under Sections 5.03, 5.04 or 5.12 or under the Security Documents.

SECTION 6.11. Amendment of Material Documents. None of Holdings, the Borrower or any other Subsidiary will amend, modify or waive any of its rights under (a) any agreement or instrument governing or evidencing any Existing Notes or (b) its certificate of incorporation, bylaws or other organizational documents, in each case to the extent such amendment, modification or waiver could reasonably be expected to be adverse in any material respect to the Lenders.

SECTION 6.12. Interest Expense Coverage Ratio. Holdings and the Borrower will not permit the Interest Expense Coverage Ratio for any period of four consecutive fiscal quarters to be less than 2.50 to 1.00.

SECTION 6.13. Senior Secured Leverage Ratio. Holdings and the Borrower will not permit the Senior Secured Leverage Ratio as of the end of any fiscal quarter to exceed the 2.75 to 1.00.

SECTION 6.14. Total Leverage Ratio. Holdings and the Borrower will not permit the Total Leverage Ratio as of the end of any fiscal quarter to exceed 4.50 to 1.00.

SECTION 6.15. Fiscal Year. Holdings will not, and Holdings will not permit any other Loan Party to, change its fiscal year to end on a date other than December 31.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c) any representation, warranty or statement made or deemed made by or on behalf of any Loan Party, or by Boise or any of its other subsidiaries, in any Loan Document or any material representation or warranty in any report, certificate, financial statement or other document provided pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder shall prove to have been untrue in any material respect on the date made or deemed made;

(d) Holdings or the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.05 (with respect to the existence of Holdings or the Borrower) or 5.11 or in Article VI;

(e) any Loan Party, or Boise or any of its other subsidiaries, shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or the Required Lenders to the Borrower;

(f) Boise or any of its subsidiaries, including Holdings, the Borrower or any other Subsidiary, shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (but only after giving effect to the period of grace, if any, applicable thereto);

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (all the notices, if any, required to be given having been given and the period of grace, if any, applicable thereto having lapsed) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf, or, in the case of any Hedging Agreement, the applicable counterparty, to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or, in the case of any Hedging Agreement, to cause the termination thereof; provided that this clause (g) shall not apply to (i) any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the assets securing such Indebtedness or (ii) any Indebtedness that becomes due as a result of a voluntary refinancing thereof permitted under Section 6.01;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Boise, Holdings, the Borrower or any other Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Boise, Holdings, the Borrower or any other Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) Boise, Holdings, the Borrower or any other Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation (other than any liquidation permitted by Section 6.03(a)(iv)), reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Boise, Holdings, the Borrower or any other Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors, or the board of directors (or similar governing body) of Boise, Holdings, the Borrower or any other Material Subsidiary (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to above in this clause (i) or clause (h) of this Article;

(j) Holdings, the Borrower or any other Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $15,000,000 (other than any such judgment covered by insurance (other than under a self-insurance program) to the extent such insurer shall have been advised of such judgment and the intent of Holdings, the Borrower or any other Subsidiary to make a claim in respect of any amount payable by it in connection therewith and such insurer shall not have disputed coverage), shall be rendered against Holdings, the Borrower, any other Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Holdings, the Borrower or any other Subsidiary to enforce any such judgment;

(l) one or more ERISA Events shall have occurred that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(m) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party, or by Boise or any of its other subsidiaries, or not to be, a valid and perfected Lien on any material Collateral, with the priority required by the applicable Security Document, except as a result of (i) a sale or transfer of the applicable Collateral in a transaction permitted under the Loan Documents, (ii) the release thereof as provided in Section 9.14 or (iii) the Administrative Agent's failure to maintain possession of any stock certificate, promissory note or other instrument delivered to it under the Collateral Agreement;

(n) any Guarantee purported to be created under any Loan Document shall cease to be, or shall be asserted by any Loan Party, or by Boise or any of its other subsidiaries, not to be, in full force and effect, except as provided in Section 9.14 or the applicable Loan Document or upon the termination of such Loan Document in accordance with its terms; or

(o) a Change in Control shall occur;

then, and in every such event (other than an event with respect to Holdings or the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, with the consent of the Required Lenders, and shall, at the request of the Required Lenders, by notice to Holdings and the Borrower, take any or all of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part (but ratably as among the Classes of Loans and the Loans of each Class at the time outstanding), in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower hereunder, shall become due and payable immediately, and (iii) require the deposit of cash collateral in respect of LC Exposure as provided in Section 2.05(i), in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Holdings and the Borrower; and in the case of any event with respect to Holdings or the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower hereunder, shall immediately and automatically become due and payable and the deposit of such cash collateral in respect of LC Exposure shall immediately and automatically become due, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Holdings and the Borrower.

ARTICLE VIII

The Administrative Agent

Each of the Lenders and the Issuing Banks hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors to serve as administrative agent and collateral agent under the Loan Documents, and authorizes the Administrative Agent to take such actions and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the United States of America, each of the Lenders and the Issuing Banks hereby grants to the Administrative Agent any required powers of attorney to execute any Security Document governed by the laws of such jurisdiction on such Lender's or Issuing Bank's behalf.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or an Issuing Bank as any other Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Holdings, the Borrower or any other Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or the Issuing Banks.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties), (b) the Administrative Agent shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion, could expose the Administrative Agent to liability or be contrary to any Loan Document or applicable law, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, the Borrower, any other Subsidiary or any other Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or in the absence of its own gross negligence, wilful misconduct or breach in bad faith of its agreements hereunder (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment). The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by Holdings, the Borrower, a Lender or an Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent. Notwithstanding anything herein to the contrary, the Administrative Agent shall not have any liability arising from any confirmation of the Revolving Exposure or the component amounts thereof.

The Administrative Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof). The Administrative Agent also shall be entitled to rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof), and may act upon any such statement prior to receipt of written confirmation thereof. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any of and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of and all their duties and exercise their rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct or breached in bad faith, its agreements hereunder in the selection of such sub-agents.

Subject to the terms of this paragraph, the Administrative Agent may resign at any time from its capacity as such. In connection with such resignation, the Administrative Agent shall give notice of its intent to resign to the Lenders, the Issuing Banks and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the prior written approval of the Borrower (not to be unreasonably withheld, conditioned or delayed), to appoint a successor; provided that no approval of the Borrower shall be required if an Event of Default has occurred and is continuing. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks and with the prior written approval of the Borrower (not to be unreasonably withheld, conditioned or delayed), appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank; provided that no approval of the Borrower shall be required if an Event of Default has occurred and is continuing. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by Holdings and the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed by Holdings, the Borrower and such successor. Notwithstanding the foregoing, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, provided that (i) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent's resignation from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (a) above.

Each Lender and Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Each Lender, by delivering its signature page to this Agreement and funding its Loans on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

Except with respect to the exercise of setoff rights of any Lender in accordance with Section 9.08 or with respect to a Lender's right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof. In the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Loan Document Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent on behalf of the Secured Parties at such sale or other disposition.

In furtherance of the foregoing and not in limitation thereof, no Hedging Agreement the obligations under which constitute Secured Obligations will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such Hedging Agreement shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent's Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.16, 2.17 and 9.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03).

Notwithstanding anything herein to the contrary, neither any Arranger nor any Person named on the cover page of this Agreement as a Syndication Agent or a Documentation Agent shall have any duties or obligations under this Agreement or any other Loan Document (except in its capacity, as applicable, as a Lender or an Issuing Bank), but all such Persons shall have the benefit of the indemnities provided for hereunder.

The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except solely to the extent of the Borrower's rights to consent pursuant to and subject to the conditions set forth in this Article VIII, none of Holdings, the Borrower or any other Loan Party shall have any rights as a third party beneficiary of any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices. (a)  Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) of this Section) all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(i) if to Holdings or the Borrower, to it at 1111 West Jefferson Street, Suite 200, Boise, Idaho 83702, Attention of General Counsel  (Fax No. (208) 384-7945);

(ii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 1111 Fannin Street, Floor 10, Houston, Texas 77002, Attention of Bejaye Ilegbodu (Fax No. (713) 427-6307), with a copy to JPMorgan Chase Bank, N.A., 383 Madison Avenue, New York, New York 10179, Attention of Peter Predun (Fax No. (212) 270-5100);

(iii) if to any Issuing Bank, to it at its address (or fax number) most recently specified by it in a notice delivered to the Administrative Agent, Holdings and the Borrower (or, in the absence of any such notice, to the address (or fax number) set forth in the Administrative Questionnaire of the Lender that is serving as such Issuing Bank or is an Affiliate thereof);

(iv) if to the Swingline Lender, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 1111 Fannin Street, Floor 10, Houston, Texas 77002, Attention of Bejaye Ilegbodu (Fax No. (713) 427-6307), with a copy to JPMorgan Chase Bank, N.A., 383 Madison Avenue, New York, New York 10179, Attention of Peter Predun (Fax No. (212) 270-5100); and

(v) if to any other Lender, to it at its address (or fax number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient); and notices delivered through electronic communications to the extent provided in paragraph (b) of this Section shall be effective as provided in such paragraph.

(b) Notices and other communications to the Lenders and Issuing Banks hereunder may be delivered or furnished by electronic communications (including e-mail and Internet and intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender or Issuing Bank if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Notwithstanding anything herein to the contrary, any notices or other communications to the Administrative Agent, Holdings or the Borrower may be delivered or furnished by electronic communications pursuant to procedures approved by the recipient thereof prior thereto; provided that approval of such procedures may be limited or rescinded by any such Person by notice to each other such Person.

(c) Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto.

(d) Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document available to the Lenders and the Issuing Banks by posting the Communications on Debt Domain, Intralinks, Syndtrak or a similar electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available”. The Administrative Agent and its Related Parties do not, and shall not be deemed to, warrant the adequacy of the Platform, and expressly disclaim liability for errors or omissions in any such notice, demand, communication, information, document or other material. No warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is, or shall be deemed to be, made by the Administrative Agent or any of its Related Parties in connection with the Platform or any such notice, demand, communication, information, document or other material.

SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Except as provided in Sections 2.21, 2.22, 2.23 and 9.02(c), none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower, the Administrative Agent and the Required Lenders and, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders, provided that (i) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by Holdings, the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, (A) such amendment does not adversely affect the rights of any Lender or (B) the Lenders shall have received at least five Business Days' prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment and (ii) no such agreement shall (A) waive any condition set forth in Section 4.02 without the written consent of the Majority in Interest of the Revolving Lenders (it being understood and agreed that any amendment or waiver of, or any consent with respect to, any provision of this Agreement (other than any waiver expressly relating to Section 4.02) or any other Loan Document, including any amendment of any affirmative or negative covenant set forth herein or in any other Loan Document or any waiver of a Default or an Event of Default, shall not be deemed to be a waiver of any condition set forth in Section 4.02), (B) increase the Commitment of any Lender without the written consent of such Lender, (C) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon or reduce any fees payable hereunder (in each case, other than as a result of any change in the definition of, or in any components of, the terms “Total Leverage Ratio”), without the written consent of each Lender affected thereby, (D) postpone the scheduled maturity date of any Loan, or the date of any scheduled payment of the principal amount of any Term Loan under Section 2.10, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, or change Section 2.05(n), without the written consent of each Lender affected thereby, (E) change Section 2.18(b) or 2.18(c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender, (F) change any of the provisions of this Section or the percentage set forth in the definition of the terms “Required Lenders” or “Majority in Interest” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be); provided that, with the consent of the Required Lenders, the provisions of this Section and the definition of the term “Required Lenders” or “Majority in Interest” may be amended to include references to any new class of loans created under this Agreement (or to lenders extending such loans) on substantially the same basis as the corresponding references relating to the existing Classes of Loans or Lenders, (G) release Holdings or all or substantially all of the Subsidiary Loan Parties from the Guarantees (including by limiting liability in respect thereof) created under the Collateral Agreement without the written consent of each Lender (except as expressly provided in Section 9.14 or the Collateral Agreement

(including any such release by the Administrative Agent in connection with any sale or other disposition of any Subsidiary upon the exercise of remedies under the Security Documents), it being understood that an amendment or other modification of the type of obligations guaranteed under the Collateral Agreement shall not be deemed to be a release or limitation of any Guarantee), (H) release all or substantially all the Collateral from the Liens of the Security Documents, without the written consent of each Lender (except as expressly provided in Section 9.14 or the applicable Security Document (including any such release by the Administrative Agent in connection with any sale or other disposition of the Collateral upon the exercise of remedies under the Security Documents), it being understood that an amendment or other modification of the type of obligations secured by the Security Documents shall not be deemed to be a release of the Collateral from the Liens of the Security Documents), (I) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders representing a Majority in Interest of each affected Class or (J) change Section 2.05(n) without the written consent of Lenders representing a Majority in Interest of the Revolving Lenders; provided further that (1) no such agreement shall amend, modify, extend or otherwise affect the rights or obligations of the Administrative Agent, any Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be, (2) any amendment, waiver or other modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders of one or more Classes (but not the Lenders of any other Class), may be effected by an agreement or agreements in writing entered into by Holdings, the Borrower and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time and (3) any amendment or waiver of Section 4.02 may be effected by an agreement in writing entered into by Holdings, the Borrower and the Majority in Interest of the Revolving Lenders. Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of (x) any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (B), (C) or (D) of clause (ii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be affected by such amendment, waiver or other modification or (y) in the case of any amendment, waiver or other modification referred to in clause (ii) of the first proviso of this paragraph, any Lender that receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, waiver or other modification becomes effective and whose Commitments terminate by the terms and upon the effectiveness of such amendment, waiver or other modification.

(c) Notwithstanding anything herein to the contrary, the Administrative Agent may, without the consent of any Secured Party, consent to a departure by any Loan Party from any covenant of such Loan Party set forth in this Agreement, the Collateral Agreement or in any other Security Document to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement”.

(d) The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, waivers or other modifications on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this Section 9.02 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) Holdings and the Borrower shall pay (i) all reasonable and documented out‑of‑pocket expenses incurred by the Administrative Agent, the Arrangers, the Syndication Agent, the Documentation Agents and their Affiliates, including the reasonable fees, charges and disbursements of one counsel to the Administrative Agent, the Arrangers, the Syndication Agent, the Documentation Agents and their Affiliates, taken as a whole (and, if necessary, one local counsel in any jurisdiction and one regulatory counsel in any jurisdiction), in connection with the structuring, arrangement and syndication of the credit facilities provided for herein and any credit or similar facility refinancing or replacing, in whole or in part, any of the credit facilities provided for herein, including the preparation, execution and delivery of the Commitment Letter and the Fee Letter, as well as the preparation, execution, delivery and administration of this Agreement, the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out‑of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arrangers, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for any of the foregoing, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Holdings and the Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Arrangers, the Syndication Agent, the Documentation Agents, each Lender and each Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of one counsel for the Indemnitees taken as a whole and, if necessary, one local counsel in any jurisdiction and one regulatory counsel in any jurisdiction plus, such additional counsel as shall have been determined by any Indemnitee to be necessary in the case of any actual or perceived conflict of interests), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the structuring, arrangement and the syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of the Commitment Letter, the Fee

Letter, this Agreement, the other Loan Documents or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to the Commitment Letter, the Fee Letter, this Agreement or the other Loan Documents of their obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by Boise or any of its subsidiaries, including Holdings, the Borrower or any other Subsidiary, or any Environmental Liability related in any way to Boise or any of its subsidiaries, including Holdings, the Borrower or any other Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and whether initiated against or by any party to the Commitment Letter, the Fee Letter, this Agreement or any other Loan Document, any Affiliate of any of the foregoing or any third party (and regardless of whether any Indemnitee is a party thereto); provided that such indemnity shall not, as to any Indemnitee or its Related Parties, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, wilful misconduct or breach in bad faith of its agreements hereunder by such Indemnitee or its Related Parties. This paragraph shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c) To the extent that Holdings and the Borrower fail to indefeasibly pay any amount required to be paid by them under paragraph (a) or (b) of this Section to the Administrative Agent (or any sub-agent thereof), any Issuing Bank, the Swingline Lender or any Related Party of any of the foregoing (and without limiting their obligation to do so), each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Bank, the Swingline Lender or such Related Party, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being acknowledged that, for the avoidance of doubt, such amount does not include any fees arising solely from the fee letters described therein); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or such sub-agent), such Issuing Bank or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), any Issuing Bank or the Swingline Lender in connection with such capacity; provided further that, with respect to such unpaid amounts owed to any Issuing Bank or the Swingline Lender in its capacity as such, or to any Related Party of any of the foregoing acting for any Issuing Bank or the Swingline Lender in connection with such capacity, only the Revolving Lenders shall be required to pay such unpaid amounts. For purposes of this Section, a Lender's “pro rata share” shall be determined based upon its share of the sum of the total Revolving Exposures, unused Revolving Commitments and, except for purposes of the immediately preceding proviso, the outstanding Term Loans and unused Term Commitments, in each case, at the time (or most recently outstanding and in effect).

(d) To the fullest extent permitted by applicable law, neither Holdings nor the Borrower shall assert, or shall permit any of their Affiliates or Related Parties to assert, and each hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), except, in the case of any Indemnitee, to the extent resulting from the gross negligence, willful misconduct or breach in bad faith of its agreements hereunder by such Indemnitee or its Related Parties, as determined by a court of competent jurisdiction in a final and nonappealable judgment, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) neither Holdings nor the Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by Holdings or the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section), the Arrangers, the Syndication Agent, the Documentation Agents and, to the extent expressly contemplated hereby, the sub-agents of the Administrative Agent and the Related Parties of any of the Administrative Agent, the Arrangers, the Syndication Agent, the Documentation Agents, any Issuing Bank and any Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i)  Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower; provided that no consent of the Borrower shall be required (1) for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, and (2) if an Event of Default has occurred and is continuing, for any other assignment; provided further that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof;

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of any Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund;

(C) each Issuing Bank, in the case of any assignment of all or a portion of a Revolving Commitment or any Lender's obligations in respect of its LC Exposure; and

(D) the Swingline Lender, in the case of any assignment of all or a portion of a Revolving Commitment or any Lender's obligations in respect of its Swingline Exposure.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 or, in the case of Term Loans, $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consents; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement; provided that this clause (B) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, provided that only one such processing and recordation fee shall be payable in the event of simultaneous assignments from any Lender or its Approved Funds to one or more other Approved Funds of such Lender; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee's compliance procedures and applicable law, including Federal, State and foreign securities laws.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and records of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and, as to entries pertaining to it, any Issuing Bank or Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon receipt by the Administrative Agent of an Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder) and the processing and recordation fee referred to in this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that the Administrative Agent shall not be required to accept such Assignment and Assumption or so record the information contained therein if the Administrative Agent reasonably believes that such Assignment and Assumption lacks any written consent required by this Section or is otherwise not in proper form, it being acknowledged that the Administrative Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph, and following such recording, unless otherwise determined by the Administrative Agent (such determination to be made in the sole discretion of the Administrative Agent, which determination may be conditioned on the consent of the assigning Lender and the assignee), shall be effective notwithstanding any defect in the Assignment and Assumption relating thereto. Each assigning Lender and the assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the Administrative Agent that all written consents required by this Section with respect thereto (other than the consent of the Administrative Agent) have been obtained and that such Assignment and Assumption is otherwise duly completed and in proper form, and each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the Administrative Agent that such assignee is an Eligible Assignee.

(c) Any Lender may, without the consent of the Borrower, the Administrative Agent or any Issuing Bank, sell participations to one or more Eligible Assignees (“Participants”) in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and Loans of any Class); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) Holdings, the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant or requires the approval of all the Lenders. Holdings and the Borrower agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (x) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section and (y) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowers request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each

Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other right or obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Notwithstanding anything herein to the contrary, any bank that is a member of the Farm Credit System that (a) has purchased a participation in the minimum amount of $10,000,000 on or after the Effective Date, (b) is, by written notice to the Borrower and the Administrative Agent (a “Voting Participant Notification”), designated by the selling Lender as being entitled to be accorded the rights of a Voting Participant hereunder (any bank that is a member of the Farm Credit System so designated being called a “Voting Participant”) and (c) receives the prior written consent of the Borrower (on behalf of itself, Holdings and the other Subsidiary Loan Parties) and the Administrative Agent to become a Voting Participant, shall be entitled to vote (and the voting rights of the selling Lender shall be correspondingly reduced), on a dollar for dollar basis, as if such participant were a Lender, on any matter requiring or allowing a Lender to provide or withhold its consent, or to otherwise vote on any proposed action, in each case in lieu of the vote of the selling Lender. To be effective, each Voting Participant Notification shall, with respect to any Voting Participant, (i) state the full name, as well as all contact information required of an Assignee as set forth in Exhibit A hereto and (ii) state the dollar amount of the participation purchased. The Borrower and the Administrative Agent shall be entitled to conclusively rely on information contained in notices delivered pursuant to this paragraph. Notwithstanding the foregoing, each bank or other lending institution that is a member of the Farm Credit System designated as a Voting Participant in Schedule 9.04(e) shall be a Voting Participant without delivery of a Voting Participant Notification and without the prior written consent of the Borrower and the Administrative Agent.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Arrangers, the Syndication Agent, the Documentation Agents, any Issuing Bank or any Lender or their Affiliates may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any LC Exposure is outstanding and so long as the Commitments have not expired or terminated. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement or any other Loan Document, in the event that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Revolving Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank, or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents, and the Revolving Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.05(d) or 2.05(f). The provisions of Sections 2.15, 2.16, 2.17, 2.18(e) and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including the commitments of the Lenders and, if applicable, their Affiliates under the Commitment Letter and any commitment advices submitted by them (but do not supersede any other provisions of the Commitment Letter or the Fee Letter (or any separate letter agreements with respect to fees payable to the Administrative Agent or any Issuing Bank) that do not by the terms of such documents terminate upon the effectiveness of this Agreement, all of which provisions shall remain in full force and effect). Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and Issuing Bank, and each Affiliate of any of the foregoing, is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender or Issuing Bank, or by such an Affiliate, to or for the credit or the account of Holdings or the Borrower against any of and all the obligations then due of Holdings or the Borrower now or hereafter existing under this Agreement held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement. The rights of each Lender and Issuing Bank, and each Affiliate of any of the foregoing, under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, Issuing Bank or Affiliate may have. Each Lender and each Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of Holdings and the Borrower hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding brought by it or any of its Affiliates shall be brought, and shall be heard and determined, exclusively in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or any of its properties in the courts of any jurisdiction.

(c) Each of Holdings and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTOPM 9.12. Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other agents and advisors, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its Related Parties) to any swap or derivative transaction relating to Holdings, the Borrower or any other Subsidiary and its obligations, (g) with the consent of the Borrower, (h) on a confidential basis to (i) any rating agency in connection with rating any Loan Party or the credit facilities established hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities established hereunder or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, any Issuing Bank or any Affiliate of any of the foregoing on a nonconfidential basis from a source other than Holdings or the Borrower. For purposes of this Section, “Information” means all information received from Holdings or the Borrower relating to Holdings, the Borrower or any other Subsidiary or their businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by Holdings or the Borrower; provided that, in the case of information received from Holdings or the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14. Release of Liens and Guarantees. (a) A Subsidiary Loan Party (other than the Borrower) shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by such Subsidiary Loan Party shall be automatically released, upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Loan Party ceases to be a Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. Upon any sale or other transfer by any Loan Party (other than to Holdings, the Borrower or any other Subsidiary) of any Collateral in a transaction permitted under this Agreement or upon the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral pursuant to Section 9.02, the security interests in such Collateral created by the Security Documents shall be automatically released. In the event the Borrower or any other Subsidiary shall incur any Indebtedness permitted under Section 6.01(a)(vi) that is secured by a Lien on the related assets permitted under Section 6.02(a)(v), the Administrative Agent is hereby authorized, at the request of the Borrower, (i) to subordinate any Lien on such assets granted to or held by the Administrative Agent under any Loan Document to such other Lien, on subordination terms satisfactory to the Administrative Agent, and (ii) in the event that the Borrower shall have advised the Administrative Agent that, notwithstanding the use by the Borrower of commercially reasonable efforts to obtain the consent of such holder (but without the requirement to pay any sums to obtain such consent) to permit the Administrative Agent to retain its Liens (on a subordinated basis as contemplated by clause (i) above), the holder of such other Indebtedness requires, as a condition to the extension of such credit, that the Liens on such assets granted to or held by the Administrative Agent under any Loan Document be released, to release its Liens on such assets. In connection with any termination or release pursuant to this Section, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party's expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.

(b) In the event the Boise Guarantee Condition or the Boise Collateral Condition that shall have been satisfied with respect to any Person ceases to be satisfied with respect to such Person (or, in the case of the Boise Collateral Condition, with respect to such asset), upon request of Holdings, Administrative Agent shall release the Guarantee provided by such Person or the Liens created by such Person on its assets to secure the Secured Obligations (or such Liens only on such specific asset), as applicable, pursuant to documentation reasonable satisfactory to Holdings and the Administrative Agent. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.

SECTION 9.15. USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with such Act.

SECTION 9.16. No Fiduciary Relationship. Each of Holdings and the Borrower, on behalf of itself, Boise and its subsidiaries (including the Subsidiaries), agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, Boise, Holdings, the Borrower, the other Subsidiaries and their Affiliates, on the one hand, and the Administrative Agent, the Lenders, the Issuing Banks and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders, the Issuing Banks or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Administrative Agent, the Arrangers, the Lenders, the Issuing Banks and their Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of Boise, Holdings, the Borrower and their Affiliates, and none of the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks or their Affiliates has any obligation to disclose any of such interests to Boise, Holdings, the Borrower or any of their Affiliates. To the fullest extent permitted by law, each of Holdings and the Borrower hereby waives and releases any claims that it or any of its Affiliates may have against the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.17. Non-Public Information. (a) Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by Holdings, the Borrower or the Administrative Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI. Each Lender advises Holdings, the Borrower and the Administrative Agent that (i) it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including Federal, state and foreign securities laws, and (ii) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal, state and foreign securities laws.

(b) Holdings, the Borrower and each Lender acknowledge that, if information furnished by Holdings or the Borrower pursuant to or in connection with this Agreement is being distributed by the Administrative Agent through any Platform, (i) the Administrative Agent may post any information that Holdings or the Borrower has indicated as containing MNPI solely on that portion of the Platform as is designated for Private Side Lender Representatives and (ii) if Holdings or the Borrower has not indicated whether any information furnished by it pursuant to or in connection with this Agreement contains MNPI, the Administrative Agent reserves the right to post such information solely on that portion of the Platform as is designated for Private Side Lender Representatives. Each of Holdings and the Borrower agrees to clearly designate all information provided to the Administrative Agent by or on behalf of Holdings or the

Borrower (or any other Loan Party or, if applicable, Boise and its other subsidiaries) that is suitable to be made available to Public Side Lender Representatives, and the Administrative Agent shall be entitled to rely on any such designation by Holdings and the Borrower without liability or responsibility for the independent verification thereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BZ INTERMEDIATE HOLDINGS LLC,

by	/s/ SAMUEL K. COTTERELL
	Name:	Samuel K. Cotterell
	Title:	Sr. Vice President & Chief Financial Officer

BOISE PAPER HOLDINGS, L.L.C.,

by	/s/ SAMUEL K. COTTERELL
	Name:	Samuel K. Cotterell
	Title:	Sr. Vice President & Chief Financial Officer

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent,

by	/s/ PETER S. PREDUN
	Name:	Peter S. Predun
	Title:	Executive Director

SIGNATURE PAGE TO
THE CREDIT AGREEMENT
OF BOISE PAPER HOLDINGS, L.L.C.

Name of Institution: Bank of America, N.A.

By	/s/ MICHAEL DELANEY
	Name:	Michael Delaney
	Title:	Director

SIGNATURE PAGE TO
THE CREDIT AGREEMENT
OF BOISE PAPER HOLDINGS, L.L.C.

Name of Institution: CoBank, ACB

By	/s/ HAL NELSON
	Name:	Hal Nelson
	Title:	Vice President

SIGNATURE PAGE TO
THE CREDIT AGREEMENT
OF BOISE PAPER HOLDINGS, L.L.C.

Name of Institution: WELLS FARGO BANK, N.A.

By	/s/ REGINALD M. GOLDSMITH, III
	Name:	Reginald M. Goldsmith, III
	Title:	Managing Director

SIGNATURE PAGE TO
THE CREDIT AGREEMENT
OF BOISE PAPER HOLDINGS, L.L.C.

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. "RABOBANK NEDERLAND" NEW YORK BRANCH, as a Lender

By	/s/ JANA DOMBROWSKI
	Name:	Jana Dombrowski
	Title:	Executive Director

By	/s/ SUE CHEN-HOLMES
	Name:	Sue Chen-Holmes
	Title:	Vice President

SIGNATURE PAGE TO
THE CREDIT AGREEMENT
OF BOISE PAPER HOLDINGS, L.L.C.

Name of Institution: The Bank of Nova Scotia

By	/s/ EUGENE DEMPSEY
	Name:	Eugene Dempsey
	Title:	Director

SIGNATURE PAGE TO
THE CREDIT AGREEMENT
OF BOISE PAPER HOLDINGS, L.L.C.

BANK OF THE WEST

/s/ SEAN EDWARDS
Sean Edwards
Vice President

SIGNATURE PAGE TO
THE CREDIT AGREEMENT
OF BOISE PAPER HOLDINGS, L.L.C.

Name of Institution: Barclays Bank PLC

By	/s/ DAVID BARTON
	Name:	David Barton
	Title:	Director

SIGNATURE PAGE TO
THE CREDIT AGREEMENT
OF BOISE PAPER HOLDINGS, L.L.C.

Name of Institution: Toronto Dominion (Texas) LLC

By	/s/ KELLY HUNDAL
	Name:	Kelly Hundal
	Title:	Authorized Signatory

SIGNATURE PAGE TO
THE CREDIT AGREEMENT
OF BOISE PAPER HOLDINGS, L.L.C.

U.S BANK NATIONAL ASSOCIATION, as a Lender

By	/s/ JOYCE P. DORSETT
	Name:	Joyce P. Dorsett
	Title:	Vice President

SIGNATURE PAGE TO
THE CREDIT AGREEMENT
OF BOISE PAPER HOLDINGS, L.L.C.

Name of Institution: CAPITAL ONE LEVERAGE FINANCE CORP.

By	/s/ PAUL DELLOVA
	Name:	Paul Dellova
	Title:	SVP

Compass Bank, an Alabama Banking Corporation

By	/s/ JOSEPH W. NIMMONS
	Name:	Joseph W. Nimmons
	Title:	Vice President

SIGNATURE PAGE TO
THE CREDIT AGREEMENT
OF BOISE PAPER HOLDINGS, L.L.C.

DEUTSCHE BANK TRUST COMPANY AMERICAS

By	/s/ ERIN MORRISSEY
	Name:	Erin Morrissey
	Title:	Director

By	/s/ MICHAEL GETZ
	Name:	Michael Getz
	Title:	Vice President

SIGNATURE PAGE TO
THE CREDIT AGREEMENT
OF BOISE PAPER HOLDINGS, L.L.C.

Name of Institution: KeyBank National Association

By	/s/ DARREN BOARD
	Name:	Darren Board
	Title:	Vice President

For any Lender requiring a second signature block:

By
Name:
Title:

SIGNATURE PAGE TO
THE CREDIT AGREEMENT
OF BOISE PAPER HOLDINGS, L.L.C.

Name of Institution: PNC Bank, N.A.

By	/s/ PHILIP K. LIEBSCHER
	Name:	Philip K. Liebscher
	Title:	Senior Vice President

SIGNATURE PAGE TO
THE CREDIT AGREEMENT
OF BOISE PAPER HOLDINGS, L.L.C.

Name of Institution: Comerica Bank

By	/s/ FATIMA ARSHAD
	Name:	Fatima Arshad
	Title:	Vice President

Schedule 1.01: Existing Letters of Credit

LC NUMBER	ISSUING BANK	BENEFICIARY	PURPOSE	ISSUE DATE	EXPIRATION DATE	FACE VALUE
3098044	Bank of America, N.A.	Liberty Mutual Insurance Company	B C T, Inc. Owner Operator Fleet	1/2/2009	1/2/2012	130,711.00
3092982	Bank of America, N.A.	Chartis, et al (AIG)	Liability Backup	4/30/2008	2/22/2012	4,189,608.00
3092983	Bank of America, N.A.	Lexington Insurance Company	Liability Backup	4/30/2008	2/22/2012	270,000.00
3095416	Bank of America, N.A.	American International Specialty Lines Insurance Company	Liability Backup	8/27/2008	8/15/2012	57,000.00
3116434	Bank of America, N.A.	Zurich American Insurance Company	Workers Compensation - Tharco	3/23/2011	3/23/2012	350,000.00
3116545	Bank of America, N.A.	Ace American Insurance Company	Workers Compensation - Tharco	3/31/2011	3/31/2012	1,312,000.00

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Schedule 2.01: Commitments

Lender	Revolving Commitment	Tranche A Term Commitment	Total Commitment
JPMorgan Chase Bank, N.A.	$35,714,285.71	$14,285,714.29	$50,000,000.00
Bank of America, N.A.	$35,714,285.71	$14,285,714.29	$50,000,000.00
CoBank, ACB	$164,285,714.29	$65,714,285.71	$230,000,000.00
Wells Fargo Bank, N.A.	$35,714,285.71	$14,285,714.29	$50,000,000.00
Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A.”Rabobank Nederland” New York Branch	$32,142,857.14	$12,857,142.86	$45,000,000.00
The Bank of Nova Scotia	$23,214,285.71	$9,285,714.29	$32,500,000.00
Bank of the West	$23,214,285.71	$9,285,714.29	$32,500,000.00
Barclays Bank PLC	$23,214,285.71	$9,285,714.29	$32,500,000.00
Toronto Dominion (Texas) LLC	$23,214,285.71	$9,285,714.29	$32,500,000.00
U.S. Bank National Association	$23,214,285.71	$9,285,714.29	$32,500,000.00
Capital One Leverage Finance Corp.	$14,285,714.29	$5,714,285.71	$20,000,000.00
Compass Bank, an Alabama Banking Corporation	$14,285,714.29	$5,714,285.71	$20,000,000.00
Deutsche Bank Trust Company Americas	$14,285,714.29	$5,714,285.71	$20,000,000.00
KeyBank National Association	$14,285,714.29	$5,714,285.71	$20,000,000.00
PNC Bank, N.A.	$14,285,714.29	$5,714,285.71	$20,000,000.00
Comerica Bank	$8,928,571.44	$3,571,428.56	$12,500,000.00
TOTAL	$500,000,000.00	$200,000,000.00	$700,000,000.00

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Schedule 3.05: Mortgaged Properties

Grantor	Facility Name	Address/City/State/Zip Code
B C T, Inc.	Trucking (BCT)	Wallula Trucking Highway 12, Wallula, WA 99363
Minnesota, Dakota & Western Railway Company	MD&W Railroad	101 2nd Street International Falls, MN 56649
Boise White Paper, L.L.C.	St. Helens Paper Mill / Sludge Disposal Site / Hawley Addition	1300 Kaster Road St. Helens, OR 97051-3199
Clarifier Solids Landfill Sykes Road, St. Helens, OR
Boise White Paper, L.L.C.	Umatilla Wood Chipping Facility	Port of Umatilla McNary Industrial Park 31221 Roxbury Road Umatilla, OR 97882
Boise White Paper, L.L.C.	Wallula Paper Mill	Highway 395 Wallula, WA 99363
Boise White Paper, L.L.C.	IFalls Paper Mill	400 Second Street International Falls, MN 56649-2387
Boise White Paper, L.L.C.	Jackson Paper Mill	4585 Industrial Road Jackson, AL 36545-3499
	Jackson Paper Mill - Sheeter Facility	600 Clolinger Road Jackson, AL 36545
Boise White Paper, L.L.C.	Paper Mill - Tuscahoma Landing	Portion of NE, Frac. Section 31, T13W, R1N Choctaw, AL
Boise Packaging & Newsprint, L.L.C.	DeRidder Mill	4200 Highway 190 West DeRidder, LA 70634-1060
Boise Packaging & Newsprint, L.L.C.	SLC Container Plant Main	451 N. 5600 West Street Salt Lake International Center Salt Lake City, UT 84116
Boise Packaging & Newsprint, L.L.C.	Burley Container Plant Main	1544 West 27th Street Burley, ID 83318-2152
Boise Packaging & Newsprint, L.L.C.	Burley Container Plant Satellite Warehouse	896 Mercury Avenue Idaho Falls, ID 83402-1832
Boise Packaging & Newsprint, L.L.C.	Nampa Container Plant Main	1808 East Chisholm Drive Nampa, ID 83687-6898
Boise Packaging & Newsprint, L.L.C. (Title) & Boise White Paper, L.L.C. (Mortgagor)	Wallula Container Plant Main	Highway 395 Wallula, WA 99363
Boise Packaging & Newsprint, L.L.C.	Salem Container Plant Main	2121 Madrona Avenue, S.E. Salem, OR 97302-1139
Boise Packaging & Newsprint, L.L.C.	CTC Container Plant Main (Central Texas Corrugated)	7200 Mars Drive Waco, TX 76712

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Schedule 3.11: Subsidiaries and Joint Ventures

Entity	Jurisdiction of Organization/Formation	Designated Subsidiary	Material Subsidiary	Ownership Interest
BZ Intermediate Holdings LLC, formerly Aldabra Holding Sub LLC	Delaware			100% Common Stock owned by Boise
Boise Co-Issuer Company	Delaware	X		100% Common Stock owned by Borrower
Boise Finance Company	Delaware	X		100% Common Stock owned by Borrower
Boise Paper Holdings, L.L.C.	Delaware	X	X	100% Common Stock owned by Holdings
Boise Packaging & Newsprint, L.L.C.	Delaware	X	X	100% Common Stock owned by Borrower
Boise Packaging Holdings Corp.	Delaware			100% Common Stock owned by Boise Packaging & Newsprint, L.L.C.
Louisiana Timber Procurement Company, L.L.C.	Delaware			50% Common Stock owned by Boise Packaging & Newsprint, L.L.C.
Boise White Paper, L.L.C.	Delaware	X	X	100% Common Stock owned by Borrower
Boise White Paper Sales Corp.	Delaware	X	X	100% Common Stock owned by Boise White Paper, L.L.C.
Boise White Paper Holdings Corp.	Delaware	X		100% Common Stock owned by Boise White Paper, L.L.C.
International Falls Power Company	Delaware	X		100% Common Stock owned by Boise White Paper Holdings Corp.
Minnesota, Dakota & Western Railway Company	Minnesota	X		100% Common Stock owned by Boise White Paper Holdings Corp.
Bemis Corporation	Delaware	X		100% Common Stock owned by Boise White Paper, L.L.C.
Boise Hong Kong Limited	Hong Kong			100% Common Stock owned by Bemis Corporation
Boise Cascade Transportation Holdings Corp.	Delaware	X		100% Common Stock owned by Borrower
B C T, Inc.	Delaware	X		100% Common Stock owned by Boise Cascade Transportation Holdings Corp.
Tharco Packaging, Inc.	Delaware	X	X	100% Common Stock owned by Borrower
Tharco Containers, Inc.	Colorado	X	X	100% Common Stock owned by Tharco Packaging, Inc.
Tharco Containers Texas, Inc.	Delaware	X		100% Common Stock owned by Tharco Containers, Inc.
Design Packaging, Inc.	Georgia	X		100% Common Stock owned by Tharco Containers, Inc.

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Schedule 3.12: Insurance

BOISE, INC.
Casualty Schedule of Insurance
February 22, 2011 to February 22, 2012

Coverage	Insurer/Policy Number	Limits

General Liability	National Union Fire Insurance Company 4406268	$1,500,000 $ 500,000 $4,000,000 $4,000,000 $1,500,000 $1,500,000 $1,500,000
 Each Occurrence
 Damage To Premises Rented to You
 General Aggregate
 Products/Completed Operations
    Aggregate
Personal & Advertising Injury
 Employee Benefits Liability Limits -
   Each Claim
 Employee Benefits Liability Limits -
  Aggregate

Automobile Liability	National Union Fire Insurance Company 4309433 (AOS)	$3,000,000 Minimum Statutory	Combined Single Limit UM/UIM - coverage rejected in all states possible

Auto Physical Damage (Certificate purposes)	Chartis Specialty Ins. Co. 4406270	$200,000 $200,000	Leased Vehicles (Symbol 7) Physical Damage Comprehensive Physical Damage Collision

Workers Compensation/ Employers Liability	Ins. Co. State of PA 061967361 (AOS) 061967365 (CA) 061967361 (TX) 061967364 (MN) National Union Fire 061967363 (WI / & Monopolistic States Stop Gap)	Statutory $2,000,000 $2,000,000 $2,000,000	Workers Compensation Bodily Injury by Accident/Each Accident Bodily Injury by Disease/Policy Limit Bodily Injury by Disease/Each Employee

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Excess Workers Compensation/ Employers Liability (AL, WA)	National Union Fire 1192381 (AL, WA)	Statutory $1,500,000	Workers Compensation Employers Liability

Cargo (Certificate purposes)	Chartis Specialty Ins. Co. 4406269	$100,000	Each Occurrence Limit

Property (Certificate purposes)	Lexington Insurance Company 10570422	$1,000,000	Aggregate

Foreign Package Policy	ACE American Insurance Company PHFD3706662A	$1,000,000 $2,000,000 $1,000,000 $ 10,000 $1,000,000 $1,000,000 $25,000 $25,000 $10,000 $20,000 $1,000,000 $1,000,000 North Americans Third Country Nationals Local Nationals $1,000,000
 General Liability
  Each Occurrence
   Aggregate Limit - Products/Completed
       Operations
   Personal & Advertising Injury Aggregate
  Medical Expense any one person
  Premises Damage Limit( each occ)

Contingent Automobile Liability
   Each Accident

 Hired Auto Physical Damage
   For Any One accident
   Any One Policy Period
   Medical Payments Each Person
   Medical Payments Each Accident

Employee Benefits Liability-Claims Made
   Each Claim
   Annual Aggregate

Employers Responsibility Coverage
   Foreign Voluntary Compensation
      State of Hire
      Country of Origin
      Country of Origin

   Repatriation -Executive Assistance
      Services

		$1,000,000 $1,000,000 $1,000,000	Contingent Employers Liability Each Accident - BI by accident Each Employee - BI by disease Policy Limit - BI by disease
		$25,000 $1,500,000 $50,000	Accidental Death & Dismembership - Coverage A - Principal Aggregate Limit Kidnap & Extortion
*Surplus Lines Taxs & Fees are not included.

2

BOISE, INC.
Excess Casualty Schedule of Insurance
February 22, 2011 to February 22, 2012

Coverage	Insurer/Policy Number	Limits

Umbrella Liability	Starr Indemnity & Liability Co. SISIGCE50007511	$25,000,000 $25,000,000 $25,000,000	Each Occurrence General Aggregate Products/Completed Operations Aggregate

1st Excess Liability	Great American Assurance Co. EXC2098769	$25,000,000 $25,000,000 $25,000,000	Each Occurrence Aggregate Products/Completed Operations Aggregate

2nd Excess Liability	Allied World National Assurance Co. 0305-3439	$25,000,000 $25,000,000 $25,000,000	Each Occurrence Aggregate Products/Completed Operations Aggregate

3rd Excess Liability	Arch Insurance Company UXP004279900	$25,000,000 $25,000,000 $25,000,000	Each Occurrence (p/o of $50,000,000) Aggregate Products/Completed Operations Aggregate
3rd Excess Liability	Navigators Ins. Co. NY11EXC704050IV	$25,000,000 $25,000,000 $25,000,000	Each Occurrence (p/o of $50,000,000) Aggregate Products/Completed Operations Aggregate
*Surplus Lines Taxs & Fees are not included.

3

BOISE, INC.
Directors' and Officers' Company Liability Insurance
February 22, 2011 to February 22, 2012

Coverage	Insurer/Policy Number	Limits

Directors & Officers Liability Insurance	National Union Fire Insurance Company of Pittsburgh, PA (Chartis) 01-571-10-57	$15,000,000 Each Loss/Aggregate
	U.S. Specialty Insurance Company 14-MGU-11-A23313	$15,000,000 xs $15,000,000 Each Loss/Aggregate

	Endurance American Insurance Company DOX1003016200	$15,000,000 xs $30,000,000 Each Loss/Aggregate

	Allied World National Assurance Company 0305-3225	$15,000,000 xs $45,000,000 Each Loss/Aggregate

	Zurich American Insurance Company DOC 5965173-03	$15,000,000 xs $60,000,000 Each Loss/Aggregate

	Lloyd's of London B0146LDUSA1003363	$15,000,000 xs $75,000,000 Each Loss/Aggregate

	Old Republic Insurance Company	$10,000,000 xs $90,000,000 Each Loss/Aggregate

Side-A Excess/DIC Only	Continental Casualty Company (C.N.A.) 287346342	$15,000,000 xs $100,000,000 Each Loss/Aggregate

Side-A Excess/DIC Only	National Union Fire Insurance Company (Chartis) 01-571-42-54	$10,000,000 xs $115,000,000 Each Loss/Aggregate

4

Fiduciary Liability Insurance
February 22, 2011 to February 22, 2012

Coverage	Insurer/Policy Number	Limits

Fiduciary Liability Insurance	Federal Insurance Company (Chubb) 8209-7262	$15,000,000 Each Loss/Aggregate

	National Union Fire Insurance Company (Chartis) 01-571-10-74	$15,000,000 xs $15,000,000 Each Loss/Aggregate

	Arch Insurance Company FDC0024922-03	$10,000,000 xs $30,000,000 Each Loss/Aggregate

	Zurich American Insurance Company FLC9382113-02	$5,000,000 xs $40,000,000 Each Loss/Aggregate
*Premiums are net commission. Surplus Lines Taxes and Fees are not included in premiums above.

5

BOISE, INC.
Corporate Coverage
February 22, 2011 to February 22, 2012

Coverage	Insurer/Policy Number	Limits

Crime/Fidelity	Great American Insurance Company SAA 559-47-00-01	$15,000,000	blanket limits

Special Indemnity	U.S. Specialty Insurance Co. (PIA) U711-85135	$30,000,000	each loss

6

BOISE, INC.
BCT, Inc.
December 1, 2010 to December 1, 2011

Coverage	Insurer/Policy Number	Limits

Motor Carrier Liability/Non-Trucking Liability and Physical Damage	Northland Insurance Company TF655355	$1,000,000	per occurrence

Excess Motor Carrier	Gemini Insurance Company GVE100077602	$2,000,000	per occurrence excess of primary

7

Tharco Packaging, Inc.
Corporate Coverage
March 1, 2011 to March 1, 2017

Coverage	Insurer/Policy Number	Limits

Directors & Officers Liability/ Employment Practice Liability	National Union Fire Insurance Co. (Chartis) 028255811	$10,000,000 Each Loss/Aggregate

8

BOISE, INC.
Property Insurance
April 1, 2011 to April 1, 2012

Coverage	Insurer/Policy Number	Limits

All Risk Property Insurance	XG874	$6,524,705,874.00	Blanket

9

Schedule 6.01: Existing Indebtedness

(None)

1

SCHEDULE 6.02: EXISTING LIENS

Debtor	Secured Party	Jurisdiction	File Number/ Date Filed	Description of Collateral
Boise Paper Holdings, L.L.C. And Boise White Paper, LLC	Banc of America Leasing & Capital, LLC	Delaware Secretary of State	2008 1604758 5-7-08
Leased 2008 Capacity Yard Tractor (the “Unit”); all attachments, accessories and accessions to, substitutions and replacements for, and products of the Units; all rights to chattel paper arising from the Units; all insurance, warranty and other claims with respect to the Units; all software and other intellectual property rights used or useful in connection therewith; all proceeds; all books and records for the foregoing

Boise Paper Holdings, L.L.C.	Andritz Inc.	Delaware Secretary of State	2010 0821938 3-11-10
Refiner plates and associated parts delivered by secured party to the debtor as a “sale on approval” pursuant to that certain Agreement to Sell on Approval dated as of February 26, 2010, by and between the secured party and the debtor, as may be amended, supplemented or restated from time to time, and any and all replacements thereof delivered in replenishment of any or all such goods following their acceptance by the debtor

Pechiney Plastic PKG Inc. [nka Bemis Corporation]	GFC Leasing A division of the Gordon Flesch Co. Inc.	Delaware Secretary of State	2009 1405882 5-4-09 Amendment to #2009 1405882/ 2-18-10; debtor name changed to: Bemis Company	Imagerunner, Sharp, Digital Copier
Boise Packaging & Newsprint LLC	Greater Bay Bank N.A.	Delaware Secretary of State	6118918 2 4-10-06
Tusk forklifts; and all equipment parts, accessories, substitutions, additions, accessions and replacements thereto and thereof; and all proceeds thereof; together with all installment payments, insurance proceeds, other proceeds and payments due and to become due arising from or relating to said equipment

Boise Packaging & Newsprint, L.L.C.	Siemens Financial Services, Inc.	Delaware Secretary of State	2007 2087400 6-4-07
Specific equipment (Slitters, Cutters and Gluers), together with all additions, accessions, attachments, improvements, modifications, replacements, and substitutions thereto and therefore, and all proceeds thereof; standard accessories and optional equipment and other items fitted or installed on the Equipment

Equipment Location: 451 North 5600 West, Salt Lake City, UT 84116

1

Boise Packaging & Newsprint LLC	Greater Bay Bank N.A.	Delaware Secretary of State	2007 4843487 12-21-07
Tusk forklifts; and all equipment parts, accessories, substitutions, additions, accessions and replacements thereto and thereof; and all proceeds thereof; together with all installment payments, insurance proceeds, other proceeds and payments due and to become due arising from or relating to said equipment

Boise Packaging & Newsprint LLC	Greater Bay Bank N.A.	Delaware Secretary of State	2007 4844857 12-21-07
Tusk forklifts; and all equipment parts, accessories, substitutions, additions, accessions and replacements thereto and thereof; and all proceeds thereof; together with all installment payments, insurance proceeds, other proceeds and payments due and to become due arising from or relating to said equipment

Boise Packaging & Newsprint, L.L.C.	Wells Fargo Bank, N.A.	Delaware Secretary of State	2009 4105331 12-22-09
Specific forklifts, including all parts, accessories, substitutions, additions, accessions and replacements thereto and thereof, now or hereafter installed in, affixed to, or used in conjunction therewith and the proceeds thereof, together with all installment payments, insurance proceeds, other proceeds and payments due and to become due arising from or relating to said equipment

Boise Packaging & Newsprint, L.L.C.	NMHG Financial Services Inc.	Delaware Secretary of State	2010 3056367 9-1-10	All equipment now or hereafter leased by Lessor to Lessee; and all accessions, additions, replacements and substitutions thereto and therefore; and all proceeds including insurance proceeds
Boise Packaging & Newsprint, LLC	A W Chesterton Company	Delaware Secretary of State	2011 1564049 4-27-11	Mechanical Seals and Packings
Boise White Paper, L.L.C.	American Express Business Finance	Delaware Secretary of State	4365733 7 12-28-04 Continuation of #4365733 7/ 9-28-09	Two Kyocera Mita Digital Copiers, and all accessories, attachments, replacement parts, and substitutions thereto
Boise White Paper, L.L.C.	Caterpillar Financial Services Corporation	Delaware Secretary of State	2009 0200268 1-21-09	One leased Caterpillar Tractor; and all substitutions, replacements, additions, and accessions thereto, now owned or hereafter acquired and proceeds thereof
Boise White Paper, L.L.C.	Fisher's Document Systems Inc.	Delaware Secretary of State	2009 3117592 9-29-09	Various leased Canon copier, printer, fax systems, and all products, proceeds and attachments
Tharco Containers, Inc.	Leaf Funding Inc.	Colorado Secretary of State	2009F082638 9-29-09	Leased Ricoh copier system
Tharco Containers, Inc.	U.S. Bancorp Equipment Finance, Inc.	Colorado Secretary of State	2011F047310 9-22-11	Specific equipment
Tharco Containers Colorado, Inc.	NMHG Financial Services, Inc.	Colorado Secretary of State	2004F099310 9-9-04 Continuation of Original Filing #2004F099310/ 4-16-09
All of the equipment, now or hereafter leased by Lessor to Lessee; and all accessions, additions, replacements, and substitutions thereto and therefore; and all proceeds, including insurance proceeds thereof

2

Tharco Containers Colorado, Inc.	US Bancorp	Colorado Secretary of State	2006F090577 9-15-06	Specific leased equipment, Lease #662959
Tharco Containers Colorado, Inc.	US Bancorp	Colorado Secretary of State	2006F090579 9-15-06	Specific leased equipment, Lease #662961
Tharco Containers Colorado, Inc.	US Bancorp	Colorado Secretary of State	2006F090580 9-15-06	Specific leased equipment, Lease #662956
Tharco Containers Colorado, Inc.	US Bancorp	Colorado Secretary of State	2006F090581 9-15-06	Specific leased equipment, Lease #662954
Tharco Containers Colorado, Inc.	US Bancorp	Colorado Secretary of State	2006F106574 10-31-06	Specific leased copier equipment
Tharco Containers Colorado, Inc.	US Bancorp	Colorado Secretary of State	2006F106575 10-31-06	Specific leased copier equipment
Tharco Containers Colorado, Inc.	US Bancorp	Colorado Secretary of State	2006F118001 12-5-06	Specific copier equipment
Tharco Containers Colorado, Inc.	US Bancorp	Colorado Secretary of State	2007F026181 3-15-07	Specific copier equipment
Tharco Containers Colorado, Inc.	US Bancorp	Colorado Secretary of State	2009F077194 9-11-09	Specific equipment
Tharco Containers Colorado, Inc.	US Bancorp	Colorado Secretary of State	2009F077195 9-11-09	Specific equipment

3

Schedule 6.04: Existing Investments

Loan Party	Issuer	Type of Organization	Number of Shares Owned	Total Shares Outstanding	Percentage of Interest Pledged	Certificate No. (if uncertificated, please indicate so)	Par Value
BZ Intermediate Holdings LLC formerly Aldabra Holding Sub LLC	Boise Paper Holdings, L.L.C.	Limited Liability Company	1,000.000	1,000.000	100%	C-5	N/A
Bemis Corporation	Boise Hong Kong Limited	Corporation	1	1	—%	3	$0.01
Boise Packaging & Newsprint, L.L.C.	Louisiana Timber Procurement Company, L.L.C.	Limited Liability Company	1,000	2,00	—%	Uncertificated	N/A
Boise Paper Holdings, L.L.C.	Boise Co-Issuer Company	Corporation	1,000	1,000	100%	1	N/A
Boise Paper Holdings, L.L.C.	Boise Finance Company	Corporation	1,000	1,000	100%	1	N/A
Boise Paper Holdings, L.L.C.	Boise Packaging & Newsprint, L.L.C.	Limited Liability Company	1,000	1,000	100%	C-3	N/A
Boise Paper Holdings, L.L.C.	Boise White Paper, L.L.C.	Limited Liability Company	1,000	1,000	100%	C-3	N/A
Boise Paper Holdings, L.L.C.	Boise Cascade Transportation Holdings Corp.	Corporation	1,000	1,000	100%	2	$0.01
Boise White Paper, L.L.C.	Boise White Paper Sales Corp.	Corporation	100	100	100%	3	$—
Boise White Paper, L.L.C.	Boise White Paper Holdings Corp.	Corporation	1,000	1,000	100%	1	$0.01
Boise White Paper, L.L.C.	Bemis Corporation	Corporation	1,000	1,000	100%	2	$0.01
Boise Cascade Transportation Holdings Corp.	B C T, Inc.	Corporation	1,000	1,000	100%	3	$0.01
Boise White Paper Holdings Corp.	International Falls Power Company	Corporation	1,000	1,000	100%	3	$0.01
Boise White Paper Holdings Corp.	Minnesota, Dakota & Western Railway Company	Corporation	1,000	1,000	100%	73	$0.01
Boise Packaging & Newsprint, L.L.C.	Boise Packaging Holdings Corp.	Corporation	1,000	1,000	100%	1	N/A
Boise Paper Holdings, L.L.C.	Tharco Packaging, Inc.	Corporation	1,000	1,000	100%	CS-1A	N/A
Tharco Packaging, Inc.	Tharco Containers, Inc.	Corporation	1,000	1,000	100%	CS-1A	N/A
Tharco Containers, Inc.	Design Packaging, Inc.	Corporation	1,000	1,000	100%	CS-1A	N/A
Tharco Containers, Inc.	Tharco Containers Texas, Inc.	Corporation	1,000	1,000	100%	CS-1A	N/A
Boise Packaging & Newsprint, L.L.C.	Louisiana Timber Procurement Company, L.L.C.	Limited Liability Company	1,000	2,00	—%	Uncertificated	N/A

1

Schedule 6.10: Existing Restrictions

(None)

1

SCHEDULE 9.04(e): Voting Participants

Voting Participant	Contact
1st Farm Credit Services, FLCA
Corey J. Waldinger
1st Farm Credit Services, FLCA
1560 Wall Street, Suite 221
Naperville, IL 60563
Phone: 630-527-6426 x3
Fax: 630-527-9459
cwaldin@1stfarmcredit.com
eschult@1stfarmcredit.com
jdamico@1stfarmcredit.com

AgFirst Farm Credit Bank	Bruce Fortner AgFirst Farm Credit Bank 1401 Hampton Street Columbia, SC 29201 Phone: 800-874-7737 ext 457 Fax: 803-254-4219 bfortner-servicing@agfirst.com
AgStar Financial Services, FLCA	Graham Dee AgStar Financial Services, FLCA 1921 Premier Drive Mankato, MN 56002 Phone: 952-997-4068 Fax: 952-997-4077 Graham.dee@agstar.com capitalmarkets@agstar.com
American Ag Credit, PCA and American Ag Credit, FLCA	Vern Zander American Ag Credit, PCA and American Ag Credit, FLCA 200 Concourse Blvd Santa Rosa, CA 95403 Phone: 916-784-0550 Fax: 916-784-1020 vzander@agloan.com
United FCS, FLCA
Dan Best
United FCS, FLCA (f/k/a Farm Credit Services of Minnesota Valley, FLCA) dba FCS Commercial Finance Group
600 South Highway 169
Interchange Tower, Suite 850
Minneapolis, MN 55426
Phone: 952-513-0326 ext 308
Fax: 952-513-9956
dbest@farmcredit.com
jhewett@farmcredit.com

GreenStone Farm Credit Services, ACA and GreenStone Farm Credit Services, FLCA
Jeff Pavlik
GreenStone Farm Credit Services, ACA and
GreenStone Farm Credit Services, FLCA
1760 Abbey Road
East Lansing, MI 48909
Phone: 517-318-4130
Fax: 517-318-1240
Jeff.pavlik@greenstonefcs.com
acompto@greenstonefcs.com
Kelly.wilkes@greenstonefcs.com

Northwest Farm Credit Services, FLCA	Candy Boswell Northwest Farm Credit Services, FLCA 1700 South Assembly Street Spokane, WA 99224 Phone: 509-340-5564 Fax: 509-340-5503 candy.boswell@farm-credit.com participations@farm-credit.com
Farm Credit Bank of Texas	Chris M. Levine Farm Credit Bank of Texas 4801 Plaza on the Lake Drive Austin, TX 78746 Phone: 512-465-0774 Fax: 512-465-1832 Chris.levine@farmcreditbank.com deborah.noren@farmcreditbank.com

1

EXHIBIT A

[FORM OF] ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions referred to below and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (a) all the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any Letters of Credit, Guarantees, and Swingline Loans included in such facilities) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
1. Assignor: _____________________________________________________
2. Assignee:_____________________________________________________
[and is [a Lender] [an Affiliate/Approved Fund of [Identify Lender]]] 1
3. Borrower: Boise Paper Holdings, L.L.C.
4. Administrative Agent: JPMorgan Chase Bank, N.A., as the Administrative Agent under the Credit Agreement

__________
1 Select as applicable.

1

5. Credit Agreement: The Credit Agreement dated as of November 4, 2011, among BZ Intermediate Holdings LLC, Boise Paper Holdings, L.L.C., the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent
6. Assigned Interest: 2

Facility Assigned	Aggregate Amount of Commitments/Loans of the applicable Class of all Lenders	Amount of the Commitments/Loans of the applicable Class Assigned	Percentage Assigned of Aggregate Amount of Commitments/Loans of the applicable Class of all Lenders [3]
Tranche A Term Loans	$	$	%
Revolving Commitments/Revolving Loans	$	$	%
[ ] [4]	$	$	%

Effective Date:                    , 20___ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR]
The Assignee, if not already a Lender, agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI about Boise and its subsidiaries, including Holdings, the Borrower and the other Subsidiaries, and their securities) will be made available and who may receive such information in accordance with the Assignee's compliance procedures and applicable laws, including Federal and state securities laws.

__________
2 Must comply with the minimum assignment amounts set forth in Section 9.04(b)(ii)(A) of the Credit Agreement, to the extent such minimum assignment amounts are applicable.
3 Set forth, to at least 9 decimals, as a percentage of the Commitments/Loans of all Tranche A Term Lenders, Revolving Lenders or Incremental Term Lenders of any Series, as applicable.
4 In the event Incremental Term Loans of any Class are established under Section 2.21 of the Credit Agreement or any new Class of Loans or Commitments is established pursuant to Section 2.23 of the Credit Agreement, refer to the Class of such Loans assigned.

2

The terms set forth above are hereby agreed to:

________________, as Assignor,

  by
      _____________________________
      Name:
      Title:

________________, as Assignee, [5]

  by
      _____________________________
      Name:
      Title:

[Consented to and] [6]  Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

by
      _____________________________
      Name:
      Title:

Consented to:

[BOISE PAPER HOLDINGS, L.L.C.,

  by
      _____________________________
      Name:
      Title:] [7]

[JPMORGAN CHASE BANK, N.A., as the Swingline Lender,

by
      _____________________________
      Name:
      Title:] [8]

[NAME OF EACH ISSUING BANK,

by
      _____________________________
      Name:
      Title:] [9]

__________
5 The Assignee must deliver to the Borrower all applicable Tax forms required to be delivered by it under Section 2.17(f) of the Credit Agreement.
6 No consent of the Administrative Agent is required for an assignment of any Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund.
7 No consent of the Borrower is required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or, if an Event of Default has occurred and is continuing, for any other assignment.
8 Required in the case of any assignment of all or any portion of a Revolving Commitment or any Lender's obligation in respect of its Swingline Exposure.
9 Required in the case of any assignment of all or any portion of a Revolving Commitment or any Lender's obligation in respect of its LC Exposure. Prepare a separate signature block for each Issuing Bank.

3

ANNEX 1 TO
ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.

1.1.    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, other than statements made by it herein, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Holdings, the Borrower, any of the other Subsidiaries or any other Affiliate of Holdings or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Holdings, the Borrower, any of the other Subsidiaries or any other Affiliate of Holdings or any other Person of any of their respective obligations under any Loan Document.

1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption, to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof (or, prior to the first such delivery, the financial statements referred to in Section 3.04 thereof), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) if it is a Lender that is a U.S. Person, attached hereto is an executed original of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax and (vi) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it

4

pursuant to the terms of the Credit Agreement (including Section 2.17(f) thereof), duly completed and executed by the Assignee, and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

5

EXHIBIT B

[FORM OF] BORROWING REQUEST
JPMorgan Chase Bank, N.A.
as Administrative Agent
Loan and Agency Services Group
1111 Fannin Street, Floor 10
Houston, Texas 77002
Attention: Bejaye Ilegbodu
Fax: (713) 427-6307

Copy to:

JPMorgan Chase Bank, N.A.
as Administrative Agent
383 Madison Avenue
New York, NY 10179
Attention: Peter Predun
Fax: (212) 270-5100
[Date]
Ladies and Gentlemen:
Reference is made to the Credit Agreement dated as of November 4, 2011 (the “Credit Agreement”), among BZ Intermediate Holdings LLC, Boise Paper Holdings, L.L.C., a Delaware limited liability company (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as the Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.
This notice constitutes a Borrowing Request and the Borrower hereby gives you notice, pursuant to Section [2.03] [2.04] of the Credit Agreement, that it requests a Borrowing under the Credit Agreement, and in connection therewith specifies the following information with respect to such Borrowing:

(A)	Class of Borrowing: [1] ____________________________________

(B)	Aggregate principal amount of Borrowing : [2] $_________________

(C)	Date of Borrowing (which is a Business Day): ________________

(D)	Type of Borrowing: [3] ______________________________________

__________
1 Specify Tranche A Term Borrowing, Revolving Borrowing, Swingline Borrowing, Incremental Term Borrowing of any Series or, if any new Class of Commitments is established under Section 2.22 or 2.23, a Borrowing of such Class.
2 Must comply with Sections 2.01, 2.02(c) and 2.04(a) of the Credit Agreement.
3 Specify ABR Borrowing or Eurocurrency Borrowing (not available for Swingline Borrowings). If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.

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(E)	Interest Period and the last day thereof: [4] _____________________

(F)	Location and number of the Borrower's account to which proceeds of the requested Borrowing are to be disbursed: [Name of Bank]
(Account No.:_______________________________________)
[Issuing Bank to which proceeds of the requested Borrowing are to be disbursed:__________________________________________] 5
The Borrower hereby certifies that the conditions specified in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement have been satisfied and that, after giving effect to the Borrowing requested hereby, the Aggregate Revolving Exposure (or any component thereof) shall not exceed the maximum amount thereof (or the maximum amount of any such component) specified in Section 2.01 or 2.04(a) of the Credit Agreement.

Very truly yours,

BOISE PAPER HOLDINGS, L.L.C.

By:
Name:
Title:

__________
4 Applicable to Eurocurrency Borrowings only. Shall be subject to the definition of "Interest Period" and can be a period of one, two, three or six months (or, if agreed to by each Lender participating in the requested Borrowing, nine or twelve months). If an Interest Period is not specified, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. May not end after the applicable Maturity Date.
5 Specify only in the case of an ABR Revolving Borrowing or Swingline Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) of the Credit Agreement.

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EXHIBIT C

[FORM OF]
GUARANTEE AND COLLATERAL AGREEMENT
dated as of
November 4, 2011,
among
BZ INTERMEDIATE HOLDINGS LLC,
BOISE PAPER HOLDINGS, L.L.C.,
THE OTHER SUBSIDIARY LOAN PARTIES PARTY HERETO

and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

TABLE OF CONTENTS

ARTICLE I
Definitions

SECTION 1.01.	Defined Terms	1
SECTION 1.02.	Other Defined Terms	1
ARTICLE II
Guarantee
ARTICLE III
Pledge of Securities
ARTICLE IV
Security Interests in Personal Property

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ARTICLE V
Remedies

SECTION 5.01.	Remedies Upon Default	24
SECTION 5.02.	Application of Proceeds	26
SECTION 5.03.	Grant of License to Use Intellectual Property	26
SECTION 5.04.	Securities Act	27
ARTICLE VI
Indemnity, Subrogation and Subordination

SECTION 6.01.	Indemnity and Subrogation	28
SECTION 6.02.	Contribution and Subrogation	28
SECTION 6.03.	Subordination	28
ARTICLE VII
Miscellaneous

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Schedules

Schedule I	Subsidiary Loan Parties
Schedule II	Pledged Equity Interests; Pledged Debt Securities
Schedule IIA	Excluded Equity Interests
Schedule III	Intellectual Property
Schedule IV	Commercial Tort Claims
Schedule V	Timber to be Cut
Exhibits

Exhibit I	Form of Supplement
Exhibit II	Form of Patent and Trademark Security Agreement
Exhibit III	Form of Copyright Security Agreement

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[FORM OF] GUARANTEE AND COLLATERAL AGREEMENT dated as of [ ] (this “Agreement”), among BZ Intermediate Holdings LLC, Boise Paper Holdings, L.L.C., the Subsidiary Loan Parties from time to time party hereto and JPMorgan Chase Bank, N.A. (“JPMCB”), as Administrative Agent.

Reference is made to the Credit Agreement dated as of November 4, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BZ Intermediate Holdings LLC, a Delaware limited liability company (“Holdings”), Boise Paper Holdings, L.L.C., a Delaware limited liability company (the “Borrower”), the Lenders from time to time party thereto and JPMCB, as Administrative Agent. The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Holdings and the Subsidiary Loan Parties (other than the Borrower) are Affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. (a) Each capitalized term used but not defined herein shall have the meaning specified in the Credit Agreement, provided that each term defined in the New York UCC (as defined herein) and not defined in this Agreement shall have the meaning specified therein. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person that is obligated to any Grantor under, with respect to or on account of an Account.

“Agreement” has the meaning set forth in the preamble hereto.

“Article 9 Collateral” has the meaning set forth in Section 4.01.

“Borrower” has the meaning set forth in the recitals hereto.

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“Cash Management Services” means treasury management services (including controlled disbursements, zero balance arrangements, cash sweeps, automated clearinghouse transactions, return items, overdrafts, temporary advances, purchasing cards, stored value cards, credit card services, interest and fees and interstate depository network services) provided to Holdings, the Borrower or any other Subsidiary.

“Collateral” means Article 9 Collateral and Pledged Collateral.

“Contributing Party” has the meaning set forth in Section 6.02.

“Copyright License” means any written agreement granting to any Person any right under any Copyright, and all rights of any such Person under any such agreement.

“Copyrights” means (a) all copyright rights in any work subject to the copyright laws of the United States of America or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations thereof, and all registration applications filed in connection therewith, including registrations and applications in the United States Copyright Office or any similar office in any other country, including, in the case of any Grantor, any of the foregoing set forth next to its name on Schedule III.

“Credit Agreement” has the meaning set forth in the recitals hereto.

“Excluded Asset” means that portion of the following property that is adequately described for purposes of Sections 9-108 and 9-203 of the New York UCC (but Excluded Assets shall not include any portion of the following property not adequately identified for purposes of Sections 9-108 and 9-203 of the New York UCC): (a) the Excluded Equity Interests; (b) any lease, license, contract or agreement to which a Grantor is a party or any of its rights or interests thereunder if, to the extent and for so long as the grant of the Security Interest would constitute or result in the abandonment, invalidation, voiding or unenforceability of any right, title or interest of such Grantor in, or a breach or termination pursuant to the terms of, or a default under, or give any third party the right to terminate its obligations under, or cause the forfeiture or require the transfer of any property subject to, any such lease, license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable law or principles of equity); provided that, to the extent severable, any portion of such lease, license, contract or agreement that does not result in any of the consequences specified above, including any Proceeds of such lease, license, contract or agreement, shall not constitute an Excluded Asset; (c) any assets if, to the extent and for so long as the Security Interest may not be granted in such assets as a matter of applicable law; (d) motor vehicles and other assets subject to certificates of title, except to the extent perfection of the Security Interest therein may be accomplished by filing of financing statements in appropriate form in the applicable jurisdiction under the Uniform Commercial Code of such jurisdiction; (e) fixed or capital assets subject to Liens as permitted under Section 6.02(a)(v) of the Credit Agreement and cash deposited or pledged to secure letter of credit reimbursement obligations as permitted under the Credit

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Agreement (other than any such obligations arising under the Credit Agreement), in each case, if, to the extent and for so long as the grant of the Security Interest on such fixed or capital assets or such cash would constitute or result in a breach of, or a default under, the definitive documentation creating such Liens or pursuant to which such letter of credit reimbursement obligations arose; (f) any Trademark application filed on the basis of a Grantor's “intent to use” such mark for which a statement of use has not been filed with the United States Patent and Trademark Office, but only to the extent that the grant of the Security Interest would invalidate such Trademark application or resulting registration; (g) the Excluded Deposit Accounts and (h) the Excluded Securities Accounts.

“Excluded Equity Interests” has the meaning set forth in Section 3.01.

“Federal Securities Laws” has the meaning set forth in Section 5.04.

“Grantors” means Holdings, the Borrower and each other Subsidiary Loan Party (including, for the avoidance of doubt, in any event any entity listed on Schedule I).

“Guarantors” means Holdings, the Borrower (except with regard to the obligations of the Borrower) and each other Subsidiary Loan Party.

“Holdings” has the meaning set forth in the recitals hereto.

“Intellectual Property” means all intellectual and similar intangible property of every kind and nature, including proprietary inventions and designs, Patents, Copyrights, Trademarks, trade secrets, domain names, proprietary technical and business information, know‑how, show‑how or other proprietary data or information, software and databases.

“IP Security Agreements” has the meaning set forth in Section 4.02(b).

“License” means any Patent License, Trademark License, Copyright License or other written license or sublicense agreement to which any Grantor is a party, granting to any Person any right under any Intellectual Property, including, in the case of any Grantor, any of the foregoing set forth next to its name on Schedule III.

“Loan Document Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of the Borrower under the Credit Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar

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proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Patent License” means any written agreement granting to any Person any right to make, use or sell any invention under a Patent in existence, and all rights of any such Person under any such agreement.

“Patents” means: (a) all letters patent of the United States of America or the equivalent thereof in any other country, all registrations thereof and all applications for letters patent of the United States of America or the equivalent thereof in any other country, including registrations and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including, in the case of any Grantor, any of the foregoing set forth next to its name on Schedule III, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” means the Perfection Certificate dated the Effective Date delivered by Holdings and the Borrower to the Administrative Agent pursuant to Section 4.01(f) of the Credit Agreement.

“Pledged Collateral” has the meaning set forth in Section 3.01.

“Pledged Debt Securities” has the meaning set forth in Section 3.01.

“Pledged Equity Interests” has the meaning set forth in Section 3.01.

“Pledged Securities” means any promissory notes, stock certificates, unit certificates, limited or unlimited liability membership certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Secured Cash Management Obligations” means the due and punctual payment and performance of any and all obligations of Holdings, the Borrower and each other Subsidiary (whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) arising in respect of Cash Management Services that (a) are owed to the Administrative Agent, any Arranger or an Affiliate of any of the foregoing, or to any Person that, at the time such obligations were incurred, was the

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Administrative Agent, an Arranger or an Affiliate of any of the foregoing, (b) are owed on the Effective Date to a Person that is a Lender or an Affiliate of a Lender as of the Effective Date or (c) are owed to a Person that is a Lender or an Affiliate of a Lender at the time such obligations are incurred.

“Secured Hedge Obligations” means the due and punctual payment and performance of any and all obligations of Holdings, the Borrower and each other Subsidiary arising under each Hedging Agreement that (a) is with a counterparty that is the Administrative Agent, any Arranger or an Affiliate of any of the foregoing, or any Person that, at the time such Hedging Agreement was entered into, was the Administrative Agent, an Arranger or an Affiliate of any of the foregoing, (b) is in effect on the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date or (c) is entered into after the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into.

“Secured Obligations” means (a) all the Loan Document Obligations, (b) all the Secured Cash Management Obligations and (c) all the Secured Hedge Obligations.

“Secured Parties” means (a) the Lenders, (b) the Administrative Agent and the Arrangers, (c) each Issuing Bank, (d) each provider of Cash Management Services the obligations under which constitute Secured Cash Management Obligations, (e) each counterparty to any Hedging Agreement the obligations under which constitute Secured Hedge Obligations, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (g) the successors and assigns of each of the foregoing.

“Security Interest” has the meaning set forth in Section 4.01(a).

“Subsidiary Loan Parties” means (a) the Subsidiaries identified on Schedule I (including the Borrower) and (b) each other Subsidiary that becomes a party to this Agreement after the Effective Date.

“Supplement” means an instrument in the form of Exhibit I hereto, or any other form approved by the Administrative Agent.

“Trademark License” means any written agreement granting to any Person any right to use any Trademark and all rights of any such Person under any such agreement.

“Trademarks” means: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos and other source or business identifiers, designs and general intangibles of like nature, all registrations thereof, and all registration applications filed in connection therewith, including registrations and applications in the United States Patent and Trademark Office or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, including, in the case of any Grantor, any of the foregoing set forth next to its name on Schedule III and (b) all

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goodwill associated therewith or symbolized thereby, including any rights or interests that reflect or embody such goodwill.

ARTICLE II

Guarantee

SECTION 2.01. Guarantee. Each Guarantor irrevocably and unconditionally guarantees to each of the Secured Parties, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Secured Obligations. Each Guarantor further agrees that the Secured Obligations may be extended or renewed, in whole or in part, or amended or modified, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any extension, renewal, amendment or modification of any Secured Obligation. Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Secured Obligations, and also waives notice of acceptance of its guarantee hereunder and notice of protest for nonpayment.

SECTION 2.02. Guarantee of Payment; Continuing Guarantee. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy, insolvency, receivership or similar proceeding shall have stayed the accrual or collection of any of the Secured Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Secured Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of the Borrower, any other Loan Party or any other Person. Each Guarantor agrees that its guarantee hereunder is continuing in nature and applies to all Secured Obligations, whether currently existing or hereafter incurred.

SECTION 2.03. No Limitations. (a) Except for termination of a Guarantor's obligations hereunder as expressly provided in Section 7.12, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Secured Obligations, any impossibility in the performance of the Secured Obligations, or otherwise. Without limiting the generality of the foregoing, except for the termination or release of its obligations hereunder as expressly provided in Section 7.12, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release of any security held by the Administrative Agent or any

6

other Secured Party for any of the Secured Obligations; (iv) any default, failure or delay, wilful or otherwise, in the performance of any of the Secured Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full in cash of all the Secured Obligations). Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Secured Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Secured Obligations, all without affecting the obligations of any Guarantor hereunder.

(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Secured Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the payment in full in cash of all the Secured Obligations. The Administrative Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Secured Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Secured Obligations have been paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.

SECTION 2.04. Reinstatement. Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Secured Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise.

SECTION 2.05. Agreement to Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Secured Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Secured Obligation. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower or any other Loan Party arising as a result thereof by way

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of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

SECTION 2.06. Information. Each Guarantor (a) assumes all responsibility for being and keeping itself informed of the Borrower's and each other Loan Party's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Secured Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and (b) agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

ARTICLE III

Pledge of Securities

SECTION 3.01. Pledge. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby assigns and pledges to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor's right, title and interest in, to and under (a)(i) all shares of capital stock and other Equity Interests now owned or at any time hereafter acquired by such Grantor, including those set forth opposite the name of such Grantor on Schedule II, and (ii) all certificates and any other instruments representing all such Equity Interests (collectively, the “Pledged Equity Interests”), provided that the Pledged Equity Interests shall not include (A) more than 65% of the issued and outstanding voting Equity Interests of any CFC; (B) Equity Interests in any Person that is not a Subsidiary, to the extent such assignment, pledge and grant requires, pursuant to the constituent documents of such Person or any related joint venture, shareholder or like agreement binding on any shareholder, partner or member of such Person or on any Loan Party, the consent of any governing body, shareholder, partner or member of such Person, or the consent of any other Person (in each case other than of Holdings or any of its Affiliates) and such consent shall not have been obtained; (C) the Equity Interests in any CFC to the extent the grant of any security interest therein would require the approval of any Governmental Authority; provided that each Grantor hereby agrees to use its commercially reasonable efforts to obtain any such requisite approval; or (D) the shares of capital stock and limited liability company interests and other Equity Interests identified in Schedule IIA (the Equity Interests so excluded under clauses (A) through (D) above being collectively referred to herein as the “Excluded Equity Interests”); provided further that, in any event, the term Excluded Equity Interests shall not include the shares of capital stock and limited liability company interests and other Equity Interests identified on Schedule II; (b)(i) the debt securities now owned or at any time hereafter acquired by such Grantor, including those listed opposite the name of such Grantor on Schedule II, and (ii) the promissory notes and any other instruments evidencing all such debt securities (collectively, the “Pledged Debt Securities”); (c) subject to Section 3.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise

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distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above; (d) subject to Section 3.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b) and (c) above; and (e) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the “Pledged Collateral”).

SECTION 3.02. Delivery of the Pledged Collateral. (a) Each Grantor agrees to deliver or cause to be delivered to the Administrative Agent any and all Pledged Securities (other than promissory notes and other evidences of Indebtedness in a principal amount of less than $100,000 in respect of Indebtedness among Holdings and the Subsidiaries and $2,000,000 in respect of Indebtedness owed by third parties) (i) on the date hereof, in the case of any such Pledged Securities owned by such Grantor on the date hereof, and (ii) promptly after the acquisition thereof (and, in any event, as required under the Credit Agreement), in the case of any such Pledged Securities acquired by such Grantor after the date hereof.

(b) Each Grantor will cause (i) all Indebtedness for borrowed money owed to such Grantor by Holdings, the Borrower or any other Subsidiary and (ii) all Indebtedness for borrowed money in a principal amount of $2,000,000 or more owed to such Grantor by any other Person to be evidenced by a duly executed promissory note that is delivered to the Administrative Agent (i) on the date hereof, in the case of any such promissory note existing on the date hereof, and (ii) promptly after the acquisition thereof (and, in any event, as required under the Credit Agreement), in the case of any such promissory note acquired by such Grantor after the date hereof.

(c) Upon delivery to the Administrative Agent, (i) any Pledged Securities shall be accompanied by undated stock powers duly executed by the applicable Grantor in blank or other undated instruments of transfer reasonably satisfactory to the Administrative Agent and by such other instruments and documents as the Administrative Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by undated proper instruments of assignment duly executed by the applicable Grantor in blank and such other instruments and documents as the Administrative Agent may reasonably request. Each delivery of Pledged Securities after the date hereof shall be accompanied by a schedule describing such Pledged Securities, provided that failure to attach any such schedule hereto shall not affect the validity of the pledge of any Pledged Securities.

SECTION 3.03. Representations and Warranties. Each Grantor represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, that:

(a) Schedule II sets forth, as of the Effective Date, a true and complete list, with respect to such Grantor, of (i) all the Pledged Equity Interests owned by such Grantor and (with regard only to Pledged Equity Interests in any Subsidiary) the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests owned by such

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Grantor and (ii) all the Pledged Debt Securities (other than promissory notes and other evidences of Indebtedness in a principal amount of less than $100,000) owned by such Grantor;

(b) the Pledged Equity Interests and Pledged Debt Securities held by such Guarantor have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity Interests, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law; provided that the foregoing representations, insofar as they relate to the Pledged Debt Securities issued by a Person other than Holdings, the Borrower or any other Subsidiary, are made to the knowledge of the Grantors as of the Effective Date;

(c) except for restrictions and limitations imposed by the Loan Documents or securities laws generally, except pursuant to transactions permitted by, and Liens permitted under, the Credit Agreement, and, in the case of clause (ii), except for limitations existing as of the Effective Date or the date of acquisition or organization thereof in the articles or certificate of incorporation, bylaws or other organizational documents of any Subsidiary, (i) the Pledged Collateral of such Grantor issued by any Subsidiary is and will continue to be freely transferable and assignable, and (ii) none of the Pledged Collateral of such Grantor issued by any Subsidiary is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder;

(d) such Grantor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(e) no consent or approval of any Governmental Authority, any securities exchange or any other Person is or will be required for the validity of the pledge of the Pledged Collateral effected hereby (other than such as have been obtained and are in full force and effect);

(f) subject to applicable local law in the case of Equity Interests in any CFC, by virtue of the execution and delivery by such Grantor of this Agreement, when any Pledged Securities of such Grantor are delivered to the Administrative Agent in accordance with this Agreement, and when appropriate Uniform Commercial Code financing statements with respect to such Grantor have been filed with the appropriate filing office, the Administrative Agent will obtain a legal, valid and perfected first priority lien upon and security interest in such Pledged Securities as security for the payment and performance of the Secured Obligations.

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SECTION 3.04. Certification of Limited Liability Company and Limited Partnership Interests. Each Grantor acknowledges and agrees that (a) to the extent each interest in any limited liability company or limited partnership controlled now or in the future by such Grantor and pledged hereunder is a “security” within the meaning of Article 8 of the New York UCC, such interest shall be certificated and (b) such interest shall at all times hereafter continue to be such a security and represented by such certificate. Each Grantor further acknowledges and agrees that with respect to any interest in any limited liability company or limited partnership controlled now or in the future by such Grantor and pledged hereunder that is not a “security” within the meaning of Article 8 of the New York UCC, such Grantor shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the New York UCC, nor shall such interest be represented by a certificate, unless such Grantor provides prior written notification to the Administrative Agent of such election and such interest is thereafter represented by a certificate that is promptly delivered to the Administrative Agent pursuant to the terms hereof.

SECTION 3.05. Registration in Nominee Name; Denominations. The Administrative Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Administrative Agent or, if an Event of Default shall have occurred and be continuing, in its own name as pledgee or in the name of its nominee (as pledgee or as sub-agent). Each Grantor will promptly give to the Administrative Agent copies of any material notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor. If an Event of Default shall have occurred and be continuing, the Administrative Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any reasonable purpose consistent with this Agreement.

SECTION 3.06. Voting Rights; Dividends and Interest. (a) Unless and until an Event of Default shall have occurred and be continuing and the Administrative Agent shall have notified the Grantors that their rights under this Section 3.06 are being suspended:

(i) each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement and the other Loan Documents, provided that such rights and powers shall not be exercised in any manner that could reasonably be expected to materially and adversely affect the rights inuring to a holder of any Pledged Collateral or the rights and remedies of any of the Administrative Agent or any other Secured Party under this Agreement or any other Loan Document or the ability of the Administrative Agent on behalf of the Secured Parties to exercise the same;

(ii) the Administrative Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the

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purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section; and

(iii) each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral, but only to the extent that such dividends, interest, principal and other distributions are permitted by, and are otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws, provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral and, if received by any Grantor and required to be delivered to the Administrative Agent hereunder, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties and shall be forthwith delivered to the Administrative Agent in the same form as so received (with any necessary endorsements, stock or note powers and other instruments of transfer reasonably requested by the Administrative Agent).

(b) Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section, all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Administrative Agent upon demand in the same form as so received (with any necessary endorsements, stock powers or other instruments of transfer reasonably requested by the Administrative Agent). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this paragraph (b) shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property, shall be held as security for the payment and performance of the Secured Obligations and shall be applied in accordance with the provisions of Section 5.02. After all Events of Default have been cured or waived and Holdings and the Borrower have delivered to the Administrative Agent a certificate of a Financial Officer of each of Holdings and the Borrower to that effect, the Administrative

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Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(i) of this Section, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section, and the obligations of the Administrative Agent under paragraph (a)(ii) of this Section, shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, provided that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived, and Holdings and the Borrower have delivered to the Administrative Agent a certificate of a Financial Officer of each of Holdings and the Borrower to that effect, all rights vested in the Administrative Agent pursuant to this paragraph shall cease, and the Grantors shall have the voting and consensual rights and powers they would otherwise be entitled to exercise pursuant to paragraph (a)(i) of this Section and the obligations of the Administrative Agent under paragraph (a)(ii) of this Section shall be in effect.

(d) Any notice given by the Administrative Agent to the Grantors suspending their rights under paragraph (a) of this Section (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Grantors at the same or different times and (iii) may suspend the rights and powers of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights or powers (as specified by the Administrative Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Administrative Agent's right to give additional notices from time to time suspending other rights and powers so long as an Event of Default has occurred and is continuing.

ARTICLE IV

Security Interests in Personal Property

SECTION 4.01. Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of such Grantor's right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or in, or to or under which such Grantor now has or at any time hereafter may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

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(ii) all Chattel Paper;

(iii) all Money and Deposit Accounts;

(iv) all Documents;

(v) all Equipment;

(vi) all General Intangibles, including all Intellectual Property (and all embodiments, additions, improvements and accessions to or fixations thereof) and Licenses;

(vii) all Instruments;

(viii) all Inventory;

(ix) all other Goods, including all timber to be cut located on the real property specifically described on Schedule V, as such schedule may be supplemented from time to time pursuant to Section 4.02(f);

(x) all Investment Property;

(xi) all Letter-of-Credit Rights;

(xii) all Commercial Tort Claims specifically described on Schedule IV, as such schedule may be supplemented from time to time pursuant to Section 4.02(e);

(xiii) all books and records pertaining to the Article 9 Collateral (including, for the avoidance of doubt, all books and records and related documentation describing or used in connection with Intellectual Property); and

(xiv) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

Notwithstanding anything herein to the contrary, to the extent and for so long as any asset is an Excluded Asset, the Security Interest granted under this Section shall not attach to, and Article 9 Collateral shall not include, such asset (it being understood that the Security Interest shall immediately attach to, and Article 9 Collateral shall immediately include, any such asset (or any portion thereof) upon such asset (or such portion thereof) ceasing to be an Excluded Asset), and none of the representations, warranties or covenants hereunder shall be deemed to apply to any property constituting Excluded Assets.

(b) Each Grantor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture and timber filings) with respect to the Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as all assets of such

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Grantor or words of similar effect as being of an equal or lesser scope or with greater detail and indicating that after acquired assets are covered, and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing or covering Collateral constituting timber to be cut, a sufficient description of the real property to which such Collateral relates. Each Grantor agrees to provide such information to the Administrative Agent promptly upon request.

Each Grantor also ratifies its authorization for the Administrative Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

The Administrative Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be reasonably necessary for the purpose of perfecting the Security Interest granted by each Grantor in Article 9 Collateral consisting of United States Patents, Trademarks, Copyrights or exclusive Copyright Licenses granted to a Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Administrative Agent as secured party.

(c) The Security Interest and the security interest granted pursuant to Article III are granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

SECTION 4.02. Representations and Warranties. Each Grantor represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, that:

(a) Such Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant the Security Interest, except for minor defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and Liens permitted by Section 6.02 of the Credit Agreement and except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and has full power and authority to grant to the Administrative Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained and except to the extent that failure to obtain such consent or approval could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) The information set forth in the Perfection Certificate, including the exact legal name of such Grantor, is correct and complete as of the Effective Date. The

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Uniform Commercial Code financing statements (including fixture and timber filings, as applicable) or other appropriate filings, recordings or registrations prepared by the Administrative Agent based upon the information provided to the Administrative Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedules 2A and 2B to the Perfection Certificate (or specified by notice from Holdings and the Borrower to the Administrative Agent after the Effective Date in the case of filings, recordings or registrations required by Section 5.04 or 5.12 of the Credit Agreement), are all the filings, recordings and registrations (other than filings, recordings and registrations required to be made in the United States Patent and Trademark Office and the United States Copyright Office with respect to Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights and exclusive Copyright Licenses granted to such Grantor) that are necessary to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States of America (or any political subdivision thereof) and its territories and possessions. A Patent and Trademark Security Agreement in the form of Exhibit II hereto, and a Copyright Security Agreement in the form of Exhibit III hereto (such agreements being collectively referred to herein as the “IP Security Agreements”), in each case containing a description of the Article 9 Collateral consisting of United States registered Patents, United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights or exclusive Copyright Licenses granted to such Grantor, as applicable, and executed by such Grantor owning any such Article 9 Collateral, have been delivered to the Administrative Agent for filing or recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, to perfect the security interest granted hereunder in favor of the Administrative Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of Patents, Trademarks, Copyrights and exclusive Copyright Licenses granted to such Grantor in which a security interest may be perfected by filing or recording in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and no further or subsequent filing, refiling, recording or rerecording is necessary to perfect the security interest granted hereunder in favor of the Administrative Agent, for the benefit of the Secured Parties, in respect of such Article 9 Collateral (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks, Copyrights and exclusive Copyright Licenses granted to such Grantor (or registration or recordation or application for registration or recordation thereof) acquired or developed after the Effective Date). Notwithstanding anything to the contrary herein, no Grantor shall be required to take any action to perfect any Article 9 Collateral consisting of Trademarks, Patents, Copyrights and exclusive Copyright Licenses granted to a Grantor that can only be perfected by filings, registrations or recordation outside of the United States.

(c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations, (ii) subject to Section 3.02(b), a perfected security interest in all Article 9

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Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States of America (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) subject to Section 3.02(b), a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of the applicable IP Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three‑month period (commencing as of the date hereof) pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one month period (commencing as of the date hereof) pursuant to 17 U.S.C. § 205 (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks, Copyrights and exclusive Copyright Licenses granted to such Grantor (or registration or recordation or application for registration or recordation thereof) acquired or developed after the Effective Date). The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens permitted under Section 6.02 of the Credit Agreement that have priority as a matter of law.

(d) Schedule III sets forth, as of the Effective Date, a true and complete list, with respect to such Grantor, of (i) all Patents that have been granted by the United States Patent and Trademark Office, (ii) all Copyrights that have been registered with the United States Copyright Office, (iii) all Trademarks that have been registered with the United States Patent and Trademark Office and Trademarks for which United States registration applications are pending, and (iv) all exclusive Copyright Licenses under which such Grantor is a licensee, specifying the name of the registered owner, title, type or mark, registration or application number, expiration date (if already registered) or filing date, a brief description thereof and, with respect to exclusive Copyright Licenses, the licensee and licensor.

(e) Schedule IV sets forth, as of the Effective Date, a true and complete list, with respect to such Grantor, of each Commercial Tort Claim in respect of which a complaint or a counterclaim has been filed by such Grantor, seeking damages in an amount reasonably estimated to exceed $250,000, including a summary description of such claim. In the event any document delivered pursuant to Section 5.01(f) of the Credit Agreement or any Supplement shall set forth any Commercial Tort Claim, Schedule IV shall be deemed to be supplemented to include the reference to such Commercial Tort Claim (and the description thereof), in the same form as such reference and description are set forth on such document or Supplement.

(f) Schedule V sets forth, as of the Effective Date, a true and complete description, with respect to such Grantor, of the real property on which any timber to be cut is located. In the event any document delivered pursuant to Section 5.01(f) of the Credit Agreement or any Supplement shall set forth a description of any additional real property on which any timber to be cut is located, or any modifications to any descriptions of the real property on which any timber to be cut is located, Schedule V shall be deemed to be supplemented to include the reference to such additional real property (and the description thereof), or any modifications to any descriptions of real

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property on Schedule V, in the same form as are set forth on such document or Supplement.

SECTION 4.03. Covenants. (a) Subject to the rights of such Grantor under the Loan Documents to dispose of Article 9 Collateral, each Grantor shall, at its own expense, take commercially reasonable actions necessary to defend title to the Article 9 Collateral against all Persons, except with respect to Article 9 Collateral that such Grantor determines in its reasonable business judgment is no longer necessary or beneficial to the conduct of such Grantor's business in any material respect, and to defend the Security Interest of the Administrative Agent in Article 9 Collateral and the priority thereof against any Lien not permitted pursuant to Section 6.02 of the Credit Agreement.

(b) Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments, financing statements, agreements and documents and take all such other actions as the Administrative Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing and recording of any financing statements (including fixture and timber filings) or other documents in connection herewith or therewith. Notwithstanding the foregoing, no Grantor shall be required to take any action to perfect any Article 9 Collateral that consists of Deposit Accounts, Instruments, Chattel Paper, Investment Property or Letter-of-Credit Rights other than those actions specified in Section 4.04 and Article III or in the Credit Agreement. Notwithstanding anything herein or in Section 5.04 or in the definition of the term “Collateral and Guarantee Requirement” (other than the last paragraph of such definition) in the Credit Agreement to the contrary, no Grantor shall be required to enter into any collateral documents governed by or take any steps to create or perfect any liens (including in respect of Pledged Collateral) under, any foreign law or in any foreign jurisdiction, except in respect of Equity Interests of any Foreign Subsidiary to the extent reasonably requested by the Administrative Agent; provided that, in the case of Deposit Accounts not in the United States of America, Control Agreements (or comparable security arrangements reasonably satisfactory to the Administrative Agent) shall be required to be entered into in respect thereof pursuant to clause (f) of the term “Collateral and Guarantee Requirement” in the Credit Agreement to the extent the aggregate daily balance therein exceeds $10,000,000 in the aggregate for all such accounts.

(c) Subject to the conditions and limitations on inspection rights and reimbursement obligations in the Credit Agreement (including Sections 5.09 and 9.03 thereof), the Administrative Agent and such Persons as the Administrative Agent may reasonably designate shall have the right, at the Grantors' own cost and expense, to inspect the Article 9 Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Article 9 Collateral is located, to discuss the Grantors' affairs with the officers of the Grantors and their independent accountants and to verify under reasonable procedures, in accordance with Section 5.09 of the Credit Agreement, the validity, amount, quality, quantity, value,

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condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third party, by contacting, after the occurrence and during the continuance of an Event of Default, Account Debtors or the third party possessing such Article 9 Collateral for the purpose of making such a verification. The Administrative Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party (it being acknowledged that such Secured Party may be subject to confidentiality obligations with respect to such information, including pursuant to Section 9.12 of the Credit Agreement).

(d) At its option, the Administrative Agent may discharge past due Taxes, assessments, charges, fees and Liens at any time levied or placed on the Article 9 Collateral that are not permitted pursuant to the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by this Agreement or the other Loan Documents, and each Grantor jointly and severally agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent pursuant to the foregoing authorization, provided that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, assessments, charges, fees and Liens and maintenance as set forth herein or in the other Loan Documents. The Administrative Agent will give notice to the Borrower of any exercise of the Administrative Agent's rights or powers pursuant to this paragraph (d); provided that any failure to give or delay in giving such notice shall not operate as a waiver of, or preclude any other or further exercise of, such rights or powers or the exercise of any other right or power pursuant to this Agreement.

(e) Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Administrative Agent and the Secured Parties from and against any and all liability for such performance.

(f) None of the Grantors shall make or permit to be made any transfer of the Article 9 Collateral and each Grantor shall remain at all times in possession of the Article 9 Collateral owned by it, except that the Grantors may use and dispose of the Article 9 Collateral in any lawful manner not inconsistent with the provisions of this Agreement and the other Loan Documents.

(g) None of the Grantors will, without the Administrative Agent's prior written consent, grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, compromises,

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settlements, releases, credits or discounts granted or made in the ordinary course of business.

(h) The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to their assets in accordance with the requirements set forth in Section 5.08 of the Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Grantor's true and lawful agent (and attorney‑in‑fact) for the purpose, upon the occurrence and during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Administrative Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Administrative Agent deems advisable. All sums disbursed by the Administrative Agent in connection with this paragraph, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Administrative Agent and shall be additional Secured Obligations secured hereby. The Administrative Agent will give notice to the Borrower of any exercise of the Administrative Agent's rights or powers pursuant to this paragraph (h); provided that any failure to give or delay in giving such notice shall not operate as a waiver of, or preclude any other or further exercise of, such rights or powers or the exercise of any other right or power pursuant to this Agreement.

SECTION 4.04. Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor's own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments and Tangible Chattel Paper. If any Grantor shall at any time hold or acquire any Instruments or Tangible Chattel Paper (other than any Instrument or Tangible Chattel Paper with a face amount of less than $2,000,000 individually), such Grantor shall promptly endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time reasonably request.

(b) Deposit Accounts. For each Deposit Account that any Grantor at any time opens or maintains, such Grantor shall cause the depositary bank to agree to comply with instructions from the Administrative Agent to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of such Grantor or any other Person, pursuant to an agreement reasonably satisfactory to the Administrative Agent; provided that,

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pursuant to Section 5.14 of the Credit Agreement and the Post-Closing Letter Agreement, the Loan Parties shall only be required to comply with this Section from and after the date that is 45 days after the Effective Date, as such date may be extended pursuant to, and in accordance with, the Post-Closing Letter Agreement. The Administrative Agent agrees with each Grantor that the Administrative Agent shall not give any such instructions or withhold any withdrawal rights from any Grantor unless an Event of Default has occurred and is continuing or, after giving effect to any withdrawal would occur. The provisions of this paragraph shall not apply to (i) any Deposit Account for which any Grantor, the depositary bank and the Administrative Agent have entered into a cash collateral agreement specially negotiated among such Grantor, the depositary bank and the Administrative Agent for the specific purpose set forth therein, (ii) unless otherwise requested by the Administrative Agent, Deposit Accounts for which the Administrative Agent is the depository bank and (iii) the Excluded Deposit Accounts.

(c) Investment Property. Except to the extent otherwise provided in Article III, if any Grantor shall at any time hold or acquire any certificated securities, such Grantor shall promptly endorse, assign and deliver the same to the Administrative Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time specify. Except to the extent otherwise provided in Article III, if any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall promptly notify the Administrative Agent thereof and, at the Administrative Agent's request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (i) cause the issuer to agree to comply with instructions from the Administrative Agent as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Administrative Agent to become the registered owner of the securities. Except to the extent otherwise provided in Article III, if any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by any Grantor are held by such Grantor or its nominee through a securities intermediary or commodity intermediary, such Grantor shall promptly notify the Administrative Agent thereof and, at the Administrative Agent's request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (i) cause such securities intermediary or commodity intermediary, as the case may be, to agree to comply with entitlement orders or other instructions from the Administrative Agent to such securities intermediary as to such security entitlements or to apply any value distributed on account of any commodity contract as directed by the Administrative Agent to such commodity intermediary, as the case may be, in each case without further consent of any Grantor, such nominee, or any other Person, or (ii) in the case of Financial Assets or other Investment Property held through a securities intermediary, arrange for the Administrative Agent to become the entitlement holder with respect to such Investment Property, with the Grantor being permitted, only with the consent of the Administrative Agent, to exercise

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rights to withdraw or otherwise deal with such Investment Property. The Administrative Agent agrees with each of the Grantors that the Administrative Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights, would occur. The provisions of this paragraph shall not apply to Financial Assets or other Investment Property (i) credited to (A) securities accounts for which the Administrative Agent is the securities intermediary, unless otherwise requested by the Administrative Agent or (B) the Excluded Securities Accounts or (ii) unless issued by a Grantor, having a fair market value or face amount, as applicable, of less than $2,000,000.

(d) Letter-of-Credit Rights. In the event any certificate delivered pursuant to Section 5.01(e) of the Credit Agreement or any Supplement shall set forth any Letter of Credit Right with respect to a letter of credit with an undrawn face amount of more than $2,000,000 individually that is not a Supporting Obligation with respect to any of the Collateral, the applicable Loan Party, at the request and option of the Administrative Agent, shall, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (i) use commercially reasonable efforts to arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Administrative Agent of the proceeds of any drawing under such letter of credit or (ii) use commercially reasonable efforts to arrange for the Administrative Agent to become the transferee beneficiary of such letter of credit, with the Administrative Agent agreeing, in each case, that the proceeds of any drawing under such letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred and is continuing.

SECTION 4.05. Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Each Grantor agrees that it will use commercially reasonable efforts not to do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) whereby any Article 9 Collateral consisting of a Patent could reasonably be expected to become invalidated or dedicated to the public (except as a result of expiration of such Patent at the end of its statutory term), except to the extent that any such invalidation of dedication to the public could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Each Grantor (either itself or through its licensees or its sublicensees) will use commercially reasonable efforts, for each Article 9 Collateral consisting of a Trademark, (i) to maintain such Trademark in full force free from any valid claim of abandonment or invalidity for non‑use, (ii) require that its licensees of such Trademark adequately maintain the quality of products and services offered by such licensees under such Trademark, and (iii) if registered, to display such Trademark with notice of Federal or foreign registration to the extent required under applicable law and (iv) to not

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knowingly use or knowingly authorize the use of such Trademark in violation of any third party rights, except, in each case, to the extent that the failure to do any of the foregoing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) Each Grantor shall notify the Administrative Agent reasonably promptly if it knows that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the conduct of the business of Holdings, the Borrower and the other Subsidiaries is reasonably likely to become abandoned, lost or dedicated to the public, or of any materially adverse final, non-appealable determination or development (including any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country, excluding routine office actions and communication in the ordinary course of prosecution of such Intellectual Property) regarding such Grantor's ownership of any such Patent, Trademark or Copyright its right to register the same or its right to keep and maintain the same.

(d) Each Grantor will take commercially reasonable steps that are consistent with its current practice (i) in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States of America or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights included in the Article 9 Collateral (and to obtain the relevant grant or registration) and (ii) to maintain each issued Patent and each registration of the Trademarks and Copyrights included in the Article 9 Collateral that is material to the conduct of any Grantor's business, including, as applicable and appropriate, timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with such Grantor's reasonable business judgment, to initiate opposition, interference and cancelation proceedings against third parties.

(e) In the event that any Grantor has reason to believe that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantor's business has been infringed, misappropriated or diluted by a third party in a manner material to the business of Holdings, the Borrower and the other Subsidiaries, such Grantor reasonably promptly shall notify the Administrative Agent and shall, if consistent with such Grantor's reasonable business judgment, sue such third party for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Article 9 Collateral.

(f) Upon the occurrence and during the continuance of an Event of Default, each Grantor shall, upon request of the Administrative Agent, use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License under which such Grantor is a licensee (other than such Licenses that are immaterial to the conduct of such Grantor's business, including licenses for generally commercially available

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software) to effect the assignment of all such Grantor's right, title and interest thereunder to the Administrative Agent or its designee.

ARTICLE V

Remedies

SECTION 5.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Administrative Agent on demand, and it is agreed that the Administrative Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Administrative Agent, or to license or sublicense, whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent shall determine (other than in violation of any then existing licensing or other agreements or arrangements to the extent that waivers cannot be obtained using commercially reasonable efforts or in a manner that is otherwise unlawful or impermissible), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, each Grantor agrees that the Administrative Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. The Administrative Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale of Collateral shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Administrative Agent shall give the applicable Grantors 10 days' prior written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Administrative Agent's intention to make any sale of Collateral. Such notice, in the case

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of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent and the other Secured Parties shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. In the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition to the extent permitted by law, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent, at the direction of the Required Lenders, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Loan Document Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent on behalf of the Secured Parties at such sale or other disposition. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver. Any sale pursuant to the provisions of this Section shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

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SECTION 5.02. Application of Proceeds. The Administrative Agent shall apply the proceeds of any collection or sale or other realization upon any Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Administrative Agent (in its capacity as such) in connection with such collection, sale or other realization or otherwise in connection with this Agreement, any other Loan Document or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Secured Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution); and

THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 5.03. Grant of License to Use Intellectual Property. Solely for the purpose of enabling the Administrative Agent to exercise rights and remedies under this Agreement upon and during the continuance of an Event of Default at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Administrative Agent, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored in the possession and control of a Grantor, the right to prosecute and maintain all such Intellectual Property and the right to sue for infringement of such Intellectual Property; provided that (i) such license shall be subject to the rights of any licensee under a license granted prior to such Event of Default, (ii) such license shall only be granted to the extent not in violation of any then existing licensing or other agreements or arrangements to the extent that waivers cannot be

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obtained using commercially reasonable efforts and not otherwise unlawful or impermissible); and (iii) the quality of any services or products in connection with which any Trademarks included in the Article 9 Collateral are used will not be materially inferior to the quality of such products sold by such Grantor under such Trademarks immediately prior to such Event of Default. The use of such license by the Administrative Agent may be exercised, at the option of the Administrative Agent, only upon the occurrence and during the continuation of an Event of Default, provided that any license or sublicense entered into by the Administrative Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

SECTION 5.04. Securities Act. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Administrative Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Administrative Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Administrative Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells.

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ARTICLE VI

Indemnity, Subrogation and Subordination

SECTION 6.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03), the Borrower agrees that (a) in the event a payment in respect of any Secured Obligation shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Grantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part any Secured Obligation, the Borrower shall indemnify such Grantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 6.02. Contribution and Subrogation. Each Guarantor and Grantor (a “Contributing Party”) agrees (subject to Section 6.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Secured Obligation or assets of any other Grantor (other than the Borrower) shall be sold pursuant to any Security Document to satisfy any Secured Obligation and such other Guarantor or Grantor (the “Claiming Party”) shall not have been fully indemnified by the Borrower as provided in Section 6.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors and Grantors on the date hereof (or, in the case of any Guarantor or Grantor becoming a party hereto pursuant to Section 7.13, the date of the supplement hereto executed and delivered by such Guarantor or Grantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 6.02 shall (subject to Section 6.03) be subrogated to the rights of such Claiming Party under Section 6.01 to the extent of such payment.

SECTION 6.03. Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors and Grantors under Sections 6.01 and 6.02 and all other rights of the Guarantors and Grantors of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Secured Obligations. No failure on the part of the Borrower or any other Guarantor or Grantor to make the payments required by Sections 6.01 and 6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor or Grantor with respect to its obligations hereunder, and each Guarantor and Grantor shall remain liable for the full amount of the obligations of such Guarantor or Grantor hereunder.

(b) Each Guarantor and Grantor hereby agrees that all Indebtedness and other monetary obligations owed by it to, or to it by, any other Guarantor, Grantor or any

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other Subsidiary shall be fully subordinated in right of payment to the Secured Obligations as provided in the Intercompany Indebtedness Subordination Agreement.

ARTICLE VII

Miscellaneous

SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given in the manner provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Loan Party (other than the Borrower) shall be given to it in care of the Borrower in the manner provided in Section 9.01 of the Credit Agreement.

SECTION 7.02. Waivers; Amendment. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement; provided that the Administrative Agent may without the consent of any Secured Party consent to a departure by any Loan Party from any covenant of such Loan Party set forth herein or in any other Security Document to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement” in the Credit Agreement.

(c) This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or

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released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

SECTION 7.03. Administrative Agent's Fees and Expenses; Indemnification. (a) The Guarantors and Grantors jointly and severally agree to reimburse the Administrative Agent for its fees and expenses incurred hereunder as provided in Section 9.03(a) of the Credit Agreement; provided that each reference therein to “Holdings and the Borrower” shall be deemed to be a reference to “the Guarantors and Grantors”.

(b) The Guarantors and Grantors that are not a party to the Credit Agreement, jointly and severally agree to indemnify and hold harmless each Indemnitee as provided in Section 9.03(b) of the Credit Agreement as if each reference in such Section to “Holdings and the Borrower” were a reference to “the Guarantors and Grantors” and with the same force and effect as if such Guarantors and Grantors were parties to the Credit Agreement.

(c) Any amounts payable as provided in paragraph (a) or (b) of this Section shall be additional Secured Obligations secured hereby and by the other Security Documents. All amounts due under paragraph (a) or (b) of this Section shall be payable promptly after written demand therefor.

(d) To the extent permitted by applicable law, no Grantor shall assert, or permit any of its subsidiaries to assert, and each Grantor hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), unless determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, willful misconduct or breach in bad faith of its agreements under the Loan Documents of such Indemnitee, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

SECTION 7.04. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent, the Arrangers, the Lenders and the Issuing Banks and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by or on behalf of the Administrative Agent, any Arranger, any Lender, any Issuing Bank or any other Person and notwithstanding that the Administrative Agent, any Arranger, any Lender, any Issuing Bank or any other Person may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended under the Credit Agreement, and shall continue in full

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force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Credit Agreement is outstanding and unpaid or any LC Exposure is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 7.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated by the Loan Documents, the repayment of the Loans, the expiration or termination of the Letters of Credit (other than any Collateralized Letter of Credit) and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 7.05. Counterparts; Effectiveness; Successors and Assigns. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Loan Party and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of such Loan Party, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or any interest herein or in the Collateral (and any attempted assignment or transfer by any Loan Party shall be null and void), except as expressly contemplated by this Agreement or the Credit Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 7.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 7.07. Right of Set-Off. If an Event of Default shall have occurred and be continuing, each Lender and Issuing Bank, and each Affiliate of any of the foregoing, is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender or Issuing Bank, or by such an Affiliate, to or for the credit or the account of any Loan Party against any of and all the obligations then due of such Loan Party now or hereafter existing under this Agreement held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement. The rights of each Lender and Issuing Bank, and each Affiliate of any of the foregoing, under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, Issuing Bank or Affiliate may have.

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SECTION 7.08. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of Holdings, the Borrower and each other Subsidiary Loan Party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding brought by it or any of its Affiliates shall be brought, and shall be heard and determined, exclusively in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Holdings, the Borrower or each other Subsidiary Loan Party or any of its properties in the courts of any jurisdiction.

(c) Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the Loan Parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement or any other Loan Document to serve process in any other manner permitted by law.

SECTION 7.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO

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THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 7.10. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 7.11. Security Interest Absolute. All rights of the Administrative Agent hereunder, the Security Interest, the grant of the security interest in the Pledged Collateral and all obligations of each Loan Party hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment to or waiver of, or any consent to any departure from, the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or non-perfection of any Lien on other collateral securing, or any release or amendment to or waiver of, or any consent to any departure from, any guarantee of, all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party in respect of the Secured Obligations or this Agreement, other than payment in full of the Secured Obligations in accordance with the terms of Section 7.12(d).

SECTION 7.12. Termination or Release. (a) This Agreement, the Guarantees made herein, the Security Interest and all other security interests granted hereby shall terminate and be released when all the Loan Document Obligations (other than contingent obligations for indemnification, expense reimbursement, tax gross-up or yield protection as to which no claim has been made) have been paid in full in cash, the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero (including as a result of obtaining consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement) and the Issuing Banks have no further obligations to issue, amend or extend Letters of Credit under the Credit Agreement.

(b) The Guarantees made herein, the Security Interest and all other security interests granted hereby shall also terminate and be released at the time or times and in the manner set forth in Section 9.14 of the Credit Agreement.

(c) In connection with any termination or release pursuant to paragraph (a) or (b) of this Section, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party's expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents by the Administrative Agent pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.

33

SECTION 7.13. Additional Subsidiaries. Pursuant to the Credit Agreement, certain Subsidiaries not a party hereto on the Effective Date are required to enter in this Agreement. Upon the execution and delivery by the Administrative Agent and any such Subsidiary of a Supplement, such Subsidiary shall become a Subsidiary Loan Party, a Guarantor and a Grantor hereunder, with the same force and effect as if originally named as such herein. The execution and delivery of any Supplement shall not require the consent of any other Loan Party. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Loan Party as a party to this Agreement.

SECTION 7.14. Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Administrative Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, during the occurrence and continuance of an Event of Default, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Administrative Agent shall have the right, solely upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Administrative Agent's name or in the name of such Grantor: (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Administrative Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their Related Parties shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, willful misconduct or breach in bad faith of the agreements under the Loan Documents as determined by a court of competent jurisdiction in a final and non-appealable judgment.

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SECTION 7.15. Certain Acknowledgments and Agreements. Each Subsidiary Loan Party not a party to the Credit Agreement hereby acknowledges the provisions of Section 2.17 of the Credit Agreement and agrees to be bound by such provisions with the same force and effect, and to the same extent, as if such Subsidiary Loan Party were a party to the Credit Agreement.

[Signature Pages Follow]

35

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

BZ INTERMEDIATE HOLDINGS LLC,

by
	Name:	[ ]
	Title:	[ ]

BOISE PAPER HOLDINGS, L.L.C.,

by
	Name:	[ ]
	Title:	[ ]

JPMORGAN CHASE BANK, N.A., as Administrator Agent,

by
Name:
Title:

[OTHER GRANTORS]

by
Name:
Title:

36

SCHEDULE I
Subsidiary Loan Parties

37

SCHEDULE II

Pledged Equity Interests

Loan Party	Issuer	Certificate Number	Number and Class of Equity Interests	Percentage of Equity Interests

Pledged Debt Securities

Loan Party	Creditor	Debtor	Type	Amount

SCHEDULE IIA

Excluded Equity Interests

38

SCHEDULE III
Copyrights Owned by [Name of Grantor] 1
U.S. Copyright Registrations 2

Title	Registration No.	Author	Expiration Date

U.S. Copyright Applications 3

Title	Application No.	Author	Filing Date

Non-U.S. Copyright Registrations 4

Country	Title	Registration No.	Author	Expiration Date

Non-U.S. Copyright Applications 5

Country	Title	Author	Filing Date

__________
1 Make a separate page of Schedule III for each Grantor and state if no Copyrights are owned.
2 List in numerical order by Registration No.
3 List in alphabetical order by title.
4 List in alphabetical order by country and numerical order by Registration No. within each country.
5 List in alphabetical order by country and alphabetical order by title within each country.

39

Patents Owned by [Name of Grantor] 1
U.S. Patent Registrations 2

Type	Registration No.	Expiration Date

U.S. Published Patent Applications 3

Type	Application No.	Filing Date

Non-U.S. Patent Registrations 4

Country	Type	Registration No.	Expiration Date

Non-U.S. Published Patent Applications 5

Country	Type	Application No.	Filing Date

__________
1 Make a separate page of Schedule III for each Grantor and state if no Patents are owned.
2 List in numerical order by Registration No.
3 List in numerical order by Application No.
4 List in alphabetical order by country and numerical order by Registration No. within each country.
5 List in alphabetical order by country and numerical order by Application No. within each country.

40

Trademarks Owned by [Name of Grantor] 1
U.S. Trademark Registrations 2

Mark	Registration No.	Expiration Date

U.S. Trademark Applications

Mark	Application No.	Filing Date

Non-U.S. Trademark Registrations 3

Country	Mark	Registration No.	Expiration Date

Non-U.S. Trademark Applications 4

Country	Mark	Application No.	Filing Date

__________
1 Make a separate page of Schedule III for each Grantor and state if no Trademarks are owned.
2 List in numerical order by Registration No.
3 List in alphabetical order by country and numerical order by Registration No. within each country.
4 List in alphabetical order by country and numerical order by Application No.

41

Exclusive Copyright Licenses/Sublicenses of [Name of Grantor] as Licensee 1
U.S. Copyrights

Licensee Name and Address	Name of Registered Owner	Date of License/ Sublicense	Title (or Description) of U.S. Copyright	Registration No. (if identified in the applicable agreement)	Expiration Date (if a registration number is identified in the applicable agreement)

Non-U.S. Copyrights

Country	Licensee Name and Address	Name of Registered Owner	Date of License/ Sublicense	Title (or Description) of Non-U.S. Copyright	Registration No. (if identified in the applicable agreement)	Expiration Date (if a registration number is identified in the applicable agreement)

__________
1 Make a separate page of Schedule III for each Grantor, and state if any Grantor is not a party to a Copyright License (or sublicense).

42

SCHEDULE IV
Commercial Tort Claims

43

SCHEDULE V
Timber to be Cut

44

Exhibit I to the [Form of]
Guarantee and Collateral Agreement

SUPPLEMENT NO. __ dated as of [   ] (this “Supplement”), to the Guarantee and Collateral Agreement dated as of November 4, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among BZ Intermediate Holdings LLC, a Delaware limited liability company (“Holdings”), Boise Paper Holdings, L.L.C., a Delaware limited liability company (the “Borrower”), the other Subsidiary Loan Parties from time to time party thereto and JPMorgan Chase Bank, N.A. (“JPMCB”), as Administrative Agent.
A. Reference is made to the Credit Agreement dated as of November 4, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Borrower, the Lenders from time to time party thereto and JPMCB, as Administrative Agent.
B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Collateral Agreement, as applicable.
C. The Guarantors and Grantors have entered into the Collateral Agreement in order to induce the Lenders and the Issuing Banks to make extensions of credit to the Borrower under the Credit Agreement. Section 7.13 of the Collateral Agreement provides that additional Subsidiaries may become Subsidiary Loan Parties under the Collateral Agreement by the execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Loan Party under the Collateral Agreement in order to induce the Lenders and the Issuing Banks to make additional extensions of credit under the Credit Agreement and as consideration for such extensions of credit previously made.
Accordingly, the Administrative Agent and the New Subsidiary agree as follows:
SECTION 1. In accordance with Section 7.13 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Subsidiary Loan Party, a Guarantor and a Grantor under the Collateral Agreement with the same force and effect as if originally named therein as such, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it in such capacities and (b) represents and warrants that the representations and warranties made by it in such capacities thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment or performance, as the case may be, in full of the Secured Obligations, does hereby grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of the New Subsidiary's right, title and interest in, to and under the Collateral of the

45

New Subsidiary. Each reference to a “Loan Party,” “Subsidiary Loan Party,” “Guarantor” or “Grantor” in the Collateral Agreement shall be deemed to include the New Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.
SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when a counterpart hereof executed on behalf of the New Subsidiary shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent. Delivery of an executed counterpart of a signature page of this Supplement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Supplement.
SECTION 4. The New Subsidiary hereby represents and warrants that (a) Schedule I sets forth, as of the date hereof, the true and correct legal name of the New Subsidiary, its jurisdiction of organization and the location of its chief executive office, (b) Schedule II sets forth, as of the date hereof, a true and complete list of (i) all the Pledged Equity Interests owned by the New Subsidiary and (with regard only to Pledged Equity Interests in any Subsidiary) the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests owned by the New Subsidiary and (ii) all the Pledged Debt Securities owned by the New Subsidiary (other than promissory notes and other evidences of Indebtedness in a principal amount of less than $100,000 in respect of Indebtedness among Holdings and the Subsidiaries and $2,000,000 in respect of Indebtedness owed by third parties) and (c) Schedule III sets forth, as of the date hereof, a true and complete list of (i) all Copyrights that have been registered with the United States Copyright Office and that are owned by the New Subsidiary, (ii) all exclusive Copyright Licenses under which the New Subsidiary is a licensee, (iii) all Patents that have been granted by the United States Patent and Trademark Office and that are owned by the New Subsidiary and (iv) all Trademarks that have been registered with the United States Patent and Trademark Office and Trademarks for which United States registration applications are pending and that, in each case, are owned by the New Subsidiary, in each case specifying the name of the registered owner, title, type or mark, registration or application number, expiration date (if already registered) or filing date, a brief description thereof and, if applicable, the licensee and licensor, (d) Schedule IV sets forth, as of the date hereof, each Commercial Tort Claim in respect of which a complaint or counterclaim has been filed by the New Subsidiary seeking damages in an reasonably estimated to exceed $250,000, including a summary description of such claim, (e) Schedule V sets forth, as of the date hereof, each

46

Letter of Credit Right with respect to a letter of credit with an undrawn face amount of more than $2,000,000 individually that is not a Supporting Obligation with respect to any of the Collateral and that is owned by the New Subsidiary and (f) Schedule VI sets forth, as of the date hereof, the description of any real property on which any timber to be cut is located.
SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.
SECTION 6. This Supplement shall be construed in accordance with and governed by the law of the State of New York.
SECTION 7. Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Collateral Agreement.
SECTION 9. The New Subsidiary agrees to reimburse the Administrative Agent in accordance with the terms of Section 7.03(a) of the Collateral Agreement for its reasonable out-of-pocket expenses, including the reasonable fees, charges and disbursements of counsel, incurred by it in connection with this Supplement, including the preparation, execution and delivery thereof.

[Signature Pages Follow]

47

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

by
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

by
Name:
Title:

48

SCHEDULE I

Name	Jurisdiction of Organization	Chief Executive Office

49

SCHEDULE II

Pledged Equity Interests

Loan Party	Issuer	Certificate Number	Number and Class of Equity Interests	Percentage of Equity Interests

Pledged Debt Securities

Loan Party	Creditor	Debtor	Type	Amount

50

SCHEDULE III
Intellectual Property

51

SCHEDULE IV
Commercial Tort Claims

52

SCHEDULE V
Letter of Credit Rights

53

SCHEDULE VI
Timber to be Cut

54

Exhibit II to the [Form of]
Guarantee and Collateral Agreement

[FORM OF] PATENT AND TRADEMARK SECURITY AGREEMENT dated as of [ ] (this “Agreement”), among BZ Intermediate Holdings LLC, a Delaware limited liability company (“Holdings”), Boise Paper Holdings, L.L.C., a Delaware limited liability company (the “Borrower”), the other Subsidiary Loan Parties from time to time party hereto and JPMorgan Chase Bank, N.A. (“JPMCB”), as Administrative Agent.
Reference is made to (a) the Credit Agreement dated as of November 4, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Borrower, the Lenders from time to time party thereto and JPMCB, as Administrative Agent, and (b) the Guarantee and Collateral Agreement dated as of November 4, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among Holdings, the Borrower, the other Subsidiary Loan Parties from time to time party thereto and JPMCB, as Administrative Agent. The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Holdings and the Subsidiary Loan Parties party hereto (other than the Borrower) are Affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit. Accordingly, the parties hereto agree as follows:
SECTION 1. Terms. Each capitalized term used but not otherwise defined herein shall have the meaning specified in the Credit Agreement or the Collateral Agreement, as applicable. The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis.
SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor pursuant to the Collateral Agreement did, and hereby does, grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor's right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or in, to or under which such Grantor now has or at any time hereafter may acquire any right, title or interest (collectively, the “Patent and Trademark Collateral”):
(a)(i) all letters patent of the United States of America or the equivalent thereof in any other country, all registrations thereof, and all applications for letters patent of the United States of America or the equivalent thereof in any other country, including registrations and pending applications in the United States Patent and Trademark Office or any similar office in any other country,

55

including, in the case of any Grantor, any of the foregoing set forth next to its name on Schedule I hereto, and (ii) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein; and
(b)(i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, all registrations thereof, and all registration applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States of America or any other country or any political subdivision thereof, and all extensions or renewals thereof, including, in the case of any Grantor, any of the foregoing set forth next to its name on Schedule II hereto and, (ii) all goodwill associated therewith or symbolized thereby, including any rights or interests that reflect or embody such goodwill.
SECTION 3. Collateral Agreement. The security interests granted to the Administrative Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Administrative Agent pursuant to the Collateral Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Patent and Trademark Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.
SECTION 4. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signature Pages Follow]

56

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

BZ INTERMEDIATE HOLDINGS LLC,

by
Name:
Title:

BOISE PAPER HOLDINGS, L.L.C.,

by
Name:
Title:

[NAME OF GRANTOR],

by
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

by
Name:
Title:

57

SCHEDULE I
Patents Owned by [Name of Grantor] 1
U.S. Patent Registrations 2

Type	Registration No.	Expiration Date

U.S. Published Patent Applications 3

Type	Application No.	Filing Date

Non-U.S. Patent Registrations 4

Country	Type	Registration No.	Expiration Date

Non-U.S.Published Patent Applications 5

Country	Type	Application No.	Filing Date

__________
1 Make a separate page of Schedule III for each Grantor and state if no Patents are owned.
2 List in numerical order by Registration No.
3 List in numerical order by Application No.
4 List in alphabetical order by country and numerical order by Registration No. within each country.
5 List in alphabetical order by country and numerical order by Application No. within each country.

58

SCHEDULE II
Trademarks Owned by [Name of Grantor] 21
U.S. Trademark Registrations 22

Mark	Registration No.	Expiration Date

U.S. Trademark Applications

Mark	Application No.	Filing Date

Non-U.S. Trademark Registrations 23

Country	Mark	Registration No.	Expiration Date

Non-U.S. Trademark Applications 24

Country	Mark	Application No.	Filing Date

__________
21 Make a separate page of Schedule III for each Grantor and state if no Trademarks are owned.
22 List in numerical order by Registration No.
23 List in alphabetical order by country and numerical order by Registration No. within each country.
24 List in alphabetical order by country and numerical order by Application No.

59

[FORM OF] COPYRIGHT SECURITY AGREEMENT dated as of [ ] (this “Agreement”), among BZ Intermediate Holdings LLC, a Delaware limited liability company (“Holdings”), Boise Paper Holdings, L.L.C., a Delaware limited liability company (the “Borrower”), the other Subsidiary Loan Parties from time to time party hereto and JPMorgan Chase Bank, N.A. (“JPMCB”), as Administrative Agent.
Reference is made to (a) the Credit Agreement dated as of November 4, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Borrower, the Lenders from time to time party thereto and JPMCB, as Administrative Agent, and (b) the Guarantee and Collateral Agreement dated as of November 4, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among Holdings, the Borrower, the other Subsidiary Loan Parties from time to time party thereto and JPMCB, as Administrative Agent. The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Holdings and the Subsidiary Loan Parties party hereto (other than the Borrower) are Affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit. Accordingly, the parties hereto agree as follows:
SECTION 1. Terms. Each capitalized term used but not otherwise defined herein shall have the meaning specified in the Credit Agreement or the Collateral Agreement, as applicable. The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis.
SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor pursuant to the Collateral Agreement did, and hereby does, grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor's right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or in, to or under which such Grantor now has or at any time hereafter may acquire any right, title or interest (collectively, the “Copyright Collateral”):
(a)(i) all copyright rights in any work subject to the copyright laws of the United States of America or any other country, whether as author, assignee, transferee or otherwise, and (ii) all registrations thereof, and all registration applications filed in connection therewith, including registrations and applications in the United States Copyright Office or any similar office in any other country, including, in the case of any Grantor, any of the foregoing set forth next to its name on Schedule I hereto; and

60

(b)all exclusive Copyright Licenses under which any Grantor is a licensee, including, in the case of any Grantor, any of the foregoing set forth next to its name on Schedule I hereto.
SECTION 3. Collateral Agreement. The security interests granted to the Administrative Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Administrative Agent pursuant to the Collateral Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Copyright Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.
SECTION 4. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.
[Signature Pages Follow]

61

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

BZ INTERMEDIATE HOLDINGS LLC,

by
Name:
Title:

BOISE PAPER HOLDINGS, L.L.C.,

by
Name:
Title:

[NAME OF GRANTOR],

by
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

by
Name:
Title:

62

SCHEDULE I

Copyrights

Registered Owner	Title	Copyright Number	Expiration Date

Copyright Applications

Registered Owner	Title	Application Number	Filing Date

Exclusive Copyright Licenses

Licensee	Licensor	Title	Registration No. (if identified on applicable agreement)	Expiration Date (if registration number is identified in the applicable agreement)

63

EXHIBIT D

COMPLIANCE CERTIFICATE
[The form of this Compliance Certificate has been prepared for convenience only, and is not to affect, or to be taken into consideration in interpreting, the terms of the Credit Agreement referred to below. The obligations of Holdings and the Borrower under the Credit Agreement are as set forth in the Credit Agreement, and nothing in this Compliance Certificate, or the form hereof, shall modify such obligations or constitute a waiver of compliance therewith in accordance with the terms of the Credit Agreement. In the event of any conflict between the terms of this Compliance Certificate and the terms of the Credit Agreement, the terms of the Credit Agreement shall govern and control, and the terms of this Compliance Certificate are to be modified accordingly.]
Reference is made to the Credit Agreement dated as of November 4, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BZ Intermediate Holdings LLC (“Holdings”), Boise Paper Holdings, L.L.C. (the “Borrower”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Each capitalized term used but not defined herein shall have the meaning specified in the Credit Agreement
Each of the undersigned, [specify title] of Holdings and [specify title] of the Borrower, hereby certifies (solely in their capacities as officers and not individually), as follows:
1. I am a Financial Officer of Holdings or the Borrower, as applicable.
2. [Attached as Schedule I hereto are the consolidated financial statements required by Section 5.01(a) of the Credit Agreement as of the end of and for the fiscal year ended [ ], setting forth in each case in comparative form the figures for the prior fiscal year, together with an audit opinion thereon of [KPMG LLP] required by Section 5.01(a).] [or] [The consolidated financial statements required by Section 5.01(a) of the Credit Agreement as the end of and for the fiscal year ended [      ], setting forth in each case in comparative form the figures for the prior fiscal year, together with an audit opinion thereon of [KPMG LLP] required by Section 5.01(a), have been [filed with the SEC and are available on the website of the SEC at http://www.sec.gov].]
[or]
[Attached as Schedule I hereto are the consolidated financial statements required by Section 5.01(b) of the Credit Agreement as of the end of and for the fiscal quarter ended [    ] and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the prior fiscal year.] [or] [The consolidated financial statements required by Section 5.01(b) of the Credit Agreement as of the end of and for the fiscal quarter ended [ ] and the then elapsed portion of the fiscal year have been [filed with the SEC and are available on the website of the SEC at http://www.sec.gov].] Such financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of Holdings and its consolidated Subsidiaries on a consolidated basis as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year in accordance with GAAP, subject to normal year-end audit adjustments and the absence of certain footnotes.]

1

3. [Attached as Schedule II hereto is a narrative report with respect to the consolidated financial statements referred to in Section 2 of this Certificate and as required by Section 5.01(a) or 5.01(b) of the Credit Agreement, as applicable.] 1
5. All notices required under Sections 5.03 and 5.04 of the Credit Agreement have been provided.
6. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Holdings and the Subsidiaries during the accounting period covered by the attached financial statements. The foregoing examination did not disclose, and I have no knowledge of, (a) the existence of any condition or event that constitutes a Default or an Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in a separate attachment, if any, to this Certificate, specifying the details thereof and any action taken or proposed to be taken with respect thereto, or (b) any change in GAAP or in the application thereof since the date of the consolidated balance sheet most recently heretofore delivered pursuant to Section 5.01(a) or 5.01(b) of the Credit Agreement (or prior to the first such delivery, referred to in Section 3.04 of the Credit Agreement), that has had, or could have, a significant effect on the calculations of the Interest Expense Coverage Ratio, the Senior Secured Leverage Ratio or the Total Leverage Ratio, except as set forth in a separate attachment, if any, to this Certificate, specifying the nature of such change and the effect thereof on such calculations.
7. The financial covenant analyses and other information set forth on Annex A hereto are true and accurate on and as of the date of this Certificate.
The foregoing certifications are made and delivered on [ ] pursuant to Section 5.01(c) of the Credit Agreement.
BZ INTERMEDIATE HOLDINGS LLC,

By: ______________________________
Name:
Title:

BOISE PAPER HOLDINGS, L.L.C.,

By: ______________________________
Name:
Title:

__________
1 Such narrative report shall not be required so long as either Boise or Holdings is subject to periodic reporting obligations under the Exchange Act and the periodic reports filed by such Person with the SEC contain such information and, in the event Boise shall have any subsidiary other than Holdings and the Subsidiaries, such information is presented separately for Holdings and its consolidated Subsidiaries.

2

ANNEX A TO
COMPLIANCE CERTIFICATE

FOR THE FISCAL [QUARTER] [YEAR] ENDED [mm/dd/yy].

1	Consolidated Net Income: (i) - (ii) =		$[___,___,___]

	(i)	the net income or loss of Holdings and its consolidated Subsidiaries for the period of four consecutive fiscal quarters ended on such date, determined on a consolidated basis in accordance with GAAP:	$[___,___,___]

	(ii) [2]	To the extent included in net income referred to in (i):

(a)
the income of any Person (other than Holdings) that is not a consolidated Subsidiary except to the extent of the amount of cash dividends or similar cash distributions actually paid by such Person to Holdings, the Borrower or, subject to clauses (b) and (c) below, any other consolidated Subsidiary during such period:
$[___,___,___]

(b)
the income of, and any amounts referred to in clause (a) above paid to, any consolidated Subsidiary (other than the Borrower or any other Subsidiary Loan Party) to the extent that, on the date of determination, the declaration or payment of cash dividends or similar cash distributions by such Subsidiary is not permitted without any prior approval of any Governmental Authority that has not been obtained or is not permitted by the operation of the terms of the organizational documents of such Subsidiary, any agreement or other instrument binding upon Holdings or any Subsidiary or any law applicable to Holdings or any Subsidiary, unless such restrictions with respect to the payment of cash dividends and other similar cash distributions has been legally and effectively waived:
$[___,___,___]

(c)
the income or loss of, and any amounts referred to in clause (a) above paid to, any consolidated Subsidiary that is not wholly-owned by Holdings to the extent such income or loss or such amounts are attributable to the noncontrolling interest in such consolidated Subsidiary:
$[___,___,___]

__________
2 Items to be set forth without duplication.

3

2	Adjusted Consolidated EDITDA: [3] (i) + (ii) + (iii) - (iv) =

	(i)	Consolidated Net Income:		$[___,___,___]

	(ii) [4]	(a)	consolidated interest expense (including imputed interest expense in respect of Capital Lease Obligations, but net of total interest income):	$[___,___,___]

		(b)	consolidated income tax expense for such period:	$[___,___,___]

		(c)	all amounts attributable to depreciation and depletion for such period and amortization of intangible assets for such period:	$[___,___,___]

		(d)	any extraordinary losses for such period, all determined on a consolidated basis in accordance with GAAP;	$[___,___,___]

(e)
any noncash charges, expenses or losses for such period (including noncash compensation expense, noncash losses resulting from fluctuations in currency values and any goodwill and intangibles impairment charges, write-offs or write-downs, but excluding (A) any additions to bad debt reserves or bad debt expense, (B) any noncash charge or expense that results from the write-down or write-off of inventory, (C) any noncash charge or expense that results from the write-down or write-off of trade and other receivables or that is in respect of any other item that was included in Consolidated Net Income in a prior period and (D) any noncash charge to the extent it represents an accrual of or a reserve for a cash expenditure in any future period):
$[___,___,___]

__________
3 Adjusted Consolidated EBITDA shall be calculated so as to exclude the effect of any gain or loss that represents after-tax gains or losses attributable to any sale, transfer or other disposition of assets by Holdings or any of its consolidated Subsidiaries, other than dispositions of inventory and other dispositions in the ordinary course of business. All amounts added back in computing Adjusted Consolidated EBITDA for any period pursuant to clauses (a) and (b) of the definition of “Adjusted Consolidated EBITDA” in the Credit Agreement, and all amounts subtracted in computing Adjusted Consolidated EBITDA pursuant to clause (c) of the definition of “Adjusted Consolidated EBITDA” in the Credit Agreement, to the extent such amounts are, in the reasonable judgment of a Financial Officer of Holdings, attributable to any Subsidiary that is not wholly owned by Holdings, shall be reduced by the portion thereof that is attributable to the noncontrolling interest in such Subsidiary. For purposes of calculating Adjusted Consolidated EBITDA for any period to determine the Senior Secured Leverage Ratio and the Total Leverage Ratio, if during such period the Borrower or any Subsidiary shall have consummated a Material Acquisition (other than the Tharco Acquisition) or a Material Disposition, Adjusted Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto in accordance with Section 1.04(b) of the Credit Agreement.

4 Items to be set forth without duplication and to the extent deducted in determining Consolidated Net Income.

4

(f)
nonrecurring fees and expenses for such period related to (A) any public or private offering of Equity Interests in Boise (to the extent reimbursed by Holdings and the Subsidiaries), (B) any issuance or incurrence of Indebtedness of Holdings or any Subsidiary or of Boise (to the extent reimbursed by Holdings or the Borrower), or any amendment or modifications to the terms of any Indebtedness of Holdings or any Subsidiary, (C) any Permitted Acquisition or other Investment or acquisition of assets by Holdings or any Subsidiary not in the ordinary course of business, in each case whether or not consummated:
$[___,___,___]

(g)	any losses attributable to early extinguishment of Indebtedness or obligations under any Hedging Agreement:	$[___,___,___]

(h)	any unrealized losses for such period attributable to the application of “mark to market” accounting in respect of Hedging Agreements:	$[___,___,___]

(i)	the cumulative effect of any change in accounting principles:	$[___,___,___]

(j)	any fees and expenses for such period (if incurred prior to September 30, 2012) relating to the Transactions, in an aggregate amount for all periods not to exceed $10,000,000:	$[___,___,___]

5

(iii) [5]	(a)
proceeds of business interruption insurance relating to the operations of Holdings and the Subsidiaries actually received in cash by Holdings and the Subsidiaries during such period (or actually received in cash by Boise and contributed to the capital of Holdings in cash during such period):

$[___,___,___]

(b)
indemnification and reimbursement payments actually received in cash by Holdings and the Subsidiaries during such period (or actually received by Boise in cash and contributed to the capital of Holdings in cash during such period) in respect of any expenses and charges covered by third-party indemnification or other reimbursement provisions in connection with any Permitted Acquisition or other Investment or any disposition of assets:

$[___,___,___]

(iv) [6]	(a)	any extraordinary gains for such period, all determined on a consolidated basis in accordance with GAAP:

	(b)	any gains attributable to returned surplus assets of any pension plan:	$[___,___,___]

	(c)	any noncash items of income for such period: [7]	$[___,___,___]

	(d)	any gains attributable to the early extinguishment of Indebtedness or obligations under any Hedging Agreement:	$[___,___,___]

	(e)	any noncash gains resulting from fluctuations in currency values:	$[___,___,___]

__________
5 Items to be set forth without duplication and to the extent not included in determining such Consolidated Net Income (or the Consolidated Net Income for any prior period).

6 Items to be set forth without duplication and to the extent included in determining Consolidated Net Income.

7 Excluding any noncash items of income (a) in respect of which cash was received in a prior period or will be received in a future period or (b) that represents the reversal of any accrual made in a prior period for anticipated cash charges, but only to the extent such accrual reduced Adjusted Consolidated EBITDA for such prior period.

6

		(f) any unrealized gains for such period attributable to the application of “mark to market” accounting in respect of Hedging Agreements:	$[___,___,___]

		(g) the cumulative effect of any change in accounting principles:	$[___,___,___]

3	Total Indebtedness: (i) + (ii) + (iii) =		$[___,___,___]

(i)
the aggregate principal amount of Indebtedness of Holdings, the Borrower and the other Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP: [8]

$[___,___,___]

(ii)
the aggregate obligations of Holdings, the Borrower and the other Subsidiaries as an account party in respect of letters of credit or letters of guarantee, other than contingent obligations in respect of any letter of credit or letter of guarantee to the extent such letter of credit or letter of guarantee does not support Indebtedness:

$[___,___,___]

(iii)
the aggregate amount of all Guarantees by Holdings, the Borrower and the other Subsidiaries of the principal amount of Indebtedness (other than Indebtedness of the type set forth in clause (f) of the definition of the term “Indebtedness” in the Credit Agreement to the extent the applicable letter of credit or letter of guarantee does not support Indebtedness) of any other Person:

$[___,___,___]

4	Total Leverage Ratio: ( (i) - (ii) ) / (iii) =		$[___,___,___]

	(i)	Total Indebtedness as of such date:	$[___,___,___]

	(ii)	the lesser of (A) the amount of the Unrestricted Domestic Cash as of such date and (b) $50,000,000	$[___,___,___]

	(iii)	Adjusted Consolidated EBITDA for the period of four consecutive fiscal quarters of Holdings most recently ended on or prior to the date hereof:	$[___,___,___]

__________
8 To be calculated without giving effect to any election to value any Indebtedness at “fair value”, as described in Section 1.04(a) of the Credit Agreement, or any other accounting principle that results in the amount of any such Indebtedness (other than zero coupon Indebtedness) as reflected on such balance sheet to be below the stated principal amount of such Indebtedness.

7

5	Secured Total Indebtedness: (i) + (ii) + (iii) =		$[___,___,___]

	(i)	the aggregate principal amount of Loans outstanding as of such date:	$[___,___,___]

	(ii)	the aggregate amount of Capitalized Lease Obligations of Holdings, the Borrower and the other Subsidiaries as of such date:	$[___,___,___]

	(iii)	the aggregate amount of all other Total Indebtedness as of such date that is secured by a Lien on any asset of Holdings or any Subsidiary:	$[___,___,___]

6	Senior Secured Leverage Ratio: ( (i) - (ii) ) / (iii) =		$[___,___,___]

	(i)	Secured Total Indebtedness as of such date:	$[___,___,___]

	(ii)	the lesser of (A) the amount of Unrestricted Domestic Cash as of such date and (B) $50,000,000:	$[___,___,___]

	(iii)	Adjusted Consolidated EBITDA for the period of four consecutive fiscal quarters of Holdings most recently ended on or prior to the date hereof:	$[___,___,___]

7	Interest Expense Coverage Ratio: (i) / (ii) =		$[___,___,___]

	(i)	Adjusted Consolidated EBITDA:	$[___,___,___]

	(ii)	Consolidated Cash Interest Expense:	$[___,___,___]

8	Consolidated Cash Interest Expense: (i) + (ii) + (iii) ‑ (iv) - (v) = [9]		$[___,___,___]

(i)
interest expense (including imputed interest expense in respect of Capital Lease Obligations), net of interest income, of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP:
$[___,___,___]

(ii)
any interest or other financing costs becoming payable during such period in respect of Indebtedness of Holdings or its consolidated Subsidiaries to the extent such interest or other financing costs shall have been capitalized rather than included in consolidated interest expense for such period in accordance with GAAP:
$[___,___,___]

__________
9 Items to be set forth without duplication.

8

(iii)	any cash payments made during such period in respect of obligations referred to in clause (v) below that were amortized or accrued in a previous period:	$[___,___,___]

(iv)
to the extent included in such consolidated interest expense for such period, noncash amounts attributable to amortization or write-off of capitalized interest or other financing costs paid in a previous period:
$[___,___,___]

(v)	to the extent included in such consolidated interest expense for such period, noncash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period.	$[___,___,___]

9

EXHIBIT E

[FORM OF] INTEREST ELECTION REQUEST

JPMorgan Chase Bank, N.A.
as Administrative Agent
Loan and Agency Services Group
1111 Fannin Street, Floor 10
Houston, Texas 77002
Attention: Bejaye Ilegbodu
Fax: (713) 427-6307

Copy to:

JPMorgan Chase Bank, N.A.
as Administrative Agent
383 Madison Avenue
New York, NY 10179
Attention: Peter Predun
Fax: (212) 270-5100
[Date]
Ladies and Gentlemen:
Reference is made to the Credit Agreement dated as of November 4, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), BZ Intermediate Holdings LLC, Boise Paper Holdings, L.L.C., a Delaware limited liability company (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.
This notice constitutes an Interest Election Request and the Borrower hereby gives you notice, pursuant to Section 2.07 of the Credit Agreement, that it requests the conversion or continuation of a [Revolving] [Term] Borrowing under the Credit Agreement, and in connection therewith the Borrower specifies the following information with respect to such Borrowing and each resulting Borrowing:

1	Borrowing to which this request applies:
Principal Amount:
Type:
Interest Period [1] :
__________
1 In the case of a Eurocurrency Borrowing, specify the last day of the current Interest Period therefor.

1

2	Effective date of this election [2]:

3	Resulting Borrowing[s] [3]
Principal Amount [4]:
Type [5]
Interest Period [6]

Very truly yours

BOISE PAPER HOLDINGS, L.L.C.,

By:
Name:
Title:

__________
2 Must be a Business Day.
3 If different options are being elected with respect to different portions of the Borrowing specified in item 1 above, provide the information required by this item 3 for each resulting Borrowing. Each resulting Borrowing shall be in an aggregate amount that is an integral multiple of, and not less than, the amount specified for a Borrowing of such Class and Type in Section 2.02(c) of the Credit Agreement.
4 Indicate the principal amount of the resulting Borrowing and the percentage of the Borrowing in item 1 above.
5 Specify whether the resulting Borrowing is to be a ABR Borrowing or a Eurocurrency Borrowing.
6 Applicable only if the resulting Borrowing is to be a Eurocurrency Borrowing. Shall be subject to the definition of “Interest Period” and can be a period of one, two, three or six months (or, if agreed to by each Lender participating in the resulting Borrowing, nine or twelve months). Cannot extend beyond the Maturity Date. If an Interest Period is not specified, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

2

EXHIBIT F

[FORM OF] PERFECTION CERTIFICATE
Reference is made to the Credit Agreement dated as of [ ] (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BZ Intermediate Holdings LLC, a Delaware limited liability company (“Holdings”), Boise Paper Holdings, L.L.C., a Delaware limited liability company (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement or the Collateral Agreement referred to therein, as applicable.
The undersigned, [specify title] of the Borrower, solely in [his/her] capacity as an officer, and not individually, [specify title], of Holdings, solely in [his/her] capacity as an officer, and not individually, hereby certify to the Administrative Agent and each other Secured Party as follows:
SECTION 1. Legal Names. (a) Set forth on Schedule 1 is (i) the exact legal name of each Loan Party, as such name appears in its certificate of organization, and (ii) each other legal name such Loan Party has had in the past five years, including the date of the relevant name change.
(b) Except as set forth on Schedule 1, no Loan Party has changed its identity or corporate structure in any manner within the past five years. Changes in identity or corporate structure include mergers, consolidations and acquisitions, as well as any change in form or jurisdiction of organization. With respect to any such change that has occurred within the past five years, Schedules 1, 2A and 2B set forth the information required by Sections 1 and 2 of this Perfection Certificate as to each acquiree or constituent party to such merger, consolidation or acquisition.
SECTION 2. Jurisdictions and Locations. (a) Set forth on Schedule 2A is (i) the jurisdiction of organization and the form of organization of each Loan Party, (ii) the organizational identification number, if any, assigned to such Loan Party by such jurisdiction and, if such Loan Party is organized under the laws of a jurisdiction that requires such information to be set forth on the face of a Uniform Commercial Code financing statement, the federal taxpayer identification number, if any, of such Loan Party and (iii) the address (including the county) of the chief executive office of such Loan Party.
(b) Set forth on Schedule 2B are, with respect to each Loan Party, (i) all locations where such Loan Party maintains any books or records relating to any Accounts Receivable, (ii) all locations where such Loan Party maintains a place of business or any Collateral (with fair value of $250,000 or more) not otherwise identified on Schedule 2A or 2B and (iii) the name and address of any Person other than a Loan Party that has possession of any Collateral (with fair value of $250,000 or more) (indicating whether such Person holds such Collateral subject to a Lien (including warehousemen's, mechanics' and other statutory liens)).

1

SECTION 3. Unusual Transactions. All Accounts have been originated by the Loan Parties and all Inventory has been either acquired by the Loan Parties in the ordinary course of business or manufactured by the Loan Parties, except as set forth on Schedule 3.
SECTION 4. File Search Reports. File search reports have been obtained from (a) the Uniform Commercial Code (“UCC”) filing office relating to the location of organization of each Loan Party identified on Schedule 2A and (b) the county recorder's office relating to the county where each Mortgaged Property is located. The file search reports obtained pursuant to this Section 4 reflect no Liens on any of the Collateral or any Mortgaged Property other than those permitted under the Credit Agreement.
SECTION 5. UCC Filings. UCC financing statements have been prepared for filing in the proper UCC filing office in the jurisdiction in which each Loan Party is located (as provided in 9-307 of the UCC) and, to the extent any of the Collateral is comprised of fixtures or timber to be cut, in the proper local jurisdiction, in each case as set forth with respect to such Loan Party in Section 2 above. Set forth on Schedule 5 is a complete and correct list of each such filing and the UCC filing office or county recorder's office in which such filing is to be made.
SECTION 6. Equity Interests. Set forth on Schedule 6 is a complete and correct list, for each Loan Party, of all the stock, partnership interests, limited liability company membership interests or other Equity Interests owned by such Loan Party, specifying the issuer and certificate number of, and the number and percentage of ownership represented by, such Equity Interests.
SECTION 7. Debt Instruments. Set forth on Schedule 7 is a complete and correct list, for each Loan Party, of all promissory notes and other evidence of Indebtedness in the principal amount of $100,000 or more held by such Loan Party that are required to be pledged under the Collateral Agreement, including all intercompany notes between or among Holdings, the Borrower and the Subsidiaries, specifying the creditor and debtor thereunder and the type and outstanding principal amount thereof.

2

SECTION 8. Mortgage Property. Set forth on Schedule 8 is a complete and correct list, with respect to each Mortgaged Property, of (a) the exact name of the Person that owns such property, as such name appears in its certificate of organization, (b) if different from the name identified pursuant to clause (a) above, the name of the current record owner of such property, as such name appears in the records of the county recorder's office for such property identified pursuant to clause (c) below, (c) the county recorder's office in which a Mortgage with respect to such property must be filed or recorded in order for the Administrative Agent to provide constructive notice to third parties of its mortgage lien and (d) an estimate of the fair market value apportioned to such property. Copies of any deeds, title insurance policies, or surveys in the possession of the Borrower relating to each Mortgaged Property have been delivered to the Administrative Agent.
SECTION 9. Intellectual Property. Set forth on Schedule 9, in proper form for filing with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, is a complete and correct list of each Loan Party's (i) Copyrights, Copyright Applications and exclusive Copyright Licenses, (ii) Patents and Patent Applications and (iii) Trademarks and Trademark Applications, in each case specifying the name of the registered owner, title, type or mark, registration or application number, expiration date (if already registered) or filing date, a brief description thereof and, if applicable, the licensee and licensor.
SECTION 10. Commercial Tort Claims. Set forth on Schedule 10 is a complete and correct list of commercial tort claims in excess of $250,000 held by any Loan Party, including a brief description thereof.
SECTION 11. Deposit Accounts. Set forth on Schedule 11 is a complete and correct list of all deposit accounts maintained by each Loan Party, other than Excluded Deposit Accounts (other than deposit accounts referred to in clause (e) of the definition of the term “Excluded Deposit Accounts” in the Credit Agreement), specifying the name and address of the depositary institution, the type of account and the account number.
SECTION 12. Securities Accounts. Set forth on Schedule 12 is a complete and correct list of all securities accounts maintained by each Loan Party, other than Excluded Securities Accounts, specifying the name and address of the financial institution holding the securities account (including a securities intermediary or commodities intermediary), the type of account and the account number.

3

SECTION 13. Letter of Credit Rights. Set forth on Schedule 13 is a complete and correct list of all letters of credit with a face value in excess of $250,000 issued in favor of any Loan Party as the beneficiary thereunder, other than any such letters of credit that constitute “Supporting Obligations” within the meaning of the UCC.
SECTION 14. Timber to be Cut. Set forth on Schedule 14 is a complete and correct list of each location of real property on which timber to be cut is located and a true and complete description of any such real property.
[Signature page follows]

4

IN WITNESS WHEREOF, the undersigned have duly executed this certificate on this [ ] day of November, 2011.

BOISE PAPER HOLDINGS, L.L.C.

by
Name: Sam Cotterell
Title: Chief Financial Officer

BZ INTERMEDIATE HOLDINGS LLC

by
Name: Sam Cotterell
Title: Chief Financial Officer

5

Schedule 1
Legal Names

Loan Party's Exact Legal Name	Former Legal Names (including date of change)

6

Schedule 2A
Jurisdictions and Locations

Loan Party	Jurisdiction of Organization	Form of Organization	Organizational Identification Number (if any)	Federal Taxpayer Identification Number (if applicable)	Chief Executive Office Address (including county)

7

Schedule 2B
Other Addresses

Loan Party	Locations where Books or Records Relating to Accounts Receivable are Maintained (including county)	Other Locations where a Place of Business or any Collateral is Maintained (including county)	Name and Address of Other Persons that have possession of any Collateral (including county)	Owned/ Leased Or Public Warehouse Facility

8

Schedule 5
UCC Filings

Loan Party	UCC Filing	Jurisdiction	UCC Filing Office/Local Filing Office

9

Schedule 6
Equity Interests

Loan Party	Issuer	Type of Organization	Number of Shares Owned	Total Shares Outstanding	Percentage of Interest Pledged	Certificate No. (if uncertificated, please indicate so)	Par Value

10

Schedule 7
Debt Instruments

11

Schedule 8
Mortgaged Property

I.	Owned Real Property

Loan Party/Name of Owner	Name / Address/City/State/Zip Code	County/ Parish	UCC Filing Office/Local Filing Office	Fair Market Value
CORPORATE

12

Schedule 9
Intellectual Property

I.	Copyrights

Registered Owner	Title	Registration Number	Expiration Date

II.	Copyright Applications

Registered Owner	Title	Application Number	Date Filed

III.	Exclusive Copyright Licenses

Licensee	Licensor	Title	Registration Number	Expiration Date

IV.	Patents

Registered Owner:

Title of Patent	Country	Type	Registration Number	Issue Date	Expiration

V.	Patent Applications

Registered Owner:

Title of Patent	Country	Type	Application Number	Date Filed

13

VI.	Trademarks

Registered Owner:

Mark	Country	Application No.	Registration No.	Registration Date	Expiration Date

VII.	Trademark Applications

Registered Owner:

Mark	Country	Application No.	Filing Date

Common Law Marks -

VIII.	INTERNET DOMAIN NAMES:

Registered Owner:

14

Schedule 10
Commercial Tort Claims

15

Schedule 11
Deposit Accounts

Loan Party	Depositary Institution (including address)	Type of Account	Account Name and Number

Schedule 12
Securities Accounts

Loan Party	Financial Institution (including address)	Type of Account	Account Number

16

Schedule 13
Letters of Credit

LC NUMBER	ISSUING BANK	BENEFICIARY	PURPOSE	ISSUE DATE	EXPIRATION DATE	FACE VALUE

17

Schedule 14
Timber to be Cut

18

EXHIBIT G

[FORM OF] SUPPLEMENTAL PERFECTION CERTIFICATE
Reference is made to the Credit Agreement dated as of November 4, 2011 (as amended, restated, supplemented or otherwise modified from time to time the “Credit Agreement”), among BZ Intermediate Holdings LLC, a Delaware limited liability company (“Holdings”), Boise Paper Holdings, L.L.C., a Delaware limited liability company (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement or the Collateral Agreement referred to therein, as applicable.
This Supplemental Perfection Certificate dated as of [ ], 20[ ] is delivered pursuant to Section 5.01(d) of the Credit Agreement (this certificate and each other certificate heretofore delivered pursuant to Section 5.01(d) of the Credit Agreement being referred to as a “Supplemental Perfection Certificate”), and supplements the information set forth in the Perfection Certificate delivered on the Effective Date (as supplemented from time to time by the Supplemental Perfection Certificates delivered after the Effective Date and prior to the date hereof, the “Prior Perfection Certificate”).
Each of the undersigned, [specify title] 1 of Holdings and [specify title] 2 of the Borrower, hereby certifies to the Administrative Agent as follows:
SECTION 1. Reserved.
SECTION 2. Reserved.
SECTION 3. Reserved.
SECTION 4. Reserved.
SECTION 5. Reserved.
SECTION 6. Equity Interests. Schedule 6 hereto sets forth a complete and correct list, for each Loan Party, of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other Equity Interests owned by such Loan Party, the issuer and certificate number of, and the number and percentage of ownership represented by, such Equity Interests, and indicates changes, if any, in such list compared to the list set forth in the Prior Perfection Certificate.
SECTION 7. Debt Instruments. Schedule 7 hereto sets forth a complete and correct list, for each Loan Party, of all promissory notes and other evidence of Indebtedness held by such Loan Party in the principal amount of greater than $100,000,
__________
1 Each Supplemental Perfection Certificate must be signed by a Financial Officer of Holdings.
2 Each Supplemental Perfection Certificate must be signed by a Financial Officer of the Borrower.

1

and indicates changes, if any, in such list compared to the list set forth in the Prior Perfection Certificate.
SECTION 8. Mortgage Property. Schedule 8 hereto sets forth a complete and correct list, with respect to each Mortgaged Property, of (a) the name of the Person that owns such property, (b) if different from the name identified pursuant to clause (a) above, the name of the current record owner of such property, as such name appears in the records of the county recorder's for such property identified pursuant to clause (c) below, (c) the county record's office in which any Mortgage required by the Credit Agreement with respect to such property must be filed or recorded in order for the Administrative Agent to provide constructive notice to third parties of its mortgage lien and (d) an estimate of the fair market value apportioned to such property, and indicates changes, if any, in such list compared to the list set forth in the Prior Perfection Certificate.
SECTION 9. Intellectual Property. Schedule 9 hereto sets forth, in proper form for filing with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, a complete and correct list of each Loan Party's (i) Copyrights, Copyright Applications and exclusive Copyright Licenses, (ii) Patents and Patent Applications and (iii) Trademarks and Trademark Applications, in each case specifying the name of the registered owner, title, type or mark, registration or application number, expiration date (if already registered) or filing date, a brief description thereof and, if applicable, the licensee and licensor, and indicates changes, if any, in such list compared to the list set forth in the Prior Perfection Certificate.
SECTION 10. Commercial Tort Claims. Schedule 10 hereto sets forth a complete and correct list of commercial tort claims in excess of $250,000 held by any Loan Party, including a brief description thereof, and indicates changes, if any, in such list compared to the list set forth in the Prior Perfection Certificate.
SECTION 11. Deposit Accounts. Schedule 11 hereto sets forth a complete and correct list of all deposit accounts, other than Excluded Deposit Accounts (other than deposit accounts referred to in clause (e) of the definition of the term “Excluded Deposit Accounts” in the Credit Agreement) maintained by each Loan Party, specifying the name and address of the depositary institution, the type of account and the account number, and indicates changes, if any, in such list compared to the list set forth in the Prior Perfection Certificate.
SECTION 12. Securities Accounts. Schedule 12 hereto sets forth a complete and correct list of all securities accounts, other than Excluded Security Accounts, maintained by each Loan Party, specifying the name and address of the financial institution holding the securities account (including a securities intermediary or commodities intermediary), the type of account and the account number, and indicates changes, if any, in such list compared to the list set forth in the Prior Perfection Certificate.

2

SECTION 13. Letter of Credit Rights. Schedule 13 hereto sets forth a complete and correct list of all letters of credit with a face value in excess of $2,000,000 issued in favor of any Loan Party as the beneficiary thereunder, other than any such letters of credit that constitute “Supporting Obligations” within the meaning of the UCC, and indicates changes, if any, in such list compared to the list set forth in the Prior Perfection Certificate.
SECTION 14. Timber to be Cut. Schedule 14 hereto sets forth a complete and correct list of each location of real property on which timber to be cut is located and a true and complete description of any such real property, and indicates changes, if any, in such list compared to the list set forth in Prior Perfection Certificate.
[Signature page follows]

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IN WITNESS WHEREOF, the undersigned have duly executed this certificate on this [ ] day of [ ], 20[ ].

BZ INTERMEDIATE HOLDINGS LLC,

by
Name:
Title:

BOISE PAPER HOLDINGS, L.L.C.,

by
Name:
Title:

4

Schedule 6
Equity Interests

Loan Party	Issuer	Certificate Number	Number of Equity Interests	Percentage of Ownership

5

Schedule 7
Debt Instruments

Loan Party	Creditor	Debtor	Type	Amount

6

Schedule 9
Mortgaged Property

I.	Owned Real Property

Loan Party	Name of Owner	Name of Record Owner (if different)	Address	County Recorder's Office	Fair Market Value

7

Schedule 9
Intellectual Property

I.	Copyrights

Registered Owner	Title	Registration Number	Expiration Date

II.	Copyright Applications

Registered Owner	Title	Application Number	Date Filed

III.	Copyright Licenses

Licensee	Licensor	Title	Registration Number	Expiration Date

IV.	Patents

Registered Owner	Type	Registration Number	Expiration Date

8

V.	Patent Applications

Registered Owner	Type	Application Number	Date Filed

VI.	Trademarks

Registered Owner	Mark	Registration Number	Expiration Date

VII.	Trademark Applications

Registered Owner	Mark	Application Number	Date Filed

9

Schedule 10
Commercial Tort Claims

Loan Party/Plaintiff	Defendant	Description

10

Schedule 11
Deposit Accounts

Loan Party	Depositary Institution (including address)	Type of Account	Account Number

11

Schedule 12
Securities Accounts

Loan Party	Financial Institution (including address)	Type of Account	Account Number

12

Schedule 13
Letters of Credit

Loan Party (as beneficiary)	Account Party	Issuing Bank	Face Value

13

Schedule 14
Timber to be Cut

14

EXHIBIT H-1

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of November 4, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BZ Intermediate Holdings L.L.C., a Delaware limited liability company, Boise Paper Holdings, L.L.C, a Delaware limited liability company, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower (or, in the case where the Borrower is disregarded as an entity separate from its owner within the meaning of Treasury Regulations Section 301.7701-3(b)(1)(ii), the Borrower's owner for U.S. tax purposes) within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:
Date: ________ __, 20[ ]

1

EXHIBIT H-2

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of November 4, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BZ Intermediate Holdings L.L.C., a Delaware limited liability company, Boise Paper Holdings, L.L.C, a Delaware limited liability company, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower (or, in the case where the Borrower is disregarded as an entity separate from its owner within the meaning of Treasury Regulations Section 301.7701-3(b)(1)(ii), the Borrower's owner for U.S. tax purposes) within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date: ________ __, 20[ ]

1

EXHIBIT H-3

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of November 4, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BZ Intermediate Holdings L.L.C., a Delaware limited liability company, Boise Paper Holdings, L.L.C, a Delaware limited liability company, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower (or, in the case where the Borrower is disregarded as an entity separate from its owner within the meaning of Treasury Regulations Section 301.7701-3(b)(1)(ii), the Borrower's owner for U.S. tax purposes) within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date: ________ __, 20[ ]

1

EXHIBIT H-4

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of November 4, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BZ Intermediate Holdings L.L.C., a Delaware limited liability company, Boise Paper Holdings, L.L.C, a Delaware limited liability company, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower (or, in the case where the Borrower is disregarded as an entity separate from its owner within the meaning of Treasury Regulations Section 301.7701-3(b)(1)(ii), the Borrower's owner for U.S. tax purposes) within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:
Date: ________ __, 20[ ]

1

EXHIBIT I

[FORM OF] INTERCOMPANY INDEBTEDNESS SUBORDINATION AGREEMENT dated as of [ ] (this “Agreement”), among BZ Intermediate Holdings LLC, a Delaware limited liability company (“Holdings”), Boise Paper Holdings, L.L.C., a Delaware limited liability company (the “Borrower”), the other Intercompany Lenders and Intercompany Debtors (as defined below) from time to time party hereto and JPMorgan Chase Bank, N.A. (“JPMCB”), as Administrative Agent.
Reference is made to the Credit Agreement dated as of [ ] (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Borrower, the Lenders from time to time party thereto and JPMCB, as Administrative Agent.
The Credit Agreement provides that Holdings and the Subsidiaries may make loans, advances and other extensions of credit to one or more of the Loan Parties, so long as any Indebtedness resulting therefrom is subordinated to the Secured Obligations. For purposes of this Agreement, (a) “Intercompany Indebtedness” means any Indebtedness owed by any Loan Party to Holdings, the Borrower or any other Subsidiary, together with all interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on such Indebtedness and all other monetary obligations of any Loan Party arising from or in respect of such Indebtedness, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) each of the Loan Parties, in its capacity as an obligor in respect of any Intercompany Indebtedness, is referred to herein as an “Intercompany Debtor”, (c) each of Holdings, the Borrower and the other Subsidiaries, in its capacity as an obligee in respect of any Intercompany Indebtedness, is referred to herein as an “Intercompany Lender” and (d) the Lenders, the Issuing Banks and other holders of any Secured Obligations are sometimes referred to as “Senior Lenders”.
The Lenders and the Issuing Banks have agreed to extend credit to the Borrower, and to permit Holdings, the Borrower and the other Subsidiary Loan Parties to incur Intercompany Indebtedness, subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit, and the ability of Holdings, the Borrower and the other Subsidiary Loan Parties to incur Intercompany Indebtedness under certain provisions of the Credit Agreement, are conditioned upon, among other things, the execution and delivery of this Agreement. In accordance with the Credit Agreement, each of Holdings and each Subsidiary desires to enter into this Agreement in order to subordinate, on the terms set forth herein, its rights, as an Intercompany Lender, to payment under any Intercompany Indebtedness to the prior payment in full in cash of the Loan Document Obligations. Holdings and the Subsidiaries (other than the Borrower) are Affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and the provision of other financial accommodations to Holdings, the Borrower and the other Subsidiaries by the Senior Lenders (as defined below) and are willing to

1

execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit and provide such accommodations. Accordingly, the parties hereto agree as follows:
1. Definitions and Construction. Capitalized terms used but not defined herein (including the preliminary statements hereto) have the meanings assigned to them in the Credit Agreement. The rules of construction specified in Section 1.03 of the Credit Agreement shall apply to this Agreement, mutatis mutandis.
2. Subordination. (a) Each Intercompany Lender hereby agrees that all its right, title and interest in, to and under any Intercompany Indebtedness owed by any Intercompany Debtor that is a Loan Party shall be subordinate, and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Loan Document Obligations of such Intercompany Debtor until the payment in full in cash of all Loan Document Obligations (other than any contingent obligations (other than obligations in respect of Letters of Credit) for which no claim has been made) of such Intercompany Debtor; provided that such Intercompany Debtor may make payments to the applicable Intercompany Lender unless and until an Event of Default shall have occurred and be continuing or would result therefrom (such Loan Document Obligations, including interest thereon accruing after the commencement of any proceedings referred to in paragraph (b) of this Section, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness”).
(b) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relating to any Intercompany Debtor that is a Loan Party or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such Intercompany Debtor, whether or not involving insolvency or bankruptcy, then, if an Event of Default has occurred and is continuing, (i) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness before any Intercompany Lender shall be entitled to receive (whether directly or indirectly), or make any demand for, any payment or distribution of any kind or character, whether in cash securities or other property (other than Restructured Debt Securities (as defined below)), and whether directly, by purchase, redemption, exercise of any right of setoff or otherwise, from such Intercompany Debtor on account of any Intercompany Indebtedness owed by such Intercompany Debtor to such Intercompany Lender (provided that the foregoing shall not impair the right of any Intercompany Lender to file a proof of claim in any such proceeding in accordance with the terms hereof) and (ii) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness, any payment or distribution to which such Intercompany Lender would otherwise be entitled, whether in cash, property or securities (other than a payment of debt securities of such Intercompany Debtor that are subordinated and junior in right of payment to the Senior Indebtedness to at least the same extent as the Intercompany Indebtedness described in this Agreement is subordinated and junior in right of payment to the Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Debt Securities”)) shall instead be made to the holders of Senior Indebtedness.
(c) If any Event of Default has occurred and is continuing, then (i) no payment or distribution of any kind or character, whether in cash securities or other property (other than Restructured Debt Securities), and whether directly, by purchase, redemption, exercise of any

2

right of setoff or otherwise, shall be made by or on behalf of any Intercompany Debtor that is a Loan Party, or any other Person on its behalf, with respect to any Intercompany Indebtedness and (ii) no Intercompany Indebtedness owing by any Intercompany Debtor to any Intercompany Lender that is a Loan Party shall be forgiven or otherwise reduced in any way, other than as a result of payment of such amount in full in cash.
(d) If any payment or distribution of any kind or character, whether in cash, securities or other property (other than Restructured Debt Securities), and whether directly, by purchase, redemption, exercise of any right of setoff or otherwise, with respect to any Intercompany Indebtedness shall (despite these subordination provisions) be received by any Intercompany Lender in violation of paragraph (b) or (c) of this Section prior to all Senior Indebtedness having been paid in full in cash, such payment or distribution shall be held by such Intercompany Lender in trust (segregated from other property of such Intercompany Lender) for the benefit of the Administrative Agent, and shall be paid over or delivered to the Administrative Agent promptly upon receipt to the extent necessary to pay all Senior Indebtedness in full in cash.
(e) Each Intercompany Lender agrees to file all claims against each relevant Intercompany Debtor in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any Intercompany Indebtedness, and the Administrative Agent shall be entitled to all of such Intercompany Lender's rights thereunder. If for any reason an Intercompany Lender fails to file such claim in respect of any Intercompany Indebtedness at least 10 Business Days prior to the last date on which such claim should be filed, such Intercompany Lender hereby irrevocably appoints the Administrative Agent as its true and lawful attorney-in-fact and the Administrative Agent is hereby authorized to act as attorney-in-fact in such Intercompany Lender's name to file such claim or, in the Administrative Agent's discretion, to assign such claim to and cause proof of claim to be filed in the name of the Administrative Agent or its nominee. In all such cases, whether in administration, bankruptcy or otherwise, the Person or Persons authorized to pay such claim shall pay to the Administrative Agent the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, each Intercompany Lender hereby assigns to the Administrative Agent all of such Intercompany Lender's rights to any payments or distributions to which such Intercompany Lender otherwise would be entitled. If the amount so paid is greater than such Intercompany Lender's liability hereunder, the Administrative Agent shall pay the excess amount to the party entitled thereto.
(f) Each Intercompany Lender and each Intercompany Debtor hereby agrees that the subordination provisions set forth in this Agreement are for the benefit of the Administrative Agent and the other holders of Senior Indebtedness. The Administrative Agent may, on behalf of itself and such other holders of Senior Indebtedness, proceed to enforce these subordination provisions set forth herein.
3. Waivers and Consents. (a) Each Intercompany Lender waives the right to compel that any property or asset of any Intercompany Debtor or any property or asset of any guarantor of the Secured Obligations or any other Person be applied in any particular order to discharge the Secured Obligations. Each Intercompany Lender expressly waives the right to require the Administrative Agent or any Senior Lender to proceed against any Intercompany Debtor, any guarantor of any Secured Obligations or any other Person, or to pursue any other remedy in its or their power that such Intercompany Lender cannot pursue and that would lighten

3

such Intercompany Lender's burden, notwithstanding that the failure of the Administrative Agent or any Senior Lender to do so may thereby prejudice such Intercompany Lender. Each Intercompany Lender agrees that it shall not be discharged, exonerated or have its obligations hereunder reduced by the Administrative Agent's or any Senior Lender's delay in proceeding against or enforcing any remedy against any Intercompany Debtor, any guarantor of any Secured Obligations or any other Person; by the Administrative Agent or any Senior Lender releasing any Intercompany Debtor, any guarantor of any Secured Obligations or any other Person from all or any part of the Secured Obligations; or by the discharge of any Intercompany Debtor, any guarantor of any Secured Obligations or any other Person by an operation of law or otherwise, with or without the intervention or omission of the Administrative Agent or any Senior Lender.
(b) Each Intercompany Lender waives all rights and defenses arising out of an election of remedies by the Administrative Agent or any Senior Lender, even though that election of remedies, including any nonjudicial foreclosure with respect to any property or asset securing any Secured Obligations, has impaired the value of such Intercompany Lender's rights of subrogation, reimbursement, or contribution against any Intercompany Debtor, any guarantor of the Secured Obligations or any other Person. Each Intercompany Lender expressly waives any rights or defenses it may have by reason of protection afforded to any Intercompany Debtor, any guarantor of the Secured Obligations or any other Person with respect to the Secured Obligations pursuant to any anti‑deficiency laws or other laws of similar import that limit or discharge the principal debtor's indebtedness upon judicial or nonjudicial foreclosure of property or assets securing any Secured Obligations.
(c) Each Intercompany Lender agrees that, without the necessity of any reservation of rights against it, and without notice to or further assent by it, any demand for payment of any Secured Obligations made by the Administrative Agent or any Senior Lender may be rescinded in whole or in part by such Person, and any Secured Obligation may be continued, and the Secured Obligations or the liability of any Intercompany Debtor, any guarantor thereof or any other Person obligated thereunder, or any right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered or released by the Agents or the Senior Lenders, in each case without notice to or further assent by such Intercompany Lender, which will remain bound hereunder, and without impairing, abridging, releasing or affecting the subordination provided for herein.
(d) Each Intercompany Lender waives any and all notice of the creation, renewal, extension or accrual of any of the Secured Obligations, and any and all notice of or proof of reliance by the Senior Lenders upon this Agreement. The Secured Obligations, and any of them, shall be deemed conclusively to have been created, contracted or incurred, and the consent to create the obligations of any Intercompany Debtor in respect of the Intercompany Indebtedness shall be deemed conclusively to have been given, in reliance upon this Agreement. Each Intercompany Lender waives any protest, demand for payment and notice of default.
4. Secured Obligations Unconditional. All rights and interests of the Administrative Agent and the other Senior Lenders hereunder, and all agreements and obligations of each Intercompany Lender and each Intercompany Debtor hereunder, shall remain in full force and effect irrespective of:

4

(a) any lack of validity or enforceability of the Credit Agreement or any other Loan Document;
(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any amendment or waiver or other modification, whether by course of conduct or otherwise, of, or consent to departure from, the Credit Agreement or any other Loan Document;
(c) any exchange, release or nonperfection of any Lien in any Collateral, or any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of or consent to departure from, any guarantee of any Secured Obligations; or
(d) any other circumstances that might otherwise constitute a defense available to, or a discharge of, any Intercompany Debtor in respect of the Secured Obligations or of such Intercompany Lender or such Intercompany Debtor in respect of the subordination provisions set forth herein (other than the payment in full in cash of the Secured Obligations in accordance with the requirements of Section 7.12 of the Collateral Agreement).
5. Waiver of Claims. (a) To the maximum extent permitted by law, each Intercompany Lender waives any claim it might have against the Administrative Agent or any other Senior Lender with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the Administrative Agent or any other Senior Lender or any Related Party of any of the foregoing with respect to any exercise of rights or remedies under the Loan Documents in the absence of the gross negligence, wilful misconduct or breach in bad faith of such Person's agreements under the Loan Documents (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment). None of the Administrative Agent or any other Senior Lenders or any Related Party of any of the foregoing shall be liable for failure to demand, collect or realize upon any of the Collateral or any guarantee of any Secured Obligations, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Intercompany Debtor, any Intercompany Lender or any other Person or to take any other action whatsoever with regard to the Collateral, or any part thereof, or any such guarantee.
(b) Each Intercompany Lender, for itself and on behalf of its successors and assigns, hereby waives any and all now existing or hereafter arising rights it may have to require the Senior Lenders to marshal assets for the benefit of such Intercompany Lender, or to otherwise direct the timing, order or manner of any sale, collection or other enforcement of the Collateral or enforcement of any rights or remedies under the Loan Documents. The Senior Lenders are under no duty or obligation, and each Intercompany Lender hereby waives any right it may have to compel any Senior Lender, to pursue any guarantor or other Person who may be liable for the Senior Obligations, or to enforce any Lien in any Collateral.
(c) Each Intercompany Lender hereby waives and releases all rights which a guarantor or surety with respect to the Senior Indebtedness could exercise.

5

6. Notices. (a) All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:
(i) if to Holdings, the Borrower or the Administrative Agent, to it as provided in Section 9.01 of the Credit Agreement; and
(ii) if to any Intercompany Lender or Intercompany Debtor, to it in care of the Borrower to its address as provided in Section 9.01 of the Credit Agreement.
(b) Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; and notices sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).
(c) Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto.
7. Waivers; Amendment. (a) No failure or delay by the Administrative Agent or any other Senior Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the other Senior Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by Holdings, the Borrower, any other Intercompany Lender or any other Intercompany Debtor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice or demand on Holdings, the Borrower, any other Intercompany Lender or any other Intercompany Debtor in any case shall entitle Holdings, the Borrower, any other Intercompany Lender or any other Intercompany Debtor to any other or further notice or demand in similar or other circumstances.
(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent, Holdings, the Borrower and the Intercompany Lenders or Intercompany Debtors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.
8. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party, and all covenants, promises and agreements by or on behalf of Holdings, the Borrower, each Intercompany Lender, each Intercompany Debtor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns.
(b) The Administrative Agent and the other Secured Parties shall have a full and unfettered right to assign or otherwise transfer the whole or any part of the benefit of this Agreement to any Person to whom all or a corresponding part of the Secured Obligations are assigned or transferred, all without impairing, abridging, releasing or affecting the subordination provided for herein.

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9. Survival of Agreement. All covenants, agreements, representations and warranties made by Holdings, the Borrower, the other Intercompany Lenders and the other Intercompany Debtors in this Agreement shall be considered to have been relied upon by the Administrative Agent and the other Senior Lenders and shall survive the execution and delivery of this Agreement, regardless of any investigation made by or on behalf of the Administrative Agent or any other Senior Lender and notwithstanding that the Administrative Agent or any other Senior Lender may have had notice or knowledge of any default hereunder or incorrect representation or warranty at the time this Agreement is executed and delivered and shall continue in full force and effect until terminated in accordance with Section 17 hereof. This Agreement shall apply in respect of the Secured Obligations notwithstanding any intermediate payment in whole or in part of the Secured Obligations and shall apply to the ultimate balance of the Secured Obligations.
10. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Intercompany Lender or Intercompany Debtor when a counterpart hereof executed on behalf of such Intercompany Lender or Intercompany Debtor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent and delivered to the Borrower. This Agreement shall be construed as a separate agreement with respect to each Intercompany Lender and each Intercompany Debtor and may be amended, modified, supplemented, waived or released with respect to any Intercompany Lender or Intercompany Debtor without the approval of any other Intercompany Lender or Intercompany Debtor and without affecting the obligations of any other Intercompany Lender or Intercompany Debtor hereunder.
11. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
12. Further Assurances. Holdings, the Borrower, each other Intercompany Lender and each other Intercompany Debtor agrees that it will execute any and all further documents, agreements and instruments, and take all such further actions that may be required under any applicable law, or that the Administrative Agent may reasonably request for the purposes of obtaining or preserving the full benefits of the subordination provisions set forth herein and of the rights and powers herein granted, all at the expense of Holdings, the Borrower or such Intercompany Lenders or such Intercompany Debtors.
13. Governing Law; Jurisdiction; Consent to Service of Process; Appointment of Service of Process Agent. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

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(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of Holdings, the Borrower, each other Intercompany Lender and each other Intercompany Debtor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding brought by it or any of its Affiliates shall be brought, and shall be heard and determined, exclusively in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any other Senior Lender may otherwise have to bring any action or proceeding relating to this Agreement against Holdings, the Borrower, any other Intercompany Lender, any other Intercompany Debtor or any of its properties in the courts of any jurisdiction.
(c) Each of Holdings, the Borrower, each other Intercompany Lender and each other Intercompany Debtor hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d) Each party to this Agreement irrevocably consents to the service of process by mailing of copies of such process in the manner provided for notices in Section 6 of this Agreement. Nothing in this Agreement will affect the right of any party to this Agreement or any Secured Party to serve process in any other manner permitted by law.
14. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
15. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or to be taken into consideration in interpreting, this Agreement.
16. Provisions Define Relative Rights. The subordination provisions set forth herein are intended solely for the purpose of defining the relative rights of Holdings, the

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Borrower, the other Intercompany Lenders and the other Intercompany debtors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other, and no other Person shall have any right, benefit or other interest under these subordination provisions.
17. Termination. This Agreement and the subordination provisions set forth herein shall terminate when all the Loan Document Obligations (other than contingent obligations for indemnification, expense reimbursement, tax gross-up or yield protection as to which no claim has been made) have been paid in full in cash, the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero (including as a result of obtaining consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement) and the Issuing Banks have no further obligations to issue, amend or extend Letters of Credit under the Credit Agreement.
18. Additional Subsidiaries. Pursuant to the Credit Agreement, certain Subsidiaries not a party hereto on the Effective Date are required to enter into this Agreement. Upon execution and delivery after the date hereof by any Subsidiary of a counterpart signature page hereto, such Subsidiary shall become a party hereto with the same force and effect as if originally named as such herein. The execution and delivery of such a counterpart signature page shall not require the consent of any party hereto. The rights and obligations under this Agreement of each other party hereto shall remain in full force and effect notwithstanding the addition of any new Subsidiary as a party to this Agreement.

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.IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BZ INTERMEDIATE HOLDINGS LLC,

by
Name:
Title:

BOISE PAPER HOLDINGS, L.L.C.,

By
Name:
Title:

[OTHER SUBSIDIARIES],

By
Name:
Title:

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JPMORGAN CHASE BANK, N.A., as Administrative Agent,

by
Name:
Title:

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